Exhibit 2.1 EXECUTION VERSION SECURITIES PURCHASE AGREEMENT dated as of February 3, 2020 by and among VECTREN UTILITY SERVICES, INC., POWERTEAM SERVICES, LLC and, solely for purposes of Section 10.17, VECTREN CORPORATION

TABLE OF CONTENTS ARTICLE I DEFINITIONS Section 1.01 Definitions....................................................................................................1 Section 1.02 Other Definitional and Interpretative Provisions .......................................15 ARTICLE II PURCHASE AND SALE Section 2.01 Purchase and Sale of the Purchased Interests ............................................16 Section 2.02 Purchase Price; Withholding; Transfer Taxes ...........................................16 Section 2.03 Closing .......................................................................................................17 Section 2.04 Adjustment Amount ...................................................................................18 Section 2.05 Specified Matter .........................................................................................20 ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Section 3.01 Existence and Power ..................................................................................21 Section 3.02 Authorization .............................................................................................21 Section 3.03 Governmental Authorization .....................................................................21 Section 3.04 Noncontravention .......................................................................................22 Section 3.05 Group Companies ......................................................................................22 Section 3.06 Financial Statements ..................................................................................23 Section 3.07 Absence of Certain Changes ......................................................................24 Section 3.08 No Undisclosed Liabilities .........................................................................24 Section 3.09 Material Contracts ......................................................................................25 Section 3.10 Litigation ....................................................................................................27 Section 3.11 Compliance with Laws ..............................................................................27 Section 3.12 Real Property .............................................................................................28 Section 3.13 Intellectual Property ...................................................................................28 Section 3.14 Title to and Sufficiency of Assets ..............................................................30 Section 3.15 Permits .......................................................................................................30 Section 3.16 Employee Benefit Plans .............................................................................30 Section 3.17 Employees ..................................................................................................32 Section 3.18 Environmental Compliance .......................................................................32 Section 3.19 Taxes ..........................................................................................................33 Section 3.20 Insurance. ...................................................................................................35 Section 3.21 Finders’ Fees ..............................................................................................36 Section 3.22 Affiliate Transactions.................................................................................36 Section 3.23 Products......................................................................................................37 Section 3.24 Material Customers ....................................................................................37 Section 3.25 No Other Representations and Warranties .................................................37 i

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER Section 4.01 Existence and Power ..................................................................................38 Section 4.02 Authorization .............................................................................................38 Section 4.03 Governmental Authorization .....................................................................38 Section 4.04 Noncontravention .......................................................................................39 Section 4.05 Financial Ability ........................................................................................39 Section 4.06 Litigation ....................................................................................................40 Section 4.07 Solvency .....................................................................................................41 Section 4.08 Purchase for Investment .............................................................................41 Section 4.09 Finders’ Fees ..............................................................................................41 Section 4.10 No Additional Representations; No Reliance ............................................41 ARTICLE V COVENANTS Section 5.01 Conduct of the Business.............................................................................42 Section 5.02 Pre-Closing Access ....................................................................................46 Section 5.03 Regulatory Filings ......................................................................................47 Section 5.04 Shared Contracts ........................................................................................49 Section 5.05 Third Party Approvals................................................................................50 Section 5.06 Post-Closing Asset Transfers .....................................................................51 Section 5.07 Intercompany Balances; Affiliate Transactions .........................................52 Section 5.08 Group Company Guarantees ......................................................................52 Section 5.09 Use of Retained Marks...............................................................................53 Section 5.10 R&W Insurance Policy ..............................................................................53 Section 5.11 Insurance ....................................................................................................54 Section 5.12 Legal Proceedings; Production of Witnesses .............................................56 Section 5.13 Post-Closing Access...................................................................................57 Section 5.14 Confidentiality ...........................................................................................58 Section 5.15 Public Announcements ..............................................................................59 Section 5.16 Non-Solicitation; Non-Competition...........................................................59 Section 5.17 Resignations ...............................................................................................60 Section 5.18 Contact with Employees, Customers and Suppliers ..................................60 Section 5.19 Tax Matters ................................................................................................61 Section 5.20 Further Assurances.....................................................................................64 Section 5.21 Cooperation with Financing .......................................................................64 Section 5.22 Financing....................................................................................................67 ARTICLE VI EMPLOYEE MATTERS Section 6.01 Employee Communications and Consultations .........................................69 Section 6.02 Employee Transfers ...................................................................................69 Section 6.03 Continuation of Benefits ............................................................................69 Section 6.04 Severance Benefits .....................................................................................70

Section 6.05 Service Credit.............................................................................................71 Section 6.06 Benefit Plans ..............................................................................................71 Section 6.07 Flexible Spending Account Plan ................................................................71 Section 6.08 Notice of Separation of Service .................................................................72 Section 6.09 Inactive Employees ....................................................................................72 Section 6.10 Third-Party Rights .....................................................................................72 Section 6.11 Equity Awards ...........................................................................................72 Section 6.12 No Assumption of Any Other Liabilities with respect to Compensation or Employee Benefits .................................................................................................73 ARTICLE VII CONDITIONS TO CLOSING Section 7.01 Conditions to the Obligations of Buyer and Seller ....................................73 Section 7.02 Conditions to the Obligations of Buyer .....................................................73 Section 7.03 Conditions to the Obligations of Seller ......................................................74 Section 7.04 Frustration of Conditions ...........................................................................75 ARTICLE VIII INDEMNIFICATION Section 8.01 Survival ......................................................................................................75 Section 8.02 Indemnification ..........................................................................................75 Section 8.03 Procedures ..................................................................................................76 Section 8.04 Calculation of Damages .............................................................................77 Section 8.05 Assignment of Claims ................................................................................79 Section 8.06 Indemnification Sole and Exclusive Remedy ............................................79 ARTICLE IX TERMINATION Section 9.01 Termination ................................................................................................80 Section 9.02 Effect of Termination .................................................................................81 Section 9.03 Termination Fee .........................................................................................81 ARTICLE X MISCELLANEOUS Section 10.01 Notices .......................................................................................................83 Section 10.02 Waiver ........................................................................................................84 Section 10.03 Expenses ....................................................................................................84 Section 10.04 Assignment ................................................................................................85 Section 10.05 Governing Law ..........................................................................................85 Section 10.06 Jurisdiction; Waiver of Jury Trial ..............................................................85 Section 10.07 Captions; Counterparts...............................................................................86 Section 10.08 Rights of Third Parties ...............................................................................86 Section 10.09 Entire Agreement .......................................................................................86 Section 10.10 Amendments ..............................................................................................87

Section 10.11 Severability ................................................................................................87 Section 10.12 Disclosure Schedules .................................................................................87 Section 10.13 Enforcement ...............................................................................................87 Section 10.14 Non-Recourse ............................................................................................89 Section 10.15 Privileged Matters; Conflicts of Interest ....................................................89 Section 10.16 Exculpation of Financing Sources .............................................................91 Section 10.17 Vectren Guarantee .....................................................................................91 EXHIBITS Exhibit A Accounting Principles Exhibit B Group Companies Exhibit C Illustrative Calculation of Net Working Capital

SECURITIES PURCHASE AGREEMENT This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of February 3, 2020, is made by and between Vectren Utility Services, Inc., an Indiana corporation (“Seller”), and PowerTeam Services, LLC, a Delaware limited liability company (“Buyer”), and, solely for purposes of Section 10.17, Vectren Corporation, an Indiana corporation (“Vectren”). Each of Seller and Buyer is referred to herein as a “Party” and collectively as the “Parties”. W I T N E S S E T H: WHEREAS, Seller owns all of the issued and outstanding shares of common stock, no par value (the “Purchased Interests”), of Vectren Infrastructure Services Corporation, an Indiana corporation (the “Company”); WHEREAS, the Company and its Subsidiaries are engaged in the provision of (i) programmatic system expansions, pipeline and conduit replacement, infrastructure construction, installation, maintenance, inspection, integrity, hardening and repair services for the utility sector and (ii) pipeline and station construction, maintenance and integrity services for the midstream sector and oil and gas exploration companies (collectively, the “Business”); provided, that the Business shall exclude the Retained Businesses; and WHEREAS, Buyer desires to acquire the Business by purchasing the Purchased Interests from Seller, and Seller desires to sell the Business by selling the Purchased Interests to Buyer, in each case, upon the terms and subject to the conditions hereinafter set forth; NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: ARTICLE I DEFINITIONS Section 1.01 Definitions. As used herein, the following terms have the following meanings: “Accounting Principles” means the accounting principles, practices, policies, judgments and methodologies set forth in Exhibit A to this Agreement. “Action” means any claim, action, cause of action, suit, audit, assessment or other proceeding, arbitration or investigation by or before any Governmental Authority (other than office actions and similar notices or proceedings in the ordinary course of applications for registration or issuance of Intellectual Property Rights). “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person; provided, that, neither Enable Midstream Partners, LP nor its general partner shall be an Affiliate of Seller or any of the Group Companies for purposes of this Agreement. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other ownership interests, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings. “Balance Sheet” means the unaudited balance sheet of the Company as of the Balance Sheet Date. “Balance Sheet Date” means September 30, 2019. “Business Day” means any day that is not a Saturday, a Sunday or other day on which the commercial banks in New York, New York or Houston, Texas are closed. “Business Employees” means the current and former employees of the Group Companies. “Business Intellectual Property Rights” means (i) the owned and licensed Intellectual Property Rights of the Group Companies and (ii) any other owned and licensed Intellectual Property Rights of Seller or any of its Subsidiaries used exclusively in the conduct of the Business. “Business Records” means all books, records, files, plans, studies, reports, manuals, handbooks, catalogs, brochures, ledgers, drawings and other similar materials to the extent related to the Business, including (a) all lists, including lists of customers, suppliers or personnel, (b) all product, business and marketing plans, (c) operating and personnel records and (d) all Tax-related records and receipts (or portions thereof) exclusively related to the Group Companies. “Capex Forecast” means the capital expenditures forecast of the Business set forth on Schedule 1.01(a). “Cash and Cash Equivalents” of any Person means the cash and cash equivalents and deposits (net of outstanding checks) required to be reflected as cash and cash equivalents and deposits on a consolidated balance sheet of such Person and its Subsidiaries, excluding (i) any Restricted Cash, (ii) cash equivalents that are not convertible into cash within thirty (30) days and (iii) security deposits in connection with Leased Real Property; provided that Cash and Cash Equivalents shall be reduced (without duplication) by the amount, if any, by which the net capital expenditures (including entrance into capital leases) reflected in the Capex Forecast for the period from December 31, 2019 to the day prior to the Closing Date (prorated for any partial month) exceeds the net capital expenditures (determined consistent with the Capex Forecast) actually made and paid for prior to the Closing Date (or reflected as a current liability in the calculation of Closing Date Net Working Capital). “Closing Date Net Working Capital” means the Net Working Capital as of 11:59 p.m. on the day immediately prior to the Closing Date. “Code” means the United States Internal Revenue Code of 1986, as amended. 2

“Collective Bargaining Agreement” means each agreement or labor contract entered into with a union, labor organization or works council governing the terms and conditions of employment of any Business Employee. “Confidentiality Agreement” means that certain Confidentiality Agreement by and between CenterPoint Energy, Inc. and Clayton, Dubilier & Rice, LLC, dated October 13, 2019. “Continuing Employee” means each Business Employee who remains employed by Buyer or any Subsidiary of Buyer (including, without limitation, the Group Companies) immediately after the Closing, but excluding any Inactive Employees who do not return to active employment with the Group Companies on or prior to the first anniversary of the Closing Date. “Contract” means any legally binding (i) contract, (ii) agreement, (iii) understanding, (iv) lease, (v) sublease, (vi) license, (vii) sublicense, (viii) sales order or (ix) purchase order, (x) note, (xi) bond, (xii) deed, (xiii) mortgage, (xiv) warranty, (xv) option, (xvi) instrument, (xvii) commitment, (xviii) undertaking or (xix) other arrangement. “Customer Contract” means a Contract pursuant to which any Group Company licenses or otherwise provides services to customers of the Business, directly or indirectly through one or more subcontractors. “Damages” means all losses, damages, liabilities, judgments, fines and out-of-pocket costs and expenses. “Debt Financing Sources” means the Persons (including the Lenders and each agent and arranger) that have committed to provide or have otherwise entered into agreements in connection with the Debt Financing, any high-yield bonds issued in lieu of all or a portion of the Debt Financing or the Alternative Financing in connection with the transactions contemplated hereby pursuant to the Debt Commitment Letter, and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, and, for purposes of Section 9.02, Section 9.03, Section 10.05, Section 10.06(a), Section 10.06(b), Section 10.08 and Section 10.16, their respective Affiliates, and the respective officers, directors, employees, partners, trustees, shareholders, controlling persons, agents and other Representatives of the foregoing, and their respective successors and assigns. “Disclosure Schedules” means the disclosure schedules delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement. “Employee Plan” means any “employee benefit plan,” as defined in Section 3(3) of ERISA and any Contract, plan, practice, arrangement or policy providing for severance, equity compensation, profit-sharing, incentive or deferred compensation, vacation or other paid-time- off, health or welfare benefits, sick pay, pension or retirement benefits or other compensation or employee benefits, in each case, which covers any Business Employee and is sponsored, maintained or contributed to by Seller or any of its Affiliates, including the Group Companies, but excluding any plan that is required to be maintained by applicable Law or that is sponsored in whole or in part by any union or employee organization for any Represented Employee (each, a “Multiemployer Plan”). 3

“Environmental Laws” means any applicable Law relating to pollution or the protection of natural resources, the environment or the health and safety of individuals from exposures to Hazardous Substances in the environment. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Estimated Working Capital Adjustment Amount,” which may be positive or negative, means the Estimated Closing Date Net Working Capital minus the Target Closing Net Working Capital. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Excluded Liabilities” means, to the extent not included in the calculation of Indebtedness or Closing Date Net Working Capital, any Liability of a Retained Company to the extent arising from or incurred by the Retained Businesses (including any extensions or development thereof following the date hereof), including (a) all Liabilities to the extent related to, or in respect of the use, ownership, possession, operation, sale or lease of, any assets of, the Retained Company to the extent arising from or incurred by the Retained Businesses (other than as expressly contemplated by Section 5.04 or Section 5.06), (b) all Liabilities arising out of or relating to any Action by a third party to the extent such Liabilities relate to the Retained Businesses, and (c) Taxes of the Seller and its Subsidiaries (other than the Group Companies) and any Taxes that arise under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law by virtue of the Group Companies having been a member of a consolidated, combined, affiliated, unitary or other similar Tax group prior to the Closing. “Fraud” means actual, not constructive, common law fraud (under the laws of the State of Delaware) in the making of the representations and warranties expressly given in this Agreement. “Fundamental Representations” means the representations and warranties of Seller contained in Section 3.01 (Existence and Power), Section 3.02 (Authorization), Section 3.05(b) (Group Companies) and Section 3.21 (Finders’ Fees). “GAAP” means United States generally accepted accounting principles. “Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal or arbitral body. “Governmental Order” means any order, judgment, injunction, decision, decree, writ, stipulation, determination, agreement or award, in each case, entered by or with, or entered into with, any Governmental Authority. “Group Companies” means all of the entities identified on Exhibit B. 4

“Group Company Guarantees” means all guarantees, letters of credit, bonds, sureties and other credit support or assurances provided by any Retained Company in support of any obligation of the Business. “Group Company Interests” means, with respect to each Group Company, the issued and outstanding shares of capital stock of or other equity interests in the Group Companies, as applicable, in each case as described in Section 3.05(b). “Group Company Plan” means any Employee Plan that is contributed to, sponsored or maintained by a Group Company or that is contributed to, sponsored or maintained by the Seller or its other Affiliates solely for Business Employees. “Group Company Union Contract” means each collective bargaining agreement and other similar agreement entered into between a Group Company on the one hand and any union or labor Representative representing Business Employees on the other hand. “Hazardous Substances” means any chemical, substance or waste that is listed, defined, classified, or regulated as “hazardous” or “toxic,” or as a pollutant or contaminant or words of similar meaning or effect, under any Environmental Law based upon its toxic, hazardous or deleterious characteristics, including petroleum, its derivatives and by-products other hydrocarbons, urea formaldehyde, lead-based paint, polychlorinated biphenyls and asbestos. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. “Inactive Employee” any Business Employee who is on long-term disability leave. “Incentive Agreements” means those agreements listed under the heading “Incentive Agreements” on Schedule 3.16(g)(2). “Incidental License” means (i) a “shrink-wrap,” “click-through” or “off-the-shelf” software license, or any other license of uncustomized software that is commercially available to the public generally, with one-time or annual license, maintenance, support and other fees of $100,000 or less or (ii) incidental non-exclusive licenses to Intellectual Property owned by a Group Company granted to customers in the ordinary course of business in connection with the sale or provision of goods and services. “Indebtedness” means, without duplication, and as calculated in accordance with the Accounting Principles, (a) all obligations of the Group Companies for borrowed money, (b) all obligations of the Group Companies evidenced by notes, bonds (other than surety bonds), debentures or other similar instruments, (c) all reimbursement or repayment obligations of the Group Companies under letters of credit and surety bonds solely to the extent such letters of credit have been drawn or claims have been made under such surety bonds, (d) all obligations of the Group Companies under leases classified as finance leases that are (i) capitalized in the Financial Statements or (ii) required to be capitalized in accordance with GAAP, (e) all obligations of the Group Companies for guarantees of another Person in respect of any items set forth in clauses (a) through (d) (other than guarantees that constitute Permitted Liens described in clause (i) of the definition thereof), (f) all accrued and unpaid interest, fees and expenses 5

(including prepayment premium, penalty, breakage cost, fee and other similar obligations resulting from any of the items in clauses (a) through (e)), (g) the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise (including “earn-outs” and “seller notes” payable) with respect to the acquisition of any business, assets or securities, and (h) net (which shall for this purpose not be negative) obligations under all currency or interest rate swaps, hedges or similar agreements or arrangements. For the avoidance of doubt, any liability of the Group Companies included in the calculation of Net Working Capital shall not be included in the calculation of Indebtedness for any purpose hereunder. “Intellectual Property Rights” means all intellectual property rights in any and all jurisdictions throughout the world, including all: (a) Patents; (b) Trademarks; (c) trade secrets and other intellectual property rights in inventions (whether or not patentable and whether or not reduced to practice), confidential information, data, know-how, product designs, methods and processes, including customer information and marketing materials; (d) copyrights and mask works, whether or not registered, and registrations and applications for registration thereof; and (e) Internet domain names. “IP Contract” means Contracts that relate exclusively to the receiving or granting of rights in or to any Business Intellectual Property Rights, excluding Customer Contracts. “IT Asset” means all of the software, computer systems, workstations, routers, hubs, switches, circuits, servers and other information technology equipment of the Group Companies and any other software, computer systems, workstations, routers, hubs, switches, circuits, servers and other information technology equipment of Seller Parent and its Subsidiaries used exclusively in the conduct of the Business or located on any Owned Real Property or Leased Real Property. “knowledge of Buyer,” “Buyer’s knowledge” or any other similar knowledge qualification in this Agreement means the actual knowledge, without any duty of inquiry, of the Persons set forth in Schedule 1.01(d). “knowledge of Seller,” “Seller’s knowledge” or any other similar knowledge qualification in this Agreement means the actual knowledge, without any duty of inquiry, of the Persons set forth in Schedule 1.01(e). “Law” means any national, state, provincial, municipal or local statute, law, bylaw, ordinance, rule, regulation, rule of law (including common law) or Governmental Order, code or edict, in each case, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority. “Leased Real Property” means the real property leased or subleased by any Group Company as tenant or subtenant pursuant to a lease or sublease, as applicable, requiring (a) annual payments of $500,000 or more or (b) aggregate remaining payments by the Group Companies of $1,000,000 or more which are described in Schedule 3.12(a)(ii). 6

“Leases” means the leases and subleases pursuant to which any Group Company has a leasehold or subleasehold interest in the Leased Real Property (together with any amendment, extension, renewal, guaranty or other agreement with respect thereto). “Liability” means any liability, cost, expense, debt, commitment or obligation of any kind, character or description, and whether known or unknown, choate or inchoate, liquidated or unliquidated, accrued, absolute, contingent or otherwise, and regardless of when asserted or by whom. “Lien” means any mortgage, deed of trust, lien, encumbrance, lease, sublease, license, sublicense, occupancy agreement, pledge, hypothecation, charge, claim, security interest, right of way, covenant, condition, use restriction, easement, encroachment, option or conditional sale agreement, right of first refusal, preemptive right, community property interest, conditional or installment sale agreement, charges of third parties of any kind, or restriction of any nature (including any restriction on transfer of any security or other asset). “Marketing Period” means the first period of 20 consecutive Business Days after the date hereof throughout and at the end of which Buyer shall have the Required Information and (b) the conditions set forth in Section 7.01 and Section 7.02 shall be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) and nothing has occurred and no conditions exists that would cause any of the conditions set forth in Section 7.01 and Section 7.02 to fail to be satisfied assuming the Closing were to be scheduled for any time during such 20 consecutive Business Day period; provided that the Marketing Period shall not be deemed to have commenced if, after the date hereof and prior to the Closing Date, (A) Deloitte & Touche LLP shall have withdrawn its audit opinion with respect to any of the audited financial statements included in the Required Information, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to such financial statements by Deloitte & Touche LLP or another nationally-recognized independent public accounting firm reasonably acceptable to Buyer, (B) Miller Pipeline or Minnesota Limited, restates, or either Seller’s, the Company’s, Miller Pipeline’s or Minnesota Limited’s board of directors or similar governing body, as applicable, has determined to restate or Deloitte & Touche LLP has determined that it is necessary to restate the historical financial statements of Miller Pipeline or Minnesota Limited, as applicable, that are included in the Required Information, or Seller, the Company, Miller Pipeline or Minnesota Limited has publicly announced that a restatement of any such historical financial statements is required, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, the date on which such restatement has been completed or either Seller’s, the Company’s, Miller Pipeline’s or Minnesota Limited’s boards of directors or similar governing body, as applicable, subsequently concludes that no restatement shall be required in accordance with GAAP, (C) any of the Required Information goes stale for purposes of the Debt Financing or (D) the Required Information contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statement contained in the Required Information, in the context in which it was made, not misleading; provided, further, that if Seller shall in good faith reasonably believe it has provided the Required Information and that the Marketing Period has commenced, it may deliver to Buyer a written notice to that effect (stating when they believe the Marketing Period has commenced), in which case the Marketing Period will be deemed to have commenced 7 on the date of such notice unless Buyer, in good faith, reasonably believes the Marketing Period has not commenced and within four (4) Business Days after the delivery of such notice by Seller, delivers a written notice to Seller to that effect (setting forth with reasonable specificity why Buyer believes the Marketing Period has not commenced) (provided that such written notice from Buyer to Seller will not prejudice Seller’s right to assert that the Required Information was, in fact, delivered). “Material Adverse Effect” means a change, state of facts, event, circumstance, development or effect that, individually or in the aggregate, (i) (a) has had or would reasonably be expected to have a material adverse effect upon the assets, liabilities, business, results of operations or financial condition of the Group Companies, taken as a whole; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, nor shall any of the following (including the effect of any of the following) be taken into account in determining whether there has been or will be, a “Material Adverse Effect”: (a) any change in applicable Law or GAAP or any interpretation thereof; (b) general economic, political or business conditions or changes therein (including commencement, continuation or escalation of war, armed hostilities or national or international calamity); (c) financial and capital markets conditions, including interest rates and currency exchange rates, or changes therein; (d) seasonal fluctuations; (e) any change generally affecting the industries in which the Group Companies operate; (f) the entry into or announcement of this Agreement, the pendency or consummation of the transactions contemplated hereby or the performance of this Agreement or any other Transaction Document, including any adverse change in customer, supplier, governmental, landlord, employee or similar relationships resulting therefrom or with respect thereto; (g) the taking of any action (or the omission of any action) required by this Agreement or any other Transaction Document; (h) any act of God or natural disaster; (i) any acts of terrorism or changes in geopolitical conditions; or (j) any failure of the Group Companies to meet any projections, business plans or forecasts (provided that, this clause (j) shall not prevent a determination that any change or effect underlying such failure to meet projections, business plans or forecasts has resulted in a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect)); provided, further, that in the case of the foregoing clauses (b), (c), (d), (e), (h) and (i), except to the extent that such matters materially and disproportionately impact the Group Companies (taken as a whole) relative to other Persons in the industries in which the Group Companies operate; or (ii) would not reasonably be expected to materially impair or delay the ability of the Seller or the Group Companies to consummate the transactions contemplated by this Agreement. “Net Working Capital” means, as calculated in accordance with the Accounting Principles and in a manner consistent with Exhibit C (which is included for illustrative purposes only), the Group Companies’ current assets, including current Tax assets, if applicable, minus current liabilities, including current Tax liabilities, if applicable. For the avoidance of doubt, the following shall not be included in the calculation of Net Working Capital for any purpose hereunder: (a) any liability of the Group Companies included in the calculation of Indebtedness, (b) any asset of the Group Companies included in the calculation of Cash and Cash Equivalents, (c) any Restricted Cash and (d) any deferred Tax assets or liabilities. An illustrative example of the calculation of Net Working Capital is attached as Exhibit C. 8

“Organizational Documents” means any charter, certificate of incorporation, certificate of formation, articles of incorporation, articles of association, memorandum of association, bylaws, operating agreement, partnership agreement or similar formation or governing documents and instruments. “Owned Real Property” means the real property owned by any Group Company, together with all buildings, structures, facilities or improvements located thereon, and all easements and other rights and interests appurtenant thereto; each such property is described in Schedule 3.12(a)(i). “Patents” means patents and patent applications (including any provisional applications, continuations, continuations-in-part, divisionals, re-examinations, reissues, revisions and extensions), utility models, industrial designs and other statutory invention registrations and applications for any of the foregoing. “Permitted Liens” means (a) Liens for Taxes, assessments or other governmental charges, in each case, not yet delinquent or the amount or validity of which is being contested in good faith by (if then appropriate) appropriate proceedings and for which adequate accruals or reserves have been established on the Balance Sheet, (b) inchoate construction, mechanics’, materialmen’s, carriers’, workers’, repairers’ warehousemen’s and similar Liens arising or incurred in the ordinary course of business, (c) zoning, building, entitlement and other land use and environmental regulations promulgated by any Governmental Authority, (d) covenants, conditions, restrictions, easements, rights of way, encumbrances, defects, imperfections, irregularities of title or other Liens of public record with respect to Real Property, if any, that would not reasonably be expected to materially impair the current use or occupancy of any Real Property subject thereto, (e) with respect to Real Property, any encroachments that would not reasonably be expected to materially impair the current use or occupancy of any Real Property subject thereto, (f) with respect to any Leased Real Property, the interests and rights of the respective lessors with respect thereto as set forth in the applicable Lease, (g) Liens created by Buyer or its successors and assigns, (h) Liens disclosed in the Financial Statements or the Disclosure Schedules, including those listed in Schedule 1.01(f), (i) Liens (other than monetary liens) incurred in the ordinary course of business since the Balance Sheet Date that would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, (j) non-exclusive licenses to Intellectual Property Rights granted in the ordinary course of business, (k) Incidental Licenses and licenses to Intellectual Property Rights granted in the ordinary course of business, and (l) statutory or contractual Liens of lessors or Liens on the lessor’s or prior lessor’s interest. “Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority, governmental agency or instrumentality or other entity of any kind. “Personal Information” means any information that alone or in combination with other information identifies or can be used to identify individuals or that is otherwise subject to any Laws related to data privacy or data security. 9

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period ending on the Closing Date. “R&W Insurance Policy” means an acquirer side representation and warranty insurance policy issued to Buyer with respect to this Agreement in substantially the form delivered to Seller prior to the execution of this Agreement. “Real Property” means the Owned Real Property and the Leased Real Property. “Regulation FD” means Regulation Fair Disclosure, promulgated under the Exchange Act. “Regulation S-K” means Regulation S-K promulgated under the Securities Act. “Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping or disposing into the indoor or outdoor environment. “Representative” means, with respect to any Person, such Person’s directors, managers, general partners, officers, employees, counsel, accountants, consultants (including any investment banker or financial advisor), agents and other authorized representatives. “Represented Employee” means a Business Employee who is covered by a Group Company Union Contract. “Required Information” means (A) (x) (i) the audited consolidated balance sheets of Miller Pipeline as of December 31, 2017, 2018 and 2019 and the related audited consolidated statements of operations, changes in member’s equity and cash flows of Miller Pipeline for the years ended December 31, 2017, 2018 and 2019, together with all related notes and schedules thereto and (ii) the audited consolidated balance sheet of Minnesota Limited as of December 31, 2017, 2018 and 2019 and the related consolidated statements of operations, changes in member’s equity and cash flows of Minnesota Limited for the years ended December 31, 2017, 2018 and 2019, together with all related notes and schedules thereto and (y) (i) the unaudited consolidated balance sheets and the related statements of operations, changes in member’s equity and cash flows of the Miller Pipeline for any fiscal quarter ending after December 31, 2019 and the portion of the fiscal year through the end of such quarter (other than in each case the fourth quarter of any fiscal year) ended at least 45 days prior to the Closing Date, and for the comparable period of the prior fiscal year, together with all related notes and schedules thereto, and (ii) the unaudited consolidated balance sheets and the related statements of operations, member’s equity and cash flows of the Minnesota Limited for any fiscal quarter ending after December 31, 2019 and the portion of the fiscal year through the end of such quarter (other than in each case the fourth quarter of any fiscal year) ended at least 45 days prior to the Closing Date, and for the comparable period of the prior fiscal year, together with all related notes and schedules thereto, which, in the case of each of clauses (x) and (y), are prepared in accordance with GAAP and in compliance with Regulation S-X (other than Rules 3-05, 3-09, 3-10 and 3-16 of Regulation S-X) and in the case of clause (y) have been reviewed by the Business’s independent auditors as provided in ASC 270; (B) other financial data and such pertinent and 10 customary information (including customary due diligence materials with respect to the Business as may be reasonably requested by the Buyer and a customary “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for each of Miller Pipeline and Minnesota Limited) regarding the Business of the type that would be required by Regulation S-X and Regulation S-K for a registered public offering of non-convertible debt securities of Buyer (including such historical information that is reasonably necessary for Buyer’s preparation of pro forma financial statements, which need not be prepared in compliance with Regulation S-X or include adjustments for purchase accounting to the extent not customary in private placements of non-convertible high-yield bonds under Rule 144A promulgated under the Securities Act), in each case to the extent the same is of the type and form customarily included in, and subject to other exceptions that are customary for, an offering memorandum for private placements of non- convertible high-yield bonds under Rule 144A promulgated under the Securities Act, or otherwise necessary to receive from the independent auditors of the Business (and any other auditor to the extent financial statements audited or reviewed by such auditor are or would be included in such offering memorandum) customary (for high-yield debt securities issued in a private placement pursuant to Rule 144A) “comfort” (including “negative assurance” and change period comfort) with respect to the financial information of the Business to be included in such offering memorandum; provided, that in no event shall this item (B) require Seller or its Affiliates to deliver (i) projections, (ii) financial information required by Rule 3-05, 3-09, Rule 3-10 and Rule 3-16 of Regulation S-X, (iii) Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K or the executive compensation and related person disclosure rules required by SEC Release Nos. 33-8732A, 34-54302A or IC-27444A, (iv) information required by Item 302 of Regulation S-K, (v) segment reporting and disclosure, including, without limitation, any required by Regulation S-K Item 101(b) and FASB Accounting Standards Codification Topic 280 (vi) information that would customarily be provided by the initial purchasers of a customary private placements of non-convertible high- yield bonds under Rule 144A promulgated under the Securities Act, (vii) a description of all or any portion of the Financing, including any “description of notes,” or (viii) risk factors relating to all or any component of the Debt Financing; (C) the consents of accountants for use of their audit reports in any materials relating to the Debt Financing or any high-yield bonds being issued in lieu of all or a portion of the Debt Financing; (D) the authorization letters referred to in Section 5.21(a)(v)(A) and (E) the draft comfort letters referred to in Section 5.21(a)(v)(B) in reasonably customary form. “Restricted Cash” means any cash which is not freely usable by Buyer because it is subject to restrictions, limitations or Taxes on use or distribution by Law, Contract or otherwise, including without limitation, restrictions on dividends, collateral for letters of credit and repatriations or any other form of restriction. “Retained Businesses” means all businesses, products and/or services, other than the Business, now, previously or hereafter conducted and/or provided (as applicable) by Seller or any of its Affiliates, together with reasonable extensions or development of the businesses, products and/or services described in this sentence. “Retained Companies” means Seller Parent and all of the direct and indirect Subsidiaries of Seller Parent, other than the Group Companies. 11

“Retained Marks” means the names “CenterPoint ” and “Vectren” and any other Trademarks used primarily in the Retained Businesses, and any translations, localizations, adaptations, derivations and combinations thereof, and anything confusingly similar thereto, including any trade names, logos, Internet addresses and domain names, Trademarks and related registrations and applications, in each case, that consists of or contains such “CenterPoint ” and “Vectren” names or any other Trademarks used primarily in the Retained Businesses; provided, however, that Retained Marks shall not include Trademarks that constitute Business Intellectual Property Rights. “Retained Plan” means each Employee Plan that is not a Group Company Plan. “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Seller Parent” means CenterPoint Energy, Inc., a Texas corporation. “Seller Portion” has the meaning set forth on Schedule 1.01(h). “Seller Related Party” shall mean the Seller, Seller Parent, the Company and any of their respective Affiliates and their respective affiliates’ stockholders, partners, members, officers, directors, employees, controlling persons, agents and representatives. “Seller’s Licensed IP Rights” means, other than Trademarks, any and all Intellectual Property Rights owned by Seller Parent or any of its Subsidiaries (other than the Group Companies) that were used or practiced in the Business in the twelve (12) months prior to the Closing. “Shared Contract” means any Contract to which Seller or any of its Subsidiaries is a party with any non-Affiliated third party and which materially benefits both the Business and any Retained Business. “Specified Contract” means the Contract identified on Schedule 1.01(i)(i). “Specified Matter” means the matter described on Schedule 1.01(i)(ii). “Subsidiary” means, with respect to a Person, a corporation or other entity of which more than 50% of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person. “Target Closing Net Working Capital” means $187,000,000. “Tax Return” means all Tax returns, declarations, statements, reports, schedules, forms and information returns and any schedule or attachment thereto, including any amendment to any of the foregoing relating to Taxes. 12

“Taxes” means all federal, state, local and foreign taxes, customs, tariffs, imposts, levies, duties, withholding and other like fees, assessments, deficiencies, or charges in the nature of a tax, including income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers’ compensation, estimated or similar taxes, imposed by a Governmental Authority (a “Taxing Authority”) responsible for the imposition of any such tax, together with all interest, penalties and additions imposed with respect to such amounts. “Trademarks” means (a) trademarks, service marks, certification marks, logos, trade dress, trade names, product names, brand names, domain names and other indicia of origin (whether registered, common law, statutory or otherwise), together with all translations, localizations, adaptations, derivations and combinations thereof, (b) all registrations and applications to register the foregoing anywhere in the world and (c) all goodwill associated with all of the foregoing. “Transaction Documents” means this Agreement and any other endorsement, assignment, certificate or other instrument of conveyance and assignment as the Parties and their respective legal counsels deem reasonably necessary to vest in Buyer all right, title and interest in, to and under the Purchased Interests. “Transaction Expenses” means any of the following fees, costs and expenses incurred and payable by or subject to reimbursement by the Group Companies, whether accrued for or not, in each case in connection with the negotiation, execution and delivery of the Transaction Documents and the execution or consummation of the transactions contemplated thereby (including the solicitation of other potential buyers prior to the date hereof), including: (a) any brokerage fees, commissions, finders’ fees, or financial advisory fees, and, in each case, related costs and expenses, (b) any fees, costs and expenses of counsel, accountants or other advisors or service providers, and (c) any fees, costs and expenses or payments of any of the Group Companies related to any transaction bonus, change-of-control payment, retention or other similar compensatory payments made to any employee of any of the Group Companies solely as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement, including all payments under the Incentive Agreements (including the employer portion of any payroll, social security, unemployment or similar Taxes thereon) other than any such payments required to be made by reason of one or more actions taken by Buyer at or after Closing (e.g., a termination by Buyer without “cause” or a termination by the covered employees with “good reason” under a Group Company Plan). “Transfer Time” means 12:01 a.m., local time, on the Closing Date. Cross References. Each of the following terms is defined in the Section set forth opposite such term: Term Section Adjustment Amount 2.04(d) 13

Term Section Allocation Statement 5.19(b) Agreement Preamble Alternative Financing 5.22(a) Auditor 2.04(c) Benefits Continuation Period 6.03 Business Recitals Business Registered Intellectual Property Rights 3.13(a) Buyer Preamble Buyer Designated Shared Contracts 5.04 Buyer Indemnitees 8.02(a) Buyer Plan 6.06 Buyer Related Parties 9.03(b) Buyer’s FSA Plan 6.07 Claim Notice 8.03(a) Closing 2.03(a) Closing Date 2.03(a) Closing Date Cash 2.04(b) Closing Date Indebtedness 2.04(b) Closing Legal Impediment 7.01(b) Commitment Letters 4.05(a) Company Recitals Competitive Activities 5.16(c) Debt Agreement Releases 2.02(c) Debt Commitment Letter 4.05(a) Debt Financing 4.05(a) Debt Financing Agreements 5.22(a) Debt Marketing Materials 5.21 Deficit Amount 2.04(d) Designated Person 10.15(b) Designated Shared Contracts 5.04 Determination Date 2.04(c) Entity Conversion 2.03(d) Equity Commitment Letter 4.05(a) Equity Financing 4.05(a) Equity Financing Source 4.05(a) Estimated Closing Date Net Working Capital 2.04(a) Estimated Closing Date Indebtedness 2.04(a) Estimated Closing Date Cash 2.04(a) Estimated Transaction Expenses 2.04(a) Fee Letter 4.05(a) Final Allocation 5.19(b) Financial Statements 3.06(a) Financing 4.05(a) Financing Purposes 4.05(a) Group Company Insurance Policies 3.20(a) 14

Term Section Increase Amount 2.04(d) Indemnified Party 8.03(a) Indemnifying Party 8.03(a) Information 10.15(a) Lenders 4.05(a) Material Contract 3.09(a) Material Customer 3.24 Miller Pipeline 3.06(a) Minnesota Pipeline 3.06(a) New Plans 6.05 Non-Transferable Asset 5.05(a) Old Plans 6.05 Outside Date 9.01(e) Party or Parties Preamble Permits 3.15 Post-Closing Statement 2.04(b) Potential Contributor 8.05 Prior Business Counsel 10.15(b) Privileged Information 10.15(a) Privileges 10.15(a) Purchase Price 2.02(a) Purchased Interests Recitals Receiving Party 5.05(a) Regulatory Approvals 5.03(a) Replacement Contracts 5.04 Seller Preamble Seller Designated Shared Contracts 5.04 Seller FSA Plan 6.07 Seller Indemnitees 8.02(b) Survival Expiration Date 8.01 Taxing Authority 1.01 Termination Fee 9.03(a) Third Party Approvals 5.05(a) Third Party Claim 8.03(a) Transfer Taxes 2.02(c) Transferring Party 5.05(b) Waiving Party 8.04(f) Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in 15 full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral gender and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “or” shall be disjunctive but not exclusive. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to any Law shall be deemed to refer to such Law as amended from time to time, except as otherwise specified herein, and to any rules or regulations promulgated thereunder. All references to any time herein shall refer to Eastern Time. References to representations given in, contained in or set forth in this Agreement shall be deemed to include the “bring down” of such representations pursuant to the certificate contemplated to be provided pursuant to Section 7.02(d). The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. The word “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. All references to prices, values or monetary amounts refer to United States dollars. The words “made available,” “furnished” or “delivered” to Buyer shall mean that any such information or document was accessible by Buyer at the datasite maintained by https://services.intralinks.com/ in the project folder “Project Hercules” as of the close of business on the Business Day immediately preceding the date hereof or otherwise provided to Buyer or any of its Representatives prior to the close of business on the Business Day immediately preceding the date hereof. ARTICLE II PURCHASE AND SALE Section 2.01 Purchase and Sale of the Purchased Interests. Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of the Purchased Interests at the Closing, free and clear of all Liens other than restrictions on transfer arising under applicable securities Laws. Section 2.02 Purchase Price; Withholding; Transfer Taxes. (a) The “Purchase Price” in the aggregate for the Purchased Interests shall, subject to the adjustments set forth in Section 2.04, be an amount in cash equal to (i) $850,000,000, plus (ii) the Estimated Working Capital Adjustment Amount, minus (iii) the Estimated Closing Date Indebtedness, plus (iv) the Estimated Closing Date Cash, minus, (v) the Estimated Transaction Expenses. 16

(b) Buyer shall be entitled to deduct and withhold from the Purchase Price and any payments hereunder treated as compensation for Tax purposes such amounts as it is required to deduct and withhold for tax purposes under applicable Tax Law. Buyer shall provide to Seller, written notice identifying the amount, authority and method of calculation for such deduction or withholding, and Buyer shall use its commercially reasonable efforts to deliver such notice at least five (5) Business Days prior to the date on which such deduction and withholding is to be made. The Parties shall use commercially reasonable efforts to cooperate to mitigate any such requirement to the maximum extent permitted by Law. Buyer shall promptly remit all deducted or withheld amounts to the applicable Governmental Authority in accordance with applicable Law and shall promptly provide Seller with a receipt issued by the Governmental Authority or other reasonable evidence of such remittance. Any amounts so deducted, withheld and remitted in accordance with the terms of this Section 2.02(b) shall be treated for all purposes of this Agreement as having been paid to Seller. (c) All excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer, and similar Taxes, levies, charges and fees arising from the transactions contemplated by the Transaction Documents (collectively, the “Transfer Taxes”) shall be borne and timely paid by Buyer, and Buyer shall promptly reimburse Seller for any Transfer Taxes which Seller is required to pay under applicable Law. In addition, Buyer shall prepare and timely file, or cause to be prepared and timely filed, at its expense, all Tax Returns that are required to be filed with respect to such Transfer Taxes and, if required by applicable Law, Seller will use its commercially reasonable efforts, and will cause its Affiliates to use their commercially reasonable efforts to, join in the execution of any such Tax Returns and other documentation. Section 2.03 Closing. (a) Subject to the terms and conditions of this Agreement, the closing (the “Closing”) of the purchase and sale of the Purchased Interests hereunder shall take place at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, (i) on the third (3rd) Business Day after all the conditions precedent set forth in Section 7.01 shall have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing (provided such conditions would be so satisfied)) or (ii) on such other date as the Parties may mutually agree in writing; provided, further, that notwithstanding anything to the contrary contained in this Agreement, the Closing shall not occur until the earlier of (x) any date during the Marketing Period that may be specified by Buyer on no fewer than three (3) Business Days’ notice to Seller (unless a shorter period shall be agreed to by Seller and Buyer) and (y) the third (3rd) Business Day following the final day of the Marketing Period (subject, in each case, to the satisfaction or waiver of the conditions set forth in Article VII (except in any such case for any conditions that by their nature can be satisfied only on the Closing Date, but subject to the satisfaction of such conditions or waiver by the party entitled to waive such conditions)). The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.” Unless otherwise explicitly specified, all transactions taking place at the Closing shall be deemed to occur simultaneously. (b) Upon the terms and subject to the conditions of this Agreement, at the Closing, in consideration for the sale of the Purchased Interests, Buyer shall pay to Seller the 17

Purchase Price (prior to giving effect to the adjustment set forth in Section 2.04) in immediately available funds by wire transfer to an account or accounts designated by Seller, by written notice to Buyer, which written notice shall be delivered not later than two (2) Business Days prior to the Closing Date. (c) In addition, the following deliveries shall be made prior to or at the Closing: (i) an interest of assignment of the Purchased Interests in customary form or other applicable instrument of transfer form duly executed by Seller, and all powers of attorney or other documents, duly executed and/or endorsed, required to enable title to all of the Company Interests to pass into the name of Buyer; (ii) Seller and Buyer shall, and shall cause their respective Subsidiaries to, deliver to each other duly executed counterparts to each of the Transaction Documents (other than this Agreement) to which they are party; (iii) Seller shall deliver a certification prepared in accordance with Treasury Regulations Section 1.1445-2(b) certifying Seller’s non-foreign status; and (iv) Seller shall deliver to Buyer duly-executed releases (the “Debt Agreement Releases”) from the agent, trustee or lenders under Seller’s or its Affiliates’ Indebtedness, which Debt Agreement Releases shall (i) release the Group Companies’ guarantee and collateral obligations thereunder, (ii) release any Liens on any assets of the Group Companies thereunder and (iii) be in form and substance reasonably satisfactory to Buyer. Section 2.04 Adjustment Amount. (a) Not less than three (3) Business Days prior to the Closing Date and in no event more than ten (10) Business Days prior to the Closing Date, Seller shall deliver to Buyer a written statement setting forth (i) its good faith estimate, with reasonable supporting detail, of each of (A) the Closing Date Net Working Capital (the “Estimated Closing Date Net Working Capital”), (B) the aggregate amount of all Indebtedness as of 11:59 p.m. on the day immediately prior to the Closing Date (the “Estimated Closing Date Indebtedness”), (C) the Cash and Cash Equivalents of the Group Companies as of 11:59 p.m. on the day immediately prior to the Closing Date (the “Estimated Closing Date Cash”) and (D) the aggregate amount of all Transaction Expenses (the “Estimated Transaction Expenses”) and (ii) its calculation of the Estimated Working Capital Adjustment Amount. Seller shall review any comments proposed by Buyer with respect to such statement and will consider in good faith any appropriate changes. For the avoidance of doubt, no position taken or failed to be taken by any party with respect to the Purchase Price shall limit the positions that may be taken in connection with the adjustments pursuant to the following sections of this Section 2.04. (b) As soon as reasonably practicable following the Closing Date, and in any event within seventy-five (75) days thereof, Buyer shall prepare and deliver to Seller (i) a calculation of the Closing Date Net Working Capital, (ii) a calculation of the aggregate amount of all Indebtedness as of 11:59 p.m. on the day immediately prior to the Closing Date (the 18

“Closing Date Indebtedness”), (iii) a calculation of the Cash and Cash Equivalents of the Group Companies as of 11:59 p.m. on the day immediately prior to the Closing Date (the “Closing Date Cash”) and (iv) a calculation of the aggregate amount of all Transaction Expenses, determined (except in the case of clause (iv)) without giving effect to (A) the consummation of the transactions contemplated by this Agreement to occur at Closing (including any adjustments as a result of the application of purchase accounting), or (B) any financing transactions in connection therewith or by Buyer or its Subsidiaries (including the Group Companies) after the Closing (collectively, the “Post-Closing Statement”). Following the Closing, Buyer shall provide Seller and its Representatives reasonable access to the records, personnel and (subject to the execution of customary work paper access letters if requested by) auditors of Buyer relating to the preparation of the Post-Closing Statement and shall cause the personnel of Buyer and its Subsidiaries (including the Group Companies) to cooperate with Seller and its Representatives in connection with their review of the Post-Closing Statement; provided that such access and cooperation shall be (x) during normal business hours and (y) in such manner as not to interfere unreasonably with the normal conduct of the Business. (c) If Seller disagrees with the calculation of the Closing Date Net Working Capital, the Closing Date Indebtedness, the Closing Date Cash or Transaction Expenses, it shall notify Buyer of such disagreement in writing, setting forth in reasonable detail the particulars of such disagreement, within thirty (30) days after its receipt of the Post-Closing Statement. In the event that Seller does not provide such a notice of disagreement within such thirty (30)-day period, Seller shall be deemed to have accepted the Post-Closing Statement and the calculation of the Closing Date Net Working Capital, the Closing Date Indebtedness, the Closing Date Cash and the Transaction Expenses set forth therein delivered by Buyer, which shall be final, binding and conclusive for all purposes hereunder. In the event any such notice of disagreement is timely provided, Buyer and Seller shall use commercially reasonable efforts for a period of forty-five (45) days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculations of the Closing Date Net Working Capital, the Closing Date Indebtedness, the Closing Date Cash or the Transaction Expenses. If, at the end of such period, they are unable to resolve such disagreements, then BDO USA, LLP or, if Buyer and Seller are unable to engage BDO USA, LLP for any reason, another independent accounting or financial consulting firm of recognized national standing to be mutually selected by Buyer and Seller (the “Auditor”) shall resolve any remaining disagreements. The Auditor shall determine as promptly as practicable, but in any event within forty-five (45) days of the date on which such dispute is referred to the Auditor and only with respect to the remaining disagreements submitted to the Auditor, whether and to what extent (if any) the Closing Date Net Working Capital, the Closing Date Indebtedness, the Closing Date Cash or the Transaction Expenses require adjustment. In resolving any disputed items, the Auditor may not assign a value to any item greater than the greatest value claimed for such item or less than the smallest value for such item claimed by either Buyer or Seller. The fees and expenses of the Auditor shall be paid by Buyer (or its Subsidiaries) and by Seller (or the Retained Companies) in inverse proportion as they may prevail on matters resolved by the Auditor. The determination of the Auditor shall be final, binding and conclusive on the Parties. The date on which the Closing Date Net Working Capital, the Closing Date Indebtedness, the Closing Date Cash and the Transaction Expenses are finally determined in accordance with this Section 2.04(c) is hereinafter referred to as the “Determination Date.” 19

(d) The “Adjustment Amount,” which may be positive or negative, shall mean (i) the Closing Date Net Working Capital (as finally determined in accordance with Section 2.04(c)), minus the Estimated Closing Date Net Working Capital, plus (ii) the Estimated Closing Date Indebtedness, minus the Closing Date Indebtedness (as finally determined in accordance with Section 2.04(c)), plus (iii) the Closing Date Cash (as finally determined in accordance with Section 2.04(c)), minus the Estimated Closing Date Cash plus (iv) the Estimated Transaction Expenses (as finally determined in accordance with Section 2.04(c)), minus the Transaction Expenses. If the Adjustment Amount is a positive number, then the Purchase Price shall be increased by the Adjustment Amount (the “Increase Amount”), and if the Adjustment Amount is a negative number, then the Purchase Price shall be decreased by the absolute value of the Adjustment Amount (the “Deficit Amount”). The Adjustment Amount shall be paid in accordance with Section 2.04(e). (e) If there is an Increase Amount, then, promptly following the Determination Date, and in any event within five (5) Business Days of the Determination Date, Buyer shall pay to Seller (and/or one or more Retained Companies designated by Seller) an amount in cash equal to the Increase Amount in immediately available funds by wire transfer to an account or accounts designated by Seller, by written notice to Buyer. If there is a Deficit Amount, then, promptly following the Determination Date, and in any event within five (5) Business Days of the Determination Date, Seller shall pay, or shall cause to be paid, to Buyer an amount in cash equal to the Deficit Amount in immediately available funds by wire transfer to an account or accounts designated by Buyer, by written notice to Seller. For U.S. federal income and other applicable Tax purposes, to the extent permitted by applicable Law, any Increase Amount or Deficit Amount pursuant to this Section 2.04 shall be treated as an adjustment to the Purchase Price. Section 2.05 Specified Matter. (a) From and after the Closing, Buyer shall in good faith and using commercially reasonable efforts pursue the resolution of the Specified Matter with the counterparty of the Specified Contract. Buyer shall (i) consult with Seller, and keep Seller reasonably informed of all material developments, with respect to the resolution of the Specified Matter, (ii) promptly inform Seller and provide copies of material written communications to or from, the counterparty to the Specified Contract with respect to the Specified Matter and (iii) consider in good faith any comments from Seller with respect to resolution of the Specified Matter. (b) Promptly following the binding resolution of the Specified Matter with the counterparty to the Specified Contract, Buyer shall deliver to Seller a notice of the amount, if any, due from the Group Companies to the customer (together with its Affiliates) under the Specified Contract in respect thereof, and the applicable Seller Portion, together with reasonable supporting documentation, and such other supporting documentation that Seller shall reasonable request, of such resolution and Buyer’s calculation of the Seller Portion. If the Seller Portion is not zero, Seller shall within five (5) Business Days following receipt of such notice pay, or shall cause to be paid, to Buyer an amount in cash equal to the Seller Portion in immediately available funds by wire transfer to an account designated by Buyer. For U.S. federal income and other applicable Tax purposes, to the extent permitted by applicable Law, any Increase Amount or 20

Deficit Amount pursuant to this Section 2.05 shall be treated as an adjustment to the Purchase Price. ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Except as set forth in the Disclosure Schedules (but subject to Section 10.12), Seller represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date (provided that the accuracy of any representation or warranty that by its terms speaks only as of a specified date shall be determined solely as of such date) that: Section 3.01 Existence and Power. Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Indiana and has all requisite corporate powers required to carry on its business as now conducted in all material respects. Seller is duly licensed or qualified in each jurisdiction in which the ownership or operation of its assets or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not reasonably be expected to, individually or in the aggregate, interfere with, prevent or delay the ability of Seller to enter into and perform its obligations under the Transaction Documents to which it is a party or consummate the transactions contemplated thereby. Section 3.02 Authorization. The execution, delivery and performance by Seller of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby are within Seller’s organizational powers and have been duly authorized by all necessary organizational action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and (assuming the due and valid execution and delivery of this Agreement by Buyer) constitutes a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and to general principles of equity. Each other Transaction Document to which it is a party shall be duly and validly executed by Seller at or prior to the Closing and, upon such execution and delivery by Seller and the due and valid execution and delivery of such Transaction Document by each other party thereto, shall constitute a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to applicable bankruptcy insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and to general principles of equity. Section 3.03 Governmental Authorization. Assuming the accuracy and completeness of the representations and warranties of Buyer contained in this Agreement, no notice to, consent, approval or authorization of, or declaration or filing with, any Governmental Authority is required on the part of Seller or any of its Affiliates (including any Group Company) with respect to Seller’s execution or delivery of the Transaction Documents or the consummation of the transactions contemplated thereby, except for (a) applicable requirements of the HSR Act and the Exchange Act, (b) any notices, consents, approvals, authorizations, declarations or filings, the absence of which would not reasonably be expected to, individually or in the aggregate, be material to the Group Companies, taken as a whole, or otherwise materially impair or interrupt 21 the conduct of the Business in substantially the manner currently conducted and (c) those consents disclosed in Schedule 3.03. Section 3.04 Noncontravention. Except as set forth in Schedule 3.04, subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 3.03 or in Schedule 3.03, and except as may result from any facts or circumstances relating solely to Buyer, the execution, delivery and performance by Seller of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not, as of the Closing, (a) violate any applicable Law to which Seller or any of its Affiliates (including any Group Company) is subject or by which any property or asset of the Group Companies is bound, (b) violate any provision of, or result in a breach of, the Organizational Documents of Seller or any of its Affiliates (including any Group Company), (c) violate any provision of, or result in a breach of, or require a consent by any Person under, any Material Contract, or terminate or result in the termination of any such Material Contract, or result in the creation of any Lien (other than a Permitted Lien) under any such Material Contract or upon any of the properties or assets of the Group Companies or that are otherwise used or held for use for the conduct of the Business, or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination or creation of a Lien or (d) result in a violation or revocation of any Permit, except to the extent that the occurrence of any of the foregoing items set forth in clauses (a), (c) or (d) would not reasonably be expected to, individually or in the aggregate, be material to the Group Companies, taken as a whole, or otherwise materially impair the conduct of the Business in substantially the manner currently conducted. Section 3.05 Group Companies. (a) Each Group Company is (i) duly incorporated and validly existing under the Laws of its jurisdiction of organization, and has all corporate, limited liability or other applicable powers and authority required to own, operate, lease or license the properties, assets and rights now owned, operated, leased or licensed by it and to carry on its business as now conducted and (ii) duly licensed or qualified in each jurisdiction in which the ownership or operation of its assets or the character of its activities is such as to require it to be so licensed or qualified, in each case, except where the failure to be so licensed or qualified would not reasonably be expected to, individually or in the aggregate, be material to the Group Companies, taken as a whole, or otherwise materially impair the conduct of the Business in substantially the manner currently conducted. (b) All of the Group Company Interests are owned beneficially and of record by Seller or the Group Company set forth on Schedule 3.05(b), free and clear of all Liens, other than Permitted Liens. Other than the Group Company Interests set forth on Schedule 3.05(b) there are not issued and outstanding shares of capital stock of or other equity interests in the Group Companies. None of the Group Company Interests have been issued in violation of, or are subject to, any preemptive or subscription rights, right of first refusal or first offer or restrictions on transfer (except under applicable securities Laws). There is no existing option, warrant, call, right or agreement to which any Seller or any of its Subsidiaries (including the Group Companies) is a party that requires, and there are no securities of any Group Company outstanding that upon conversion or exchange would require, the issuance of any capital stock or 22 other equity interest of any Group Company, as applicable, or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase any capital stock or other equity interest of any Group Company. Neither Seller nor any of its Subsidiaries (including the Group Companies) is a party to any voting trust or other agreement with respect to the voting, redemption, sale, transfer or other disposition of the interests of any Group Company. (c) Except for other Group Companies, and except as set forth on Schedule 3.05(c), no Group Company has any Subsidiaries or owns equity in any other Person. (d) The Company does not hold any operational assets or engage in any activities, in each case, that are material to the Business. Section 3.06 Financial Statements. (a) Attached as Schedule 3.06(a) are true and complete copies of (i) the audited balance sheets of Miller Pipeline, LLC, an Indiana limited liability company and a Group Company (“Miller Pipeline”), and its Subsidiaries as of December 31, 2018 and 2017 and the related statements of operations, changes in member’s equity and cash flows for the years ended December 31, 2018 and 2017 and the unaudited interim balance sheets of Miller Pipeline and its Subsidiaries as of September 29, 2019 and the related income statement for the nine (9) months then ended, all of which statements referred to in this clause (i) are presented on a consolidated basis and (ii) the audited consolidated balance sheets of Minnesota Limited, LLC, a Minnesota limited liability company and a Group Company (“Minnesota Limited”), and its Subsidiaries as of December 31, 2018 and 2017 and the related consolidated statements of operations, member’s equity and cash flows for the years ended December 31, 2018 and 2017 and the unaudited interim consolidated balance sheets of Minnesota Limited and its Subsidiaries as of the Balance Sheet Date and the related consolidated income statement for the nine (9) months then ended and (iii) monthly unaudited balance sheets and related statements of operations for the Company for 2017, 2018 and January through October 2019 (collectively, the “Financial Statements”). Except as set forth in Schedule 3.06(b), the Financial Statements (i) have been prepared from, and are in accordance with the books and records of Miller Pipeline or Minnesota Limited and their respective Subsidiaries, as applicable, in all material respects (except as may be indicated in the notes thereto), (ii) fairly present in all material respects the financial position and results of operations and cash flows of Miller Pipeline and its Subsidiary and the consolidated financial position and consolidated results of operations and cash flows of Minnesota Limited and its Subsidiary, in each case, as of the respective dates or for the respective time periods set forth therein and (iii) have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto, and, in the case of the Financial Statements for the nine (9) month period ended September 30, 2019, subject to normal year-end adjustments which would not reasonably be expected to be material). This Section 3.06(a) is qualified by the fact that the Group Companies have not operated as a separate “stand alone” entity. As a result, the Group Companies have been allocated certain charges and credits for purposes of the preparation of the Financial Statements. Such allocations of charges and credits do not necessarily reflect the amounts that would have resulted from arms-length transactions or the actual costs that would be incurred if the Group Companies operated as an independent enterprise. 23

(b) Seller Parent maintains, and at all times since February 1, 2019 has maintained, a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting related to the Group Companies and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and disposition of the assets of the Group Companies; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Group Companies that could have a material effect on the financial statements. Seller Parent (i) maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by Seller Parent related to the Group Companies in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to management as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed to Seller Parent’s auditors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the ability to record, process, summarize and report financial information related to the Group Companies and (B) any fraud, whether or not material, that involves management or other employees. Section 3.07 Absence of Certain Changes. Except for actions taken in preparation for the transactions contemplated by this Agreement, from the Balance Sheet Date through the date of this Agreement, (a) the Business has been conducted in the ordinary course of business consistent with past practices in all material respects, (b) there has not been any event, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (c) neither Seller nor any Group Company has taken any action that would require Buyer’s consent under, Section 5.01(a)(ix), Section 5.01(a)(x), Section 5.01(a)(xii) or Section 5.01(a)(xiii) if taken following the date hereof. Section 3.08 No Undisclosed Liabilities. Except as set forth in the Disclosure Schedules, there is no Liability of the Group Companies (whether or not accrued, contingent or otherwise, and whether or not required by GAAP to be reflected on a consolidated balance sheet or the notes thereto), except for liabilities, debts and obligations (a) specifically reflected and adequately reserved for on the Balance Sheet, (b) that have arisen since the Balance Sheet Date in the ordinary course of the operation of the Business, (c) incurred in connection with the transactions contemplated by this Agreement and the other Transaction Documents or (d) that would not reasonably be expected to, individually or in the aggregate, be material to the Group Companies, taken as a whole. 24

Section 3.09 Material Contracts. (a) Except as set forth in Schedule 3.09(a), as of the date of this Agreement, no Group Company is a party to or bound by: (i) any lease of personal property, including any capital lease or operating lease, requiring (A) annual payments of $500,000 or more or (B) aggregate payments by the Group Companies of $1,500,000 or more, in the case of each of clauses (A) and (B), that cannot be terminated on not more than ninety (90) days’ notice without payment by the applicable Group Company of any penalty; (ii) any Customer Contract between any of the Group Companies and a Material Customer; (iii) any partnership, joint venture, strategic alliance, bid teaming, collaboration or other similar agreement; (iv) any Contract to which a Retained Company is a party or is otherwise bound requiring (A) annual payments of $2,500,000 or more or (B) aggregate payments by the Group Companies of $5,000,000 or more; (v) any material Contract between C.H. Barnett Construction, LLC, on the one hand, and any Group Company, on the other hand; (vi) any Contract that (A) expressly limits in any material respect the freedom of any of the Group Companies to engage or compete in any line of business or with any Person or in any area or (B) contains “most favored nation”, best pricing or similar terms in favor of any Person, in each case, that would so limit the freedom of, prohibit or restrict, or bind Buyer or any of its Affiliates (including any Group Company) after the Closing Date; (vii) any IP Contract, other than Incidental Licenses, to which a Retained Company is a party or is otherwise bound requiring (A) annual payments of $500,000 or more or (B) aggregate payments by the Group Companies of $2,500,000 or more; (viii) any (A) note, mortgage, indenture or other obligation or agreement or other instrument for or relating to indebtedness for borrowed money in excess of $500,000, or any guarantee of obligations in excess of $500,000, (B) any material letters of credit, performance bonds, surety bonds or other credit support for the Group Companies, and any material agreement relating thereto, or (C) agreement (including any “take-or-pay” or keepwell agreement) under which any Person has directly or indirectly guaranteed any liabilities or obligations of any Group Company or any Group Company has directly or indirectly guaranteed any liabilities or obligations of any other Person (in each case other than endorsements or trade or license guarantees issued for the purpose of payment or collection in the ordinary course of business); 25

(ix) any material Contract between any Person that qualifies as a disadvantaged business enterprise, on the one hand, and Miller Pipeline, on the other hand; (x) any material Shared Contract; (xi) any Contract that relates to the disposition or acquisition of any business, capital stock or other equity securities or assets (other than assets acquired or disposed of in the ordinary course of business) or properties by any Group Company, or any merger or business combination with respect to any Group Company, in each case (A) entered into or consummated since January 1, 2017 and with a purchase price in excess of $2,500,000 or (B) pursuant to which any Group Company or counterparty thereto is subject to any material continuing obligations; (xii) any material agreement relating to any interest rate, derivatives or hedging transaction; (xiii) any settlement or similar agreement pursuant to which any Group Company will have any (A) monetary obligation in excess of $500,000 individually or $1,000,000 in the aggregate or (B) material non-monetary obligation, in each case, after the Closing; (xiv) any contract or agreement involving a remaining commitment by a Group Company to pay any individual capital expenditure, or individual equipment or individual personal property lease providing for payments, in any such case, in excess of $1,500,000; or (xv) any Contract not otherwise set forth or required to be set forth in Schedule 3.09(a) that, if terminated, or if such Contract expired without being renewed, would reasonably be expected to have a Material Adverse Effect. Each Contract set forth in Schedule 3.09(a) and each Lease, a “Material Contract” (b) Seller has made available to Buyer a true, correct and complete copy of each Material Contract. Except as set forth in Schedule 3.09(b) or with respect to statements of work, purchase orders or similar agreements that have expired or been terminated pursuant to their terms in connection with the completion of work thereunder, all of the Material Contracts are (i) in full force and effect and (ii) represent the legal, valid and binding obligations of the Group Company (or other Affiliate of Seller) party thereto and, to the knowledge of Seller, represent the legal, valid and binding obligations of the other parties thereto. Except as set forth in Schedule 3.09(b), (A) no Group Company nor, to the knowledge of Seller, any other party thereto is in material breach of or material default under any such Material Contract, (B) since February 1, 2019 through the date hereof, neither Seller nor any of its Subsidiaries (including the Group Companies) has received any written claim of material breach or notice of material breach of or material default under any such Material Contract or that any counterparty to a Material Contract plans to cancel, suspend or terminate such Contract, and (C) to the knowledge of Seller, no event has occurred which, individually or together with other events, would reasonably be 26 expected to result in a material breach of or a material default under any such Material Contract (in each case, with or without notice or lapse of time or both). Section 3.10 Litigation. Except as set forth on Schedule 3.10, there are no, and since February 1, 2019 there have been no, Actions pending or, to the knowledge of Seller, threatened in writing against or affecting the Group Companies or any of their respective officers, directors or employees in their capacity as such that are material. Except as set forth on Schedule 3.10, there are no settlement agreements or similar written agreements with respect to any Action and no outstanding orders, judgments, stipulations, decrees, injunctions, determinations or awards issued by any Governmental Authority against or materially affecting the Group Company, any of their respective assets or properties or the Business that, in each case, if resolved adversely against the Group Companies, would reasonably be expected to, individually or in the aggregate, be material to the Group Companies, taken as a whole, or otherwise materially impair the conduct of the Business in substantially the manner currently conducted or materially impair or materially delay the ability of the Group Companies to consummate any of the transactions contemplated hereby. Section 3.11 Compliance with Laws. (a) Except with respect to matters set forth in Schedule 3.11, the Group Companies (and Seller and its other Affiliates in relation to the Business) are not, and, since February 1, 2019 have not been, in violation of any applicable Laws, except for violations that would not reasonably be expected to, individually or in the aggregate, be materially adverse to the Group Companies, taken as a whole, or otherwise materially and adversely impair the conduct of the Business in substantially the manner currently conducted. Since February 1, 2019, (i) none of the Group Companies (or Seller or its other Affiliates in relation to the Business) has received any written notice from any Governmental Authority of any violation or noncompliance by any Group Companies (or Seller or its other Affiliates), (ii) the Group Companies (and Seller and its other Affiliates in relation to the Business) have implemented and complied with the necessary safety and health programs and requirements pursuant to the Occupational Safety and Health Act, except as would not reasonably be expected to, individually or in aggregate, be material to the Group Companies, taken as a whole, and (iii) none of the Group Companies (or Seller or its other Affiliates in relation to the Business) has received any repeat or willful citations from the Occupational Safety and Health Administration or any state safety or health agencies. (b) Without limiting the generality of Section 3.11(a), none of the Group Companies or any of Person acting on their behalf or on behalf of the Retained Companies, in each case, with respect to the Business, have since January 1, 2017 (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses, including expenses related to political activity, or (ii) paid or delivered any fee, commission or other sum of money or item of property, directly or indirectly, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of any (A) officer, agent or employee of a government, government-owned enterprise (or any agency, department or instrumentality thereof), political party or public international organization, (B) agent, officer, or employee of any entity owned by a government or (C) U.S. federal, provincial, state, local or foreign government, any governmental, regulatory or administrative authority, agency, bureau or 27 commission or any court, tribunal or judicial or arbitral body, in each case, that is illegal under any applicable Laws or in violation of any policies adopted by Seller and its Affiliates (including the Group Companies) to ensure compliance with applicable Laws. Section 3.12 Real Property. (a) Schedule 3.12(a)(i) sets forth an accurate and complete list of the Owned Real Property. Schedule 3.12(a)(ii) sets forth an accurate and complete list of the Leased Real Property. The Owned Real Property and Leased Real Property, together with the properties to which the Group Companies will have continued access from and after the Closing pursuant to the Transaction Documents, constitute all of the real property that is owned, leased, used or held for use primarily in the conduct of the Business as currently conducted. (b) Except as set forth on Schedule 3.12(b), for Permitted Liens, no Person other than Seller and its Subsidiaries, including the Group Companies, has the right to use or occupy the Real Property. With respect to the Owned Real Property, the applicable Group Company holds fee simple title to the Owned Real Property, subject to Permitted Liens, and, other than the rights of Buyer pursuant to the Transaction Documents or rights in favor of any Group Company, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. (c) Seller has made available to Buyer a true, correct a complete copy of each Lease and, with respect to each Owned Real Property, all deeds and material related documentation in Seller’s possession evidencing ownership thereof. Except as set forth in Schedule 3.12(c), (i) each Lease is valid and in full force and effect and is binding on the Group Company party thereto, enforceable against the applicable Group Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and to general principles of equity), (ii) each Group Company or Retained Company that is the tenant thereunder, as applicable, is not in material default or material breach of its obligations under such Lease in each case beyond any applicable notice and cure period and (iii) to the knowledge of Seller, no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default beyond any applicable notice and cure period under any such Lease (in each case, with or without notice or lapse of time or both) by the respective Group Company party thereto. (d) As of the date hereof, neither Seller nor any of its Subsidiaries has received any written notice from any Governmental Authority that (i) any eminent domain or condemnation proceeding is pending or, to the knowledge of Seller, threatened with respect to any Real Property or (ii) any material zoning or building code, ordinance, Governmental Order or regulation is violated in any material respect by the operation or use of the Real Property. Section 3.13 Intellectual Property. (a) Schedule 3.13(a) contains a true and complete list of all current registrations and issuances and pending applications for registration or issuance of any Patents, Trademarks, Internet domain names and copyrights owned by a Group Company and included in 28 the Business Intellectual Property Rights (the “Business Registered Intellectual Property Rights”), specifying as to each such item, as applicable (i) the owner (or the co-owners) thereof, (ii) the jurisdiction (foreign and domestic) in which such item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of such item, and (iv) the date of application and issuance or registration of such item. All necessary registration, maintenance, and renewal fees due in connection with the prosecution and maintenance of applications or registrations for the Business Registered Intellectual Property Rights have been timely paid. (b) The Group Companies are the exclusive owners of all Business Registered Intellectual Property Rights and all other material Business Intellectual Property Rights they own or purport to own. (c) Except as disclosed in Schedule 3.13(b), (i) as of the date hereof, no Action is pending or, to the knowledge of Seller, threatened, that challenges the legality, validity, ownership or enforceability of any rights in respect of any of the Business Intellectual Property Rights and (ii) except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to the Group Companies, taken as a whole, no third party is infringing, misappropriating or violating a Business Intellectual Property Right and (iii) except as would not reasonably be expected to, individually or in the aggregate, be material to the Group Companies, taken as a whole, the conduct of the Business has not infringed or misappropriated and, as currently conducted, does not infringe or misappropriate, the Intellectual Property Rights of any other Person. (d) The IT Assets (i) are in good repair and operating condition and are adequate for the purposes for which they are being used or held for use and perform as required by the Group Companies and (ii) have not malfunctioned or failed since January 1, 2017 in a manner that materially disrupted the conduct of the Business. Seller and its Subsidiaries have used commercially reasonable efforts to protect the confidentiality, integrity and security of the IT Assets (and all information stored or contained therein) against unauthorized use, access, interruption, modification or corruption. Except as disclosed in Section 3.13(d), there has been no security breach, cyber attack, other data security or cyber incident or unauthorized access to the IT Assets, which resulted in the unauthorized use, misappropriation, modification, encryption, corruption, disclosure, or transfer of any Personal Information or other material information or data contained therein, except as would not be material to the Group Companies, taken as a whole. (e) Except as disclosed in Schedule 3.13(e), the Group Companies do not license any proprietary software to any customers or third parties. (f) The Company and each of its Subsidiaries are in compliance in all material respects with all applicable contractual and legal requirements pertaining to data protection or information privacy and security, including any privacy policy concerning the collection or use of such data or information used in the Business. The Group Companies have implemented reasonable backup and disaster recovery arrangements to ensure the continued operation of the Business in the event of a disaster or business interruption. 29

Section 3.14 Title to and Sufficiency of Assets. (a) Except for (i) Shared Contracts that are not Buyer Designated Shared Contracts, (ii) the assets and properties to which the Group Companies will have continued access to or use of after the Closing pursuant to the other Transaction Documents and (iii) as set forth in Schedule 3.14, the Group Companies, in the aggregate, own, lease, license or have the right to use all material assets and properties of the Group Companies, or otherwise used or held for use for the conduct of the Business, free and clear of all Liens, except for Permitted Liens. (b) All assets and properties of the Group Companies or that are otherwise used or held for use for the conduct of the Business, together with all other rights of Buyer or the Group Companies pursuant to the Transaction Documents, immediately after the Closing, will constitute all of the assets and properties required to operate the Business in all material respects in substantially the manner conducted on the date hereof by Seller and its Subsidiaries (including the Group Companies). Section 3.15 Permits. The Group Companies possess all material governmental permits, approvals, orders, authorizations, consents, licenses, certificates, franchises, exemptions of, or filings or registrations with, or issued by, any Governmental Authority necessary for the ownership and use of the assets of the Group Companies and the operation of the Business as currently conducted (the “Permits”), except where the failure to possess such Permit would not reasonably be expected to be material to the Group Companies taken as a whole. All such Permits are valid and in full force and effect, and there are no lawsuits or other proceedings pending or threatened before any Governmental Authority that seek the revocation, cancellation, suspension or adverse material modification thereof. The Group Companies are not in material default of, and, to the knowledge of Seller, no condition exists that with notice or lapse of time or both would constitute a material default, under the Permits. Section 3.16 Employee Benefit Plans. (a) Schedule 3.16(a) sets forth a true and complete list, as of the date hereof, of each material Employee Plan and indicates whether such Employee Plan is a Group Company Plan or a Retained Plan. The Company has not announced or communicated any intention to materially amend or modify any existing material Group Company Plan or to establish any new plan or arrangement that would be considered a material Group Company Plan if in effect on the date hereof. (b) Seller has made available to Buyer copies of (i) each material Employee Plan, (ii) the most recent summary plan descriptions with respect to each material Employee Plan for which a summary plan description is required and (iii) with respect to each material Group Company Plan sponsored by a Group Company, as applicable, the trust agreement, the most recent annual report on Form 5500, the most recent actuarial report or valuation and the most recent determination or opinion letter, if any, issued by the Internal Revenue Service. (c) Schedule 3.16(c) sets forth a true and complete list of each Group Company Plan that is subject to Title IV of ERISA. 30

(d) Except as would not reasonably be expected to, individually or in the aggregate, be material to the Group Companies, taken as a whole, each Group Company Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, has pending or is within the remedial amendment period in which to file an application for such determination from the Internal Revenue Service or has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. (e) Except as would not reasonably be expected to, individually or in the aggregate, be material to the Group Companies, taken as a whole, (i) Seller and the Group Companies, as applicable, have performed in all respects all obligations required with respect to each Group Company Plan, (ii) each Group Company Plan has been maintained in compliance with its terms and with any Law and (iii) all payments (including premiums due) and all employer and employee contributions required to have been collected in respect of each Group Company Plan have been paid when due. (f) Except as would not reasonably be expected to, individually or in the aggregate, be material to the Group Companies, taken as a whole, with respect to the Group Company Plans, (i) no Actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of Seller, threatened, and (ii) to the knowledge of Seller, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, suits or claims. (g) Except as disclosed in Schedule 3.16(g) and except as would not reasonably be expected to, individually or in the aggregate, be material to the Group Companies, taken as a whole, neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated by this Agreement will (i) result in the acceleration or creation of any rights of any Business Employee to payments or benefits or increases in any payments or benefits or any increased or accelerated funding obligation with respect to any Group Company Plan or (ii) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that would reasonably be construed, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). (h) No Group Company has any obligation to “gross-up” or otherwise indemnify any individual for the imposition of the excise tax under Section 4999 of the Code or under Section 409A of the Code. Except as would not result in material liability to the Group Companies taken as a whole, each arrangement subject to Section 409A of the Code (if any) is in compliance in all material respects therewith such that no Taxes or interest will be due and owing after the Closing in respect of such arrangement failing to be in good faith compliance therewith. (i) Except as set forth in Schedule 3.16(i), no Group Company has any obligation or has promised to provide and no Group Company Plan provides retiree or post- 31 termination health, life insurance or other welfare benefits to former employees of any Group Company other than health continuation coverage pursuant to Section 4980B of the Code. Section 3.17 Employees. (a) Except as set forth in Schedule 3.17(a) and except as would not reasonably be expected to, individually or in the aggregate, be material to the Group Companies, taken as a whole, (i) the Group Companies are in compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, employee benefits, workers’ compensation, occupational safety and health requirements, plant closings, wages and hours, immigration, meal and rest breaks, withholding of taxes, employment discrimination, harassment, unlawful retaliation, disability rights or benefits and all titles of the Americans with Disabilities Act or similar applicable Laws, equal opportunity, labor relations, privacy rights, classification of workers as exempt or nonexempt, classification of workers as employees or independent contractors, employee leave issues and unemployment insurance and related matters and (ii) as of the date hereof, there are no complaints, lawsuits or other proceedings pending or, to the knowledge of Seller, threatened against the Group Companies brought by or on behalf of any Business Employee. (b) Except as set forth in Schedule 3.17(b), there are no labor unions presently representing or, to the knowledge of Seller, engaged in any organizing activity with respect to any Business Employee. Except as would not reasonably be expected to, individually or in the aggregate, be material to the Group Companies, taken as a whole, during the past three years there has not been, and there is not, as of the date hereof, pending nor, to the knowledge of Seller, threatened, any strike, slowdown, picketing, or work stoppage by Business Employees. (c) Since February 1, 2018, except as would not reasonably be expected to, individually or in the aggregate, be material to the Group Companies, taken as a whole, the Group Companies (i) have not effectuated a “plant closing” or a “mass layoff” (as defined in the Worker Adjustment and Retraining Notification Act (“WARN”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Group Companies, and (ii) have not engaged in layoffs or employment terminations sufficient in number to trigger application of any applicable state or local Laws that are similar to WARN requiring notice to employees in the event of a closing or layoff, in either case without complying with the notice requirements of WARN or such similar Laws. Section 3.18 Environmental Compliance. Except as set forth in Schedule 3.18: (a) the Business, the Group Companies and the Real Property are, and since January 1, 2017 have been, in compliance in all material respects with all applicable Environmental Laws, including, but not limited to, possessing and complying with any Permits required by applicable Environmental Laws; (b) (i) none of the Group Companies has received any written notice, claim, inquiry, order, request for information, complaint, penalty demand or violation and (ii) there is no Action pending or, to the knowledge of Seller, threatened, that (A) alleges the actual or potential violation in any material respect of or material noncompliance with any Environmental 32

Law or any Permit required by any applicable Environmental Law, alleges any potential material Liability or material Damages arising under or relating to any Environmental Law, including any investigatory, remedial, response, removal or corrective action obligations, or seeks to revoke, material amend, modify or terminate any Permit required by any applicable Environmental Law, (B) relates to the Business, the Group Companies or the Real Property and (C) has not been settled, dismissed, paid or otherwise resolved without any ongoing obligations or costs prior to the date hereof; (c) there has been no Release of Hazardous Substances at, on, under or from any real property currently or formerly owned, leased or operated by the Business or the Group Companies, in each case, during the term of the Business’s or the Group Companies’ ownership, lease or operation, that has resulted or would reasonably be expected to result in a material liability to the Group Companies; and (d) Seller has made available to Buyer all material environmental reports in the possession, custody or control of Seller or the Group Companies relating to the Real Property. Section 3.19 Taxes. (a) Each of the Group Companies has duly and timely filed, taking into account all valid extensions, all material Tax Returns required to have been filed by it, and all such Tax Returns are complete and correct in all material respects. Complete copies of all such Tax Returns for which the statute of limitations on assessment has not expired have been made available to Buyer. All material Taxes (whether or not reflected on such Tax Returns) owed by each of the Group Companies have been duly and timely paid in full. (b) Except as set forth in Schedule 3.19(b), no audit, examination, investigation or other proceeding is pending with any Taxing Authority with respect to any material Taxes asserted against any Group Company and no Group Company has received notice of any threatened audit, examination, investigation or other proceeding from any Taxing Authority for any material Taxes asserted against any Group Company with respect to any taxable period for which the period of assessment or collection remains open. No jurisdiction (whether within or without the United States) in which any Group Company has not filed a particular type of Tax Return or paid a particular type of Tax has asserted in writing that such Group Company is required to file such Tax Return or pay such type of Tax in such jurisdiction. (c) No Group Company has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of or collection of, any material Tax that has not yet expired (excluding extensions of time to file Tax Returns obtained in the ordinary course). The time for filing any Tax Return with respect to any Group Company has not been extended to a date later than the date of this Agreement. No written power of attorney with respect to any such Taxes has been filed or entered into with any Governmental Authority. (d) There are no material Liens on the assets of the Group Companies that arose in connection with any failure (or alleged failure) to pay any Tax (excluding Permitted 33

Liens). All Taxes that could give rise to a Lien on the assets of the Group Companies that are due and payable have been duly and timely paid. (e) No Group Company is a party to or is otherwise bound by any Tax sharing, Tax allocation or Tax indemnity agreement, other than any (x) Tax sharing, Tax allocation or Tax indemnity agreements to which only Group Companies are a party and (y) customary commercial Contracts not primarily related to Taxes. No Group Company (i) has received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or any similar provision of state or local law), in either case that would be binding upon any Group Company after the Closing Date, or (ii) has any liability for the Taxes of any Person (whether under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor) pursuant to any agreement described in this Section 3.19(e). (f) No Group Company has participated in, had any liability in respect of, or any filing obligations with respect to, any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(c) or Treasury Regulations Section 301.6111-2(b). (g) In the two-year period ending on the Closing Date or in a distribution that could otherwise constitute a “plan” or “series of related transactions” in conjunction with the transaction contemplated by this Agreement, no Group Company has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355 of the Code. (h) All material Tax withholding and deposit requirements imposed on or with respect to the Group Companies have been timely and properly satisfied. (i) No Group Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding provision of state, local or foreign income Tax law), (ii) installment sale or open transaction disposition made on or prior to the Closing Date, (iii) prepaid amount received on or prior to the Closing Date or (iv) any election pursuant to Section 108(i) of the Code (or any similar provision of state, local or foreign law) made with respect to any Pre-Closing Tax Period. No Group Company is a party to a “gain recognition agreement” within the meaning of the Treasury Regulations under Section 367 of the Code. (j) All accounting entries (including charges and accruals) for Taxes with respect to any Group Company reflected on the books of the Group Companies (excluding any provision for deferred income taxes reflecting either differences between the treatment of items for accounting and income tax purposes or carryforwards) are adequate to cover any material Tax liabilities accruing through the end of the last period for which the Group Companies ordinarily record items on their respective books. Since the end of the last period for which the Group Companies ordinarily record items on their respective books, no Group Company has engaged in any transaction, or taken any other action, other than in the ordinary course of business, that would reasonably be expected to result in a materially increased Tax liability or materially reduced Tax asset with respect to any Group Company. 34

(k) Schedule 3.19(b) lists each entity classification election and change in entity classification that has been made under Treasury Regulation Section 301.7701-3 with respect to each Group Company for U.S. federal income Tax purposes. Each Group Company (and any subsidiary of any Group Company) is, or after the Entity Conversion will be, treated as a disregarded entity for U.S. federal income Tax purposes. Section 3.20 Insurance. (a) Schedule 3.20(a)(i) sets forth a true and complete list of the material current insurance policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance and other material policies or binders maintained by the Group Companies or related exclusively to one of more of the Group Companies, the Business or the assets, business, operations, employees, officers and directors of one or more of the Group Companies (the “Group Company Insurance Policies”). The Group Company Insurance Policies are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Group Companies. Seller or the applicable Group Company has reported all material claims that would with respect to any Group Company or the Business that exist as of the date of this Agreement which are reportable per the insurance policies under the Group Company Insurance Policies or any policies held by Seller Parent or its Affiliates. Schedule 3.20(a)(ii) sets forth, as of the date set forth in such schedule, the loss-runs for each of the Group Company Insurance Policies and any claims of the Group Companies insured by Seller Parent’s or its Affiliates’ insurance policy for claim years since December 31, 2014. There are no events, circumstances or other liabilities that give rise to a material claim under the Group Company Insurance Policies. (b) Seller Parent (or its Affiliates) holds certain other insurance policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance which are not Group Company Insurance Policies providing coverage with respect to certain of the assets, business, operations, employees, officers and directors of the Group Companies (collectively, and together with the Group Company Insurance Policies, the “Insurance Policies”). Schedule 3.20(b)(i) sets forth a true and complete list, as of the date hereof, of the current insurance policies or binders of Seller’s or Seller’s Affiliates insurance policies which insure the Companies. The list shall include the insurer, policy limits, policy term, policy number and deductible. The Insurance Policies are in full force and effect with respect to the Group Companies and the Business, and the limits thereunder have not been impaired or exhausted or materially diminished (other than diminishment in the ordinary course in accordance with applicable terms). Seller has reported all claims, with respect to any director and officers, fiduciary, cyber or crime policies with respect to any Group Company or the Business, that exist as of the date of this Agreement which are reportable per the directors and officers, fiduciary, cyber or crime insurance policies under the Group Company Insurance Policies or any policies held by Seller Parent or its Affiliates. (c) Except as otherwise provided for in the terms of such policy, neither Seller nor any of its Affiliates (including the Group Companies) has received any written notice of cancellation of, material premium increase with respect to, or material alteration of coverage 35 under, any Group Company Insurance Policy with respect to the Group Companies, the Business or the assets, business, operations, employees, officers and directors of the Group Companies. All of the Insurance Policies (i) are valid and binding in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and to general principles of equity and (ii) have not been subject to any lapse in coverage, in each case, with respect to the Group Companies, the Business or the assets, business, operations, employees, officers and directors of the Group Companies, except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to the Group Companies, taken as a whole, or otherwise materially and adversely impair the conduct of the Business in substantially the manner currently conducted. Except as provided for on Section 3.20(a), are no material claims related to the Group Companies, the Business or the assets, business, operations, employees, officers and directors of the Group Companies pending under any such Insurance Policies as to which coverage has been denied or disputed or in respect of which there is an outstanding reservation of rights. Section 3.21 Finders’ Fees. Except for J.P. Morgan Securities LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller or its Subsidiaries (including the Group Companies) who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement. Section 3.22 Affiliate Transactions. (a) Except as set forth in Schedule 3.22(a), no director, manager or executive officer of any Group Company is (i) party to any material Contract or other business arrangement (other than employment, retention or similar agreements and other Employee Plans) with any Group Company that is not terminable at will by such Group Company without payment or penalty or (ii) owns any material property or right, tangible or intangible, which is used by any Group Company. (b) Except as set forth in Schedule 3.22(b), there are no Contracts, agreements, arrangements or understandings between any of the Retained Companies, on the one hand, and a Group Company, on the other hand, that are material to the operation of the Business and that are not terminable at will by such Group Company without payment or penalty, other than (i) those agreements, arrangements or understandings that are expressly contemplated hereby and (ii) intercompany balances, loans or agreements related to Indebtedness that will be terminated prior to or at the Closing. As of the date hereof, all material Group Company Guarantees are listed on Schedule 3.22(b). (c) There are no Contracts, agreements, arrangements or understandings between a Group Company, on the one hand, and any third party (or any Affiliate of any such third party) from which the Company directly or indirectly acquired a Group Company, on the other hand, other than the transaction documents pursuant to which the Group Companies were acquired. (d) The Seller has made available to Buyer true, correct and complete copies of each contract or arrangement listed or required to be listed on Schedule 3.22(a) or 3.22(b). 36

Section 3.23 Products. The products installed by the Group Companies (or any subcontractor) under any Customer Contract have no defects, are in conformity with applicable product specifications and are in compliance with applicable Law, in each case, except as would not reasonably be expected to, individually or in the aggregate, be material to the Group Companies, taken as a whole, or otherwise materially impair the conduct of the Business in substantially the manner currently conducted. Except as set forth on Schedule 3.23, since January 1, 2017, (i) the Group Companies have not designed or manufactured any of the products installed by the Group Companies (or any subcontractor) under any Customer Contract and (ii) neither Seller nor any of its Affiliates (including the Group Companies) has received any written notice alleging that any product installed by any Group Company (or any subcontractor) under any Customer Contract has any defect, is not in conformity with applicable product specifications or is not in compliance with applicable Law, except as would not reasonably be expected to, individually or in the aggregate, be material to the Group Companies, taken as a whole, or otherwise materially impair the conduct of the Business in substantially the manner currently conducted. No Person has, in the past three (3) years, commenced any product liability Action, or received any compensation, insurance proceeds or other remedy from the Group Companies any insurer or agent thereof, arising out of any product liability claim made by such Person against the Group Companies. Section 3.24 Material Customers. Schedule 3.24 sets forth a list of the ten (10) largest customers of each of Miller Pipeline (together with its Subsidiaries) and Minnesota Limited (together with its Subsidiaries) for the years ended December 31, 2019 and 2018, measured by the dollar value of gross sales to such customer (each, a “Material Customer”). As of the date hereof, neither the Seller nor any Group Company has received any written notice sent to one or more members of senior management, including the individuals set forth on Schedule 1.01(e), of the Group Companies from any Material Customer indicating that such Material Customer is considering or intends, anticipates or otherwise expects to suspend, stop, materially decrease the volume of, or materially change or adjust the economics of any of the terms (whether pursuant to any change order or related to payment, price or otherwise) with respect to purchasing materials, products or services from Business (whether as a result of the consummation of the transactions contemplated hereby or otherwise) or to exercise any rights to retain any amounts held by such Material Customer in respect of pending projects. Section 3.25 No Other Representations and Warranties. Except for the representations and warranties contained in this Article III, the other Transaction Documents or any certificate delivered in connection herewith or therewith, none of the Retained Companies nor any of their respective Representatives, whether on behalf of the Retained Companies or otherwise, has made or is making any express or implied representation or warranty with respect to the Company, its Subsidiaries (including the Group Companies) or any of the Group Company Interests, the Business, or with respect to any other information provided, or made available, to Buyer or any of its Affiliates or Representatives in connection with the transactions contemplated hereby. Neither Seller nor any other Person will have or be subject to any Liability or other obligation to Buyer, its Affiliates or Representatives or any Person resulting from the sale of the Purchased Interests to Buyer or Buyer’s use of, or the use by any of its Affiliates or Representatives of, any such information, including information, documents, financial statements, projections, estimates, budgets, forecasts or other material made available to Buyer, its Affiliates or Representatives in any “data rooms,” teaser, confidential information memorandum or management presentations in 37 connection with the transactions contemplated by this Agreement, unless any such information is included in a representation or warranty contained in this Article III or the other Transaction Documents. Seller and each of its Affiliates disclaim any and all other representations and warranties, whether express or implied with respect to the transactions contemplated by the Transaction Documents. Notwithstanding anything to the contrary contained in this Agreement, none of the Retained Companies or any of their respective Representatives make any express or implied representation or warranty with respect to the Retained Businesses. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to Seller as of the date of this Agreement and as of the Closing Date that: Section 4.01 Existence and Power. Buyer is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has the requisite limited liability company power and authority to own or lease its assets and to conduct its business in all material respects as it is now being conducted. Buyer is duly licensed or qualified in each jurisdiction in which the ownership or operation of its assets or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not reasonably be expected to, individually or in the aggregate, interfere with, prevent or delay the ability of Buyer to enter into and perform its obligations under the Transaction Documents to which it is a party or consummate the transactions contemplated thereby. Section 4.02 Authorization. The execution, delivery and performance by Buyer of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby are within the limited liability company powers of Buyer and have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the due and valid execution and delivery of this Agreement by Seller) constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and to general principles of equity. Each other Transaction Document shall be duly and validly executed by Buyer at or prior to the Closing and, upon such execution and delivery by Buyer and the due and valid execution and delivery of such Transaction Document by each other party thereto, shall constitute a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and to general principles of equity. Section 4.03 Governmental Authorization. Assuming the accuracy and completeness of the representations and warranties of Seller contained in this Agreement, the execution, delivery and performance by Buyer of the Transaction Documents and the consummation of the transactions contemplated thereby require no consent, approval or authorization of, or declaration or filing by or on behalf of Buyer with, any Governmental Authority, except for applicable requirements of the HSR Act and the Exchange Act. 38

Section 4.04 Noncontravention. The execution, delivery and performance by Buyer of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not and shall not (a) violate the Organizational Documents of Buyer, (b) assuming compliance with the matters referred to in Section 4.03, violate any Law, (c) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any material right or obligation or to a loss of any material benefit to which Buyer or any of its Affiliates is entitled under any provision of any agreement or other instrument binding upon Buyer or any of its Affiliates or (d) result in the creation or imposition of any material Lien on any asset of Buyer or any of its Affiliates (except, in the case of clauses (c) and (d), as would not reasonably be expected to, individually or in the aggregate, interfere with, prevent or delay the ability of Buyer to enter into and perform its obligations under the Transaction Documents to which it is a party or consummate the transactions contemplated thereby). Section 4.05 Financial Ability. (a) As of the date of this Agreement, Buyer has received (i) an executed equity commitment letter, dated as of the date hereof (the “Equity Commitment Letter”), from Clayton, Dubilier & Rice Fund X, L.P. (the “Equity Financing Source”), pursuant to which the Equity Financing Source has committed to provide equity financing in an aggregate amount set forth therein, subject to terms and conditions set forth therein (the “Equity Financing”), which Equity Commitment Letter expressly provides that Seller is a third-party beneficiary thereto and (ii) an executed debt commitment letter, dated as of the date hereof (including all exhibits, schedules and annexes thereto and as amended, supplemented, waived, modified, substituted or replaced from time to time after the date hereof in compliance with Section 5.22, the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Commitment Letters”), from the lenders party thereto (the “Lenders”) and the arrangers party thereto, pursuant to which the Lenders have committed, subject to the terms and conditions set forth therein, to provide to Buyer the amount of debt financing set forth therein (the “Debt Financing” and, together with the Equity Financing, the “Financing”), in each case, solely for the Financing Purposes. A true and complete copy of each Commitment Letter (other than the fee letter referred to in the Debt Commitment Letter (the “Fee Letter”), which is addressed below) has been provided to Seller on the date hereof. Buyer has fully paid, or caused to be paid, any and all commitment fees or other fees required to be paid pursuant to the terms of such Commitment Letters or the Fee Letter, as applicable, on or before the date hereof and will pay, or cause to be paid, all additional fees required to be paid pursuant to the terms of such Commitment Letters or the Fee Letter, as applicable, prior to the Closing Date, when and to the extent they become due. As of the date hereof, each Commitment Letter is a legal, valid and binding obligation of Buyer, and with regards to the Equity Commitment Letter, its Affiliates, and, to the knowledge of Buyer, the other parties thereto, in each case subject to (x) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (y) rules of law governing specific performance, injunctive relief and other equitable remedies, and is in full force and effect, and has not been amended, modified, withdrawn, terminated or rescinded in any respect; provided that the existence or exercise of “market flex” provisions in the Fee Letter shall not constitute an amendment or modification to, or withdrawal, termination or rescission of the Debt Commitment Letter. No amendment or modification to, or withdrawal, termination or rescission of, any Commitment Letter is currently contemplated (other than any amendment, supplement, 39 modification, substitution or replacement of the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities (or titles with respect to such entities) that have not executed the Debt Commitment Letter as of the date hereof); provided that the existence or exercise of “market flex” provisions in the Fee Letter shall not constitute an amendment or modification to, or withdrawal, termination or rescission of the Debt Commitment Letter. As of the date hereof, assuming the funding in full of the Financing on the Closing Date and the satisfaction of the conditions set forth in Article VII, Buyer will have on the Closing Date an amount sufficient for Buyer to consummate the transactions contemplated by this Agreement, including (i) paying the Purchase Price, (ii) paying all out-of-pocket fees and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement and due and payable upon the Closing and (iii) satisfying all of its other obligations under this Agreement and the other Transaction Documents, including consummating the transactions contemplated by this Agreement and the other Transaction Documents (collectively, the “Financing Purposes”). Buyer understands and acknowledges that under the terms of this Agreement, Buyer’s obligation to consummate the transactions contemplated by this Agreement is not in any way contingent upon or otherwise subject to Buyer’s consummation of any financing arrangements, Buyer’s obtaining of any financing or the availability, grant, provision or extension of any financing to Buyer. Except for the Fee Letter (a redacted copy of which (none of which redacted terms, individually or in the aggregate, would reduce the amount of the Debt Financing below an amount necessary (together with the Equity Financing) to consummate the transactions contemplated by this Agreement or adversely affect the conditionality, enforceability, availability or termination of the Debt Financing or delay or prevent the Closing or make the funding of the Debt Financing less likely to occur) has been provided to Seller), there are no side letters or other legally binding agreements, contracts or arrangements, nor any contemplated, related to the Financing other than as expressly set forth in the Commitment Letters and the Fee Letter, among the parties thereto that would reasonably be expected to adversely affect the availability of the Financing; provided that the existence or exercise of “market flex” provisions contained in the Fee Letter shall not constitute an amendment or modification of the Debt Commitment Letter. As of the date hereof, the Financing is subject to no conditions precedent other than those set forth in the Commitment Letters and the Fee Letter. As of the date hereof, there are no conditions precedent or other contractual contingencies (x) related to the funding of the full amount of the Financing or any provisions that would reduce the aggregate amount of the Financing set forth in any Commitment Letter or the aggregate proceeds contemplated by any Commitment Letter below the amount necessary to consummate the transactions contemplated by this Agreement or (y) that would otherwise adversely affect the conditionality, enforceability or availability of the Financing. As of the date hereof, assuming the accuracy of the representations and warranties of Seller set forth in Article III, Buyer (1) is not in breach of any of the terms or conditions set forth in the Commitment Letters and no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a material default or breach on the part of Buyer under any term or condition of the Commitment Letters and (2) does not have any reason to believe that any of the conditions to the Financing to be satisfied by it would not be satisfied on a timely basis (taking into account the timing of the Marketing Period) or that the Debt Financing would not be available to Buyer on the Closing Date. Section 4.06 Litigation. There are no Actions pending or, to the knowledge of Buyer, threatened against Buyer, except for such Actions as would not reasonably be expected to, 40 individually or in the aggregate, interfere with, prevent or delay the ability of Buyer to enter into and perform its obligations under the Transaction Documents to which it is a party or consummate the transactions contemplated thereby. Section 4.07 Solvency. Buyer is not entering into this Agreement or the transactions contemplated hereby with the actual intent to hinder, delay or defraud either present or future creditors of Buyer or any of its Subsidiaries. Assuming that the representations and warranties of Seller contained in Article III of this Agreement are true and correct in all material respects, and after giving effect to the transactions contemplated by this Agreement, at and immediately after the Closing, Buyer and its Subsidiaries (including the Group Companies) on a consolidated basis (a) will be solvent (in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its recourse debts as they mature or become due), (b) will have adequate capital with which to engage in its business and (c) will not have incurred debts beyond its ability to pay as they mature or become due. Section 4.08 Purchase for Investment. Buyer is purchasing the Purchased Interests for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Interests and is capable of bearing the economic risks of such investment. Buyer understands and agrees that the Purchased Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with state, local and foreign securities Laws, in each case, to the extent applicable. Section 4.09 Finders’ Fees. Except for Credit Suisse Securities (USA) LLC, UBS Securities LLC and Harris Williams & Co., whose fees and expenses shall be paid by Buyer, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any of its Affiliates that might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement. Section 4.10 No Additional Representations; No Reliance. (a) Buyer acknowledges and agrees that none of the Retained Companies nor any of their respective Representatives, nor any other Person, whether on behalf of the Retained Companies or otherwise, has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Group Companies, the Group Company Interests, the Business or other matters that are not specifically included in Article III of this Agreement (subject to the Disclosure Schedules) or the other Transaction Documents. Without limiting the generality of the foregoing, none of the Retained Companies nor any of their respective Representatives, nor any other Person, whether on behalf of the Retained Companies or otherwise, has made a representation or warranty to Buyer with respect to, and neither Seller nor any other Person shall be subject to any Liability to Buyer or any other Person resulting from, Seller or its Representatives making available to Buyer, (i) any financial statements, projections, estimates, budgets or forecasts for the Business or (ii) any materials, 41 documents or information relating to Seller, the Group Companies or the Business made available to Buyer or its Representatives in certain “data rooms,” teasers, offering memorandum, confidential information memorandum, management presentations or otherwise, in each case, except as expressly covered by a representation or warranty set forth in Article III of this Agreement or the other Transaction Documents. In connection with Buyer’s investigation of the Business, Seller has delivered, or made available to Buyer and its Affiliates and Representatives, certain projections and forecasts, including projected financial statements, cash flow items and other data of Seller and its Subsidiaries relating to the Business and certain business plan information of the Business. Buyer acknowledges that there are uncertainties inherent in attempting to make such projections and forecasts and accordingly is not relying on them, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and forecasts so furnished to it, and that Buyer and its Affiliates and Representatives shall have no claim against the Retained Companies or any other Person with respect thereto. Accordingly, Buyer acknowledges that, without limiting the generality of Section 3.23, none of the Retained Companies nor any of their respective Representatives have made any representation or warranty with respect to such projections and forecasts. (b) In furtherance of the foregoing, Buyer acknowledges that it is not relying on any representation or warranty of the Retained Companies or any of their respective Representatives, other than those representations and warranties specifically set forth in Article III, the other Transaction Documents or any certificate delivered in connection herewith or therewith. Buyer acknowledges that it has conducted to its satisfaction an independent investigation of the financial condition, Liabilities, results of operations and projected operations of the Business and the Group Companies and the nature and condition of their properties, assets and businesses and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article III, the other Transaction Documents or any certificate delivered in connection herewith or therewith. ARTICLE V COVENANTS Section 5.01 Conduct of the Business. (a) From the date hereof until the Closing Date, except as set forth in Schedule 5.01(a), as required by applicable Law, as otherwise expressly contemplated by the Transaction Documents, or with Buyer’s prior written consent (not to be unreasonably withheld, conditioned or delayed), Seller shall, and shall cause its Subsidiaries (including each Group Company) to, use their commercially reasonable efforts to (x) conduct the Business in the ordinary course of business consistent with past practices and (y) preserve intact the present business operations, business relationships, organization, assets and goodwill of the Business and the Group Companies and keep available the services of the current officers and employees of the Group Companies in all material respects. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except as set forth in Schedule 5.01(a), as required by applicable Law, as otherwise expressly contemplated by the Transaction Documents, or with 42

Buyer’s prior written consent (not to be unreasonably withheld, conditioned or delayed), Seller shall cause each Group Company not to: (i) sell, lease, license or otherwise dispose of any material assets of the Group Companies or any interests therein, except (A) pursuant to any Contract listed in Schedule 3.09 (or any Contract entered into in accordance with clause (vi) below), (B) for services rendered or licensed to customers pursuant to Contracts entered into in the ordinary course of business, (C) for any disposition of obsolete or worn-out equipment in the ordinary course of business or (D) otherwise in the ordinary course of business consistent with past practice in all material respects and, in the case of clauses (C) and (D), excluding sales, leases, licenses and other dispositions involving assets, or interests therein, (1) with a value in excess of $500,000 individually or $1,500,000 or (2) consisting of used equipment sold in the ordinary course of business consistent with past practice; (ii) create any Lien on any material asset of any Group Company, other than (A) Permitted Liens, (B) Liens incurred in the ordinary course of business consistent with past practice in all material respects, not to exceed $1,000,000 individually or $5,000,000 in the aggregate and (C) Liens that will be released at Closing; (iii) other than in connection with actions expressly contemplated by this Agreement, make any loans, advances or capital contributions to, or investments in, any Person other than Seller or its Subsidiaries (including any other Group Company), other than in the ordinary course of business consistent with past practices in all material respects, in each case, not to exceed $500,000 individually or $1,500,000 in the aggregate; (iv) adversely amend or otherwise adversely modify in any material respect or terminate (excluding any expiration in accordance with its terms) any Contract listed in Schedule 3.09 (or any contract that would have been required to be listed in Schedule 3.09 if in effect on the date hereof), other than any amendment or modification entered into in the ordinary course of business consistent with past practices in all material respects and containing terms, taken as a whole, not materially less favorable to the Group Companies than the terms of such Contract in effect as of the date of this Agreement; (v) fail to pay or satisfy when due any material Liability, including all trade accounts payable, of the Group Companies (other than any such liability that is being contested in good faith and is accrued on the Balance Sheet); (vi) enter into any Contract that would be required to be disclosed in Schedule 3.09 if such Contract were in effect as of the date of this Agreement, other than any such Contract (A) entered into in response to urgent needs of a customer (or potential customer) on terms and subject to conditions no less favorable to the Group Companies in the aggregate than those set forth in Contracts with such customer in effect as of the date hereof (or, in the case of potential customers, Contracts in effect as of the date hereof with comparable customers), or (B) otherwise entered into in the ordinary 43 course of business consistent with past practice and involving (I) aggregate payments from a Group Company of less than $5,000,000 and (II) aggregate payments to a Group Company of less than $10,000,000 in the case of a fixed price Contract and otherwise $25,000,000; provided, however, that (x) in the event Seller has requested Buyer’s consent to enter into a Customer Contract that requires Buyer’s consent pursuant to this Section 5.01(a)(vi) and Buyer has not responded to such request within three (3) Business Days, Buyer shall be deemed to have consented to the entry into such Contract and (y) this clause (vi) shall not permit any Contract that involves a matter that is otherwise is subject to Buyer’s prior written consent pursuant to this Section 5.01(a); (vii) settle, compromise or release any (A) Action in excess of $750,000 for individual claims or $1,000,000 in the aggregate, without taking into account insurance coverage for such claims, or providing for any non-de minimis non-monetary obligations or restrictions, or (B) any material claim under any Group Company Insurance Policy, in each case, excluding any Action that is settled, compromised or released by the applicable insurance provider without the consent of Seller or its applicable Affiliate (including the Group Companies) in accordance with the applicable insurance policy; (viii) (A) other than with respect to any resolution of the Specified Matter, forgive, cancel or compromise any material debt or claim, or waive, settle or release any right of material value, in each case, in exchange for no consideration other than (i) a cash payment by the Group Companies of less than $5,000,000 or (ii) a credit against future work of less than $1,000,000 or (B) in respect of the Specified Matter, compromise or otherwise resolve such matter except in consultation with Buyer and, following such consultation, in exchange for cash payments or credits, all of which are included in the calculation of Seller Portion; (ix) make or change any material Tax election, change any annual Tax accounting period, adopt or make any material change to any method of Tax accounting, amend any material Tax Returns or file any claims for material Tax refunds, enter into any material closing agreement with a Taxing Authority or settle any material Tax claim, audit or assessment or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability, in each case, except (A) in the ordinary course of business consistent with past practices or (B) with respect to matters involving a Tax Return of any of the Retained Companies; (x) make any material change in any method, principle or classification of financial accounting or financial accounting practice of the Group Companies, except for any such change required by reason of a change in GAAP or applicable Law; (xi) (A) grant any new severance or termination pay to any Business Employee, (B) increase or agree to increase, fund or secure, or accelerate the vesting or payment of, any compensation or payments to any Business Employee other than increases in base salaries or base wages of non-officer Business Employees in the ordinary course of business consistent with past practice, (C) enter into or amend in any 44 material respect any employment agreement with any Business Employee, (D) except in the ordinary course of business consistent with past practice, amend, extend or renew any Collective Bargaining Agreement, except for such transfers or assumptions of Collective Bargaining Agreements to Buyer or its Affiliates as contemplated by this Agreement, (E) trigger any material company-initiated terminations or layoffs, (F) withdraw from any multiemployer pension plans, (G) change the duties of, or transfer or permit to be transferred to Seller and its Affiliates, any Business Employee such that such individual is no longer a Business Employee, (H) change the duties of, or transfer or permit to be transferred to Seller or its Affiliates, any individual who is not a Business Employee such that such individual becomes a Business Employee, or (I) establish, adopt, amend, terminate or become a party to any Group Company Plan or Contract or arrangement that would be a Group Company Plan if in effect as of the date hereof, in each case, with respect to all matters described in this Section 5.01(a)(xi) other than (w) as required by Law, (x) as provided under the terms of an Employee Plan or Collective Bargaining Agreement in effect on the date hereof or (y) for uniform actions taken under Employee Plans that are not Group Company Plans and are applied to substantially all similarly situated employees of Seller and its Affiliates; provided that neither Seller nor any of its Affiliates shall knowingly take any actions with respect to Represented Employees that could reasonably be expected to be a breach of a Collective Bargaining Agreement or trigger an obligation to engage in collective bargaining without the consent of Buyer, and provided that nothing herein shall restrict the Seller or any of its Affiliates from making new equity or long-term incentive awards to one or more Business Employees who currently hold such awards under a Retained Plan, including awards that may vest either in full or on a pro-rated basis upon the Closing (it being understood that Buyer has no Liability or obligation in respect of such awards); (xii) amend any of its Organizational Documents (except for immaterial or ministerial amendments); (xiii) (A) effect any merger, consolidation, recapitalization, reclassification, stock or unit split or like change in its capitalization or (B) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any Person, business or division thereof, or material interest therein; (xiv) fail to maintain, terminate or cancel any Insurance Policy maintained by any Group Company with respect to any material assets without replacing such coverage with a comparable amount of insurance coverage to the extent available on commercially reasonable terms; or (xv) agree or commit to do any of the foregoing. Notwithstanding the foregoing, Seller shall be permitted to (i) cause each Group Company to dividend, transfer, distribute or otherwise pay to Seller or any of its Affiliates any or all of the Cash and Cash Equivalents of such Group Company and (ii) settle intercompany balances between any Group Company, on the one hand, and the Retained Companies, on the other hand, and make capital increases or decreases in connection therewith. 45

(b) Notwithstanding the foregoing, nothing in this Section 5.01 shall prohibit or otherwise restrict in any way the operation of the businesses of the Retained Companies, except solely with respect to the conduct of the Business by the Group Companies. Section 5.02 Pre-Closing Access. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Seller or any of its Subsidiaries (including the Group Companies) by third parties that may be in Seller’s or any of its Subsidiaries’ (including the Group Companies) possession from time to time, from the date hereof until the Closing Date, Seller shall, and shall cause its Subsidiaries (including the Group Companies) to, (a) give Buyer and its Representatives reasonable access to the properties, books, contracts, Tax Returns and records of the Group Companies, (b) furnish to Buyer and its Representatives such financial and operating data and other information relating exclusively to the Group Companies as such Persons may reasonably request and (c) use commercially reasonable efforts to cause the appropriate executive officers and advisers of Seller and its Subsidiaries (including the Group Companies) to cooperate with Buyer in its investigation of the Group Companies. Such access and cooperation shall include, but shall not be limited to, (x) provision by Seller or its Affiliates of information reasonably requested by Buyer with respect to the Retained Plans providing health and welfare benefits to the Business Employees in such form as may be reasonably requested by Buyer so as to permit Buyer to replicate such plans and/or one or more features thereof prior to Closing and (y) Seller and its Affiliates making available to Buyer knowledgeable payroll and HR personnel on reasonable notice, and facilitating access to applicable vendors, so that Buyer can prepare, distribute and collect employee communications to the Business Employees prior to Closing concerning enrollment choices and can reflect such choices in payroll prior to Closing. Any investigation pursuant to this Section 5.02 shall be conducted (i) in accordance with the HSR Act, (ii) during normal business hours, (iii) in such manner as not to interfere unreasonably with the normal conduct of the Business or any of the Retained Businesses, (iv) subject to restrictions under the Leases, if any and (v) at Buyer’s sole cost and expense. Notwithstanding the foregoing, (A) Buyer shall not have access to (x) personnel records of the Business Employees relating to individual performance or evaluation records, medical histories or other information that in Seller’s opinion (in its sole discretion) is sensitive or the disclosure of which could subject Seller or any of its Subsidiaries to risk of Liability, (y) any real property owned or leased by Seller or its Subsidiaries (including the Group Companies) for purposes of conducting any environmental sampling or testing or (z) any information to the extent relating to any Tax Return of any of the Retained Companies that does not constitute a Business Record and (B) Seller and its Subsidiaries (including the Group Companies) may withhold (x) any information relating to the sale process for the Business and information and analysis (including financial analysis) relating thereto and (y) any document or information, as and to the extent necessary to avoid violation or waiver, if the disclosure of such document or information could reasonably be expected to violate any Contract or any Law or would result in the waiver of any legal privilege or work-product privilege; provided that, to the extent practicable and in accordance with such Contract or Law, and in a manner that does not result in the waiver of any such privilege, Seller and its Subsidiaries shall make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of this subclause (y) apply. Seller shall have the right to have a Representative present at all times during any such inspections, interviews and examinations. Buyer shall hold in confidence all such information on the terms and subject to the conditions contained in the Confidentiality Agreement. No investigation by Buyer or other information received by Buyer shall operate as a 46 waiver or otherwise affect any representation, warranty, covenant or agreement given or made by Seller in this Agreement. Section 5.03 Regulatory Filings. (a) Buyer and Seller shall each use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement by the Outside Date (as defined below), including (i) preparing and filing as promptly as practicable with any Governmental Authority all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, clearances, registrations, waivers, permits, authorizations and other confirmations required to be obtained from any Governmental Authority to consummate the transactions contemplated by this Agreement (collectively, the “Regulatory Approvals”). Without limiting the foregoing or any of the other provisions of this Section 5.03, the parties agree that Buyer shall have the sole right, subject to Buyer’s obligations set out in this Section 5.03, to devise the strategy for filings, notifications, submissions and communications with or to any Government Authority and the timing thereof to enable the transactions contemplated by this Agreement to be consummated as promptly as practicable, and in any event, no later than the Outside Date. (b) In furtherance and not in limitation of the foregoing, each of Buyer and Seller shall, and shall cause their respective Affiliates to, (i) make or cause to be made all filings required of each of them or any of their respective Affiliates under the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and within five (5) Business Days after the date hereof, (ii) request early termination of the waiting period under the HSR Act, (iii) use reasonable best efforts to comply at the earliest practicable date with any voluntary or compulsory request under the HSR Act or any other antitrust or competition Law for additional information, documents or other materials received by each of them or any of their respective Affiliates from any Governmental Authority in respect of such filings or such transactions and (iv) cooperate with each other in connection with any HSR Act filing and in connection with resolving any investigation or other inquiry of any Governmental Authority under the HSR Act or any other antitrust or competition Law with respect to the transactions contemplated by this Agreement. Each Party shall use its reasonable best efforts to furnish to the other Party all information required for any application or other filing to be made pursuant to the HSR Act in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, any Party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other Parties under this Section 5.03 as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient Party, and the recipient Party shall cause such outside counsel not to disclose such materials or information to any employees, officers, directors or other Representatives of the recipient Party, unless express written permission is obtained in advance from the source of the materials. Each Party shall promptly inform the other Party hereto of any oral communication to or from, and provide copies of written communications to or from, any Governmental Authority regarding any HSR Act filing, any investigation or inquiry under the HSR Act or any other antitrust or competition Law, or the transactions contemplated by this Agreement. No Party shall independently participate in any meeting with any Governmental 47

Authority in respect of any HSR Act filing or any investigation or other inquiry with respect to the transactions contemplated by this Agreement without giving the other Party reasonable prior advance notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and participate. The Parties shall consult and cooperate with one another in connection with any analyses, appearances, presentations, written correspondence, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to the HSR Act or any other antitrust or competition Law, or related investigations and inquiries, with respect to the transactions contemplated hereby. Whether or not the Closing occurs, Buyer shall be responsible for all filing and similar fees in connection with any filings or submissions under the HSR Act. (c) In furtherance and not in limitation of the actions and obligations described in Section 5.03(b), Buyer shall promptly resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement. In connection therewith, if any Action is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as in violation of any Law, Buyer shall promptly contest and resist any such Action, and seek to have promptly vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, limits or restricts the consummation of the transactions contemplated by this Agreement, including by pursuing all available avenues of administrative and judicial appeal. Buyer shall take all actions as may be required to cause the expiration or termination of the waiting, notice or review periods under the HSR Act with respect to the transactions contemplated by this Agreement as promptly as possible after the execution of this Agreement, and no later than the Outside Date. Buyer shall not, without the prior written consent of Seller (not to be unreasonably withheld, conditioned or delayed), (i) “pull-and-refile,” pursuant to 16 C.F.R. 803.12, any filing made under the HSR Act or (ii) offer, negotiate or enter into any commitment or agreement, including any timing agreement, with any Governmental Authority to delay the consummation of, or not to close before a certain date, the transactions contemplated by this Agreement. (d) Buyer further agrees that it shall, to the extent necessary to obtain a Regulatory Approval from any Governmental Authority required to satisfy the conditions set forth in Section 7.01(a) or Section 7.01(b), as applicable, by the Outside Date, or to avoid the commencement of any Action by any Governmental Authority seeking or the entry of any Governmental Order that would result in, or to have lifted, vacated, reversed or terminated, any Closing Legal Impediment, promptly take the following actions: (i) propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, the sale, divestiture, transfer, license or other disposition (including by licensing any Intellectual Property Rights) of any assets or businesses of the Group Companies or any assets or businesses of Buyer or any of its Affiliates or Subsidiaries (or equity interests held by Buyer or any of its Affiliates or Subsidiaries in entities with assets or businesses); (ii) propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, behavioral, conduct, ownership and operational limitations on, including actions and agreements that would limit the freedom of action with respect to, or the ability to own or operate, the assets or businesses of the Group Companies or any assets or businesses of Buyer or any of its Affiliates or Subsidiaries (or equity interests held by Buyer or any of its Subsidiaries in entities with assets or businesses); (iii) 48 propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, the termination, modification, transfer or other action with respect to any existing relationships and contractual rights and obligations of the Group Companies, or Buyer or any of its Subsidiaries; (iv) otherwise offer to take or offer to commit to take any action that it is capable of taking and, if the offer is accepted, take or commit to take such action, that limits or affects its freedom of action; (v) propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect) any other remedy or condition of any kind; and (vi) in the event that any permanent or preliminary injunction or other Governmental Order is entered or becomes reasonably foreseeable to be entered in any proceeding or other Action that would make consummation of the transactions contemplated by this Agreement unlawful or that would prevent or delay consummation of the transactions contemplated by this Agreement, take any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clauses (i), (ii), (iii), (iv) and (v) of this Section 5.03(d)) necessary to avoid, vacate, modify or suspend such injunction or order. Notwithstanding anything to the contrary herein, Buyer’s obligations under this Section 5.03(d) shall be absolute and not qualified by “commercially reasonable efforts” or “reasonable best efforts.” The entry by any Governmental Authority in any Action of a Governmental Order permitting the consummation of the transactions contemplated hereby but requiring any of the steps contemplated by clauses (i), (ii), (iii), (iv) and (v) of this Section 5.03(d) shall not, individually or in the aggregate, be deemed a failure to satisfy any condition specified in Article VII. Section 5.04 Shared Contracts. Seller, on the one hand, and Buyer, on the other hand, shall, and shall cause their respective Subsidiaries to, cooperate with each other and shall use their commercially reasonable efforts to cause the Shared Contracts set forth in Schedule 5.04(a) (the “Buyer Designated Shared Contracts”) and the Shared Contracts set forth in Schedule 5.04(b) (the “Seller Designated Shared Contracts” and, together with the Buyer Designated Shared Contracts, the “Designated Shared Contracts”) to be replaced with separate contracts (the “Replacement Contracts”) that provide that Buyer or any Group Company, in the case of the Buyer Designated Shared Contracts, or any Retained Company designated by Seller, in the case of the Seller Designated Shared Contracts, receives contract rights and obligations under the Replacement Contracts, as applicable, that are substantially similar to those contract rights and obligations under the Designated Shared Contracts utilized by Seller or any of its Subsidiaries in the conduct of the Business or the Retained Businesses, as applicable, prior to the Closing. Buyer shall be solely responsible for any additional costs or fees arising from and under a Replacement Contract for a Buyer Designated Shared Contract, or in connection with any arrangement with respect thereto described in this Section 5.04, and Seller shall be solely responsible for any additional costs or fees arising from and under a Replacement Contract for a Seller Designated Shared Contract, or in connection with any arrangement with respect thereto described in this Section 5.04. For the avoidance of doubt, notwithstanding anything to the contrary herein, neither Seller, with respect to a Replacement Contract for a Buyer Designated Shared Contract, or in connection with any arrangement with respect thereto described in this Section 5.04, nor Buyer, with respect to a Replacement Contract for a Seller Designated Shared Contract, or in connection with any arrangement with respect thereto described in this Section 5.04, shall be responsible for any Liabilities resulting from such Replacement Contracts, including any increases in pricing or other costs arising as a result of the transactions contemplated by this Agreement. Buyer and Seller shall cooperate and provide each other with reasonable assistance 49 in effecting such separation of the Designated Shared Contracts prior to the Closing and for a period of ninety (90) days following the Closing Date. If Buyer and Seller are not able to effect the separation of a Designated Shared Contract prior to the Closing, then after the Closing, until any such Designated Shared Contract is separated, but in any case no longer than six (6) months, to the extent permissible under Law and under the terms of such Designated Shared Contract, Buyer and each applicable Seller shall (i) assume and perform the Liabilities under such Designated Shared Contract relating to its business or the businesses of its Subsidiaries (and shall promptly reimburse the other Party for any expenses relating thereto incurred by the other Party or its Subsidiaries), allocated in accordance with this Section 5.04, (ii) hold in trust for the benefit of the other Party, and shall promptly forward to the other Party, any monies or other benefits received pursuant to such Designated Shared Contract relating to the business of the other Party (or the business of its Subsidiaries) and (iii) use commercially reasonable efforts to institute alternative arrangements intended to put the Parties in a substantially similar economic position as if such Designated Shared Contract was separated as described above; provided that, notwithstanding the foregoing, following the Closing, (x) no Party shall have any obligation to renew any Designated Shared Contract upon the expiration or termination thereof and (y) to the extent any such Designated Shared Contract contains an “evergreen” provision that automatically renews such Designated Shared Contract unless terminated or cancelled by either party thereto, the applicable Party shall not be prohibited from terminating or canceling such Designated Shared Contract as permitted pursuant to the terms thereof. Buyer shall be solely responsible for replacing any Buyer Designated Shared Contracts, to the extent such Shared Contracts are not separated as described above prior to the Closing. Seller shall be solely responsible for replacing any Seller Designated Shared Contracts, to the extent such Shared Contracts are not separated as described above prior to the Closing. With respect to Liabilities under or resulting from a given Designated Shared Contract, such Liabilities shall, unless otherwise allocated pursuant to this Agreement or a Replacement Contract, be allocated from time to time between the Retained Companies, on the one hand, and Buyer and the Group Companies, on the other hand, as the case may be, based on the relative proportions of total benefits received (to the extent the Liabilities relate to a specific period, over such period, and otherwise over the term of such Designated Shared Contract, measured up to the date of the allocation, without duplication) by the Retained Companies, on the one hand, or Buyer and the Group Companies, on the other hand, under such Designated Shared Contract. Notwithstanding the foregoing, each Party shall be solely responsible for any and all Liabilities to the extent arising out of or relating to such Party’s (or its Subsidiaries’) breach of such Designated Share Contract. It is acknowledged that for the purposes of this Section 5.04, what constitutes “substantially similar” shall be determined after taking into account changes in volume and similar pricing metrics, as well as the needs of the applicable Party. Section 5.05 Third Party Approvals. (a) Except with respect to Regulatory Approvals (which are addressed in Section 5.03) and the Shared Contracts (which are addressed in Section 5.04), subject to the terms and conditions of this Agreement, Seller and Buyer shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to obtain the consents, waivers, approvals, orders and authorizations (the “Third Party Approvals”) necessary to transfer the assets of the Group Companies (any such asset subject to a Third Party Approval, a “Non-Transferable Asset”) prior to the Closing. To the extent that any Third Party Approval has not been obtained 50 prior to the Closing, for up to ninety (90) days after the Closing Date, Buyer and Seller shall use their commercially reasonable efforts, at the other Party’s request, to endeavor to obtain such Third Party Approvals. Notwithstanding the foregoing, no Party shall be required to incur any Liabilities, or provide any financial accommodation, in order to obtain any such Third Party Approval with respect to the transfer of any Non-Transferable Asset for the benefit of the Party to whom such Non-Transferable Asset is contemplated to be transferred under this Agreement (the “Receiving Party”). (b) In addition, to the extent permitted by Law and the terms of the Non- Transferable Asset, in the event any Third Party Approval has not been obtained by the Closing, at the Receiving Party’s request, the applicable other Party (the “Transferring Party”) shall hold in trust for the Receiving Party such Non-Transferable Asset until such time as the Third Party Approval is obtained, but in no event longer than ninety (90) days after the Closing Date. For the period beginning on the Closing Date and not to exceed ninety (90) days after the Closing Date, the Transferring Party shall comply with all applicable covenants and obligations under the Non- Transferable Assets, including the payment of any costs or expenses in connection therewith, which shall be performed by the Transferring Party for the Receiving Party’s account and the Receiving Party shall promptly (but in no event later than ten (10) Business Days following receipt of an invoice from the Transferring Party) reimburse the Transferring Party for any out- of-pocket costs, expenses or payments made by the Transferring Party in respect of such Non- Transferable Asset. For the period beginning on the Closing Date and not to exceed ninety (90) days after the Closing Date, to the extent permitted by Law and the terms of the Non- Transferable Asset, the Receiving Party shall be entitled to receive all of the benefits of the Transferring Party under the Non-Transferable Assets. After the Closing, the Receiving Party shall indemnify and hold harmless the Transferring Party and its Affiliates, Representatives, agents, successors and assigns from and against any and all Liabilities based upon, arising out of or relating to the performance of, or failure to perform, any obligations under the Non- Transferable Assets that are for the benefit of the Receiving Party. Notwithstanding the foregoing, following the Closing Date, a Transferring Party shall have no obligation to renew any Non-Transferable Asset upon the expiration or termination thereof. In addition, to the extent that any Non-Transferable Asset contains an “evergreen” provision that automatically renews such Non-Transferable Asset unless terminated or cancelled by either party thereto, a Transferring Party shall not be prohibited from terminating or canceling such Non-Transferable Asset as permitted pursuant to the terms thereof. Section 5.06 Post-Closing Asset Transfers. In the event that at any time or from time to time within six (6) months following the Closing Date, the Retained Companies receive or otherwise possess any property or asset of the Business (including Cash and Cash Equivalents) or that should belong to Buyer pursuant to this Agreement, Seller shall promptly transfer, or cause to be transferred, such asset to Buyer, for no additional consideration, and to the extent such asset is Cash and Cash Equivalents, Seller shall provide a general explanation or description of such transfer. Prior to any such transfer, Seller shall hold such asset in trust for the benefit of Buyer. In the event that at any time or from time to time within six (6) months following the Closing Date, Buyer or any of its Affiliates, including the Group Companies, receives or otherwise possesses any property or asset (including Cash and Cash Equivalents) of the Retained Businesses or that should belong to any of the Retained Companies pursuant to this Agreement, Buyer shall promptly transfer, or cause to be transferred, such asset to the appropriate Retained 51

Company, designated by Seller, for no consideration, and to the extent such asset is Cash and Cash Equivalents, Buyer shall provide a general explanation or description of such transfer. Prior to any such transfer, Buyer shall hold such asset in trust for the benefit of Seller. Section 5.07 Intercompany Balances; Affiliate Transactions. (a) Except as set forth in Schedule 5.07(a), all intercompany balances between any of the Group Companies, on the one hand, and any of the Retained Companies, on the other hand, shall be eliminated by discharge or otherwise in their entirety effective at or prior to the Closing. (b) Except for the Transaction Documents or the Contracts set forth on Schedule 5.07(b), on or prior to the Closing, Seller shall take all actions necessary to cause any and all Contracts required to be set forth in Schedule 3.22(b) to be terminated without any continuing obligation of any Group Company as of the Closing. Section 5.08 Group Company Guarantees. (a) Buyer shall use its commercially reasonable efforts to obtain from the respective beneficiary, in form and substance reasonably satisfactory to Seller, on or before the Closing Date, valid and binding written unconditional releases of the Retained Companies, as applicable, from any Liability, whether arising before, on or after the Closing Date, under any Group Company Guarantees identified in writing by Seller no less than thirty (30) days after the date hereof, which shall be effective as of the Closing, including by furnishing letters of credit, instituting escrow arrangements, posting surety or performance bonds or making other arrangements as the counterparty may reasonably request. (b) If any Group Company Guarantee referred to in Section 5.08(a) has not been fully and unconditionally released as of the Closing, (i) Buyer and Seller shall cooperate and use their respective commercially reasonable efforts to terminate, or, if the Parties are unable to so terminate, cause Buyer or one of its Affiliates to be substituted in all respects for any Retained Company in respect of, all obligations under such Group Company Guarantees, (ii) Buyer shall indemnify and hold harmless the Seller Indemnitees for any Damages arising from or relating to such Group Company Guarantees, including any claim or demand for payment made on any Retained Company under, and any fees in connection with the issuance and maintenance of, any letters of credit or surety or performance bonds (in each case, if applicable, in proportion to the amount relating to the Business relative to any amount not relating to the Business) and (iii) Buyer shall not permit any of the Group Companies to (A) renew or extend the term of, (B) increase its obligations under, (C) transfer to another third party or (D) amend in any manner, except as contemplated pursuant to clause (i) above or otherwise required by this Agreement, any loan, Contract or other obligation for which any Retained Company is, or would reasonably be expected to be, liable under such Group Company Guarantee. To the extent that the Retained Companies have performance obligations under any such Group Company Guarantee, Buyer will use commercially reasonable efforts to (x) perform such obligations on behalf of the Retained Companies or (y) otherwise take such action as reasonably requested by Seller so as to put the Retained Companies in the same position as if Buyer, and not a Retained Company, had performed or were performing such obligations. 52

(c) Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that at any time on or after the Closing Date, (i) each Retained Company may, in its sole discretion, take any action to terminate, obtain release of or otherwise limit its Liability under any and all outstanding Group Company Guarantees and (ii) none of the Retained Companies will have any obligation to renew any letters of credit or surety or performance bonds issued on behalf of any Group Company or the Business after the expiration of any such letters of credit or surety or performance bonds. Section 5.09 Use of Retained Marks. (a) Buyer and its Affiliates have, and after the Closing, the Group Companies shall have, no right, title, interest, license or any other right whatsoever in the Retained Marks, and none of the Retained Companies have, pursuant to the Transaction Documents, assigned such right, title, interest, license or other right to Buyer, its Affiliates or the Group Companies. (b) For a period of three (3) months following the Closing Date, Buyer and the Group Companies shall have the right to continue to use the marketing and promotional materials, invoices, business cards, schedules, displays, signs, stationery, technical guidelines, product manuals, packing materials and other supplies and similar materials, that were previously created and included in the inventory of the Group Companies and that incorporate the Retained Marks, solely in the manner such supplies and materials were used in the Business prior to Closing and solely to the extent that Buyer and the Group Companies maintain the quality of the goods and services associated with the Retained Marks; provided, however, that as promptly as practicable after Closing, but in no event after the conclusion of such three (3) month period, Buyer shall, and shall cause the Group Companies to, cease and discontinue any use of the Retained Marks and, at Buyer’s sole cost and expense, remove all Retained Marks from all such supplies and materials, in each case, whether such supplies or materials are held by Buyer or the Group Companies or under the control of Buyer or the Group Companies. (c) Before the Closing, Seller and its Subsidiaries (including the Group Companies) may execute and file all documents as shall be necessary or desirable to change the name of any of the Group Companies to remove the words “Vectren” and “CenterPoint Energy” or, in each case, any derivation or translation thereof, from such names. To the extent not already changed by Seller or its Subsidiaries (including the Group Companies), as promptly as practicable after the Closing but in no event later than two (2) weeks after the Closing Date, Buyer shall, and shall cause the Group Companies to, at Buyer’s sole cost and expense, execute and file all documents as shall be necessary to change the name of each of the Group Companies, as applicable, to remove the words “Vectren” and “CenterPoint Energy” or, in each case, any derivation or translation thereof, including filings with the applicable Governmental Authority of each jurisdiction in which the ownership or the operation of the Group Companies’ assets or the character of its activities is such as to require it to be licensed or qualified in such jurisdiction, and providing notice to all customers, vendors and other suppliers of such name change. Section 5.10 R&W Insurance Policy. Concurrent with the execution of this Agreement, Buyer shall obtain a R&W Insurance Policy, the R&W Insurance Policy shall provide that the insurer thereunder shall have no right of subrogation against the Retained Companies, and such insurer has waived any such right of subrogation, except in the case of Fraud, and Buyer shall 53 not agree to any amendment, variation or waiver of the R&W Insurance Policy that amends, varies or waives such waiver without Seller’s prior written consent. Section 5.11 Insurance. (a) On and after the Closing, Seller shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to take such actions as are reasonably necessary to ensure that the Group Companies will be able to benefit from all material coverage which is available to the Group Companies as of the Closing Date under the insurance policies of the Retained Companies with respect to events which have occurred, or conditions which are in existence, prior to or on the Closing Date on all occurrence-based (but not claims-made or occurrence- reported) insurance policies of the Retained Companies to the extent such claims relate to events which have occurred, or conditions which are in existence, prior to the Closing Date. (b) From and after the Closing, Buyer shall not, and shall cause its Affiliates (including, after the Closing, the Group Companies) not to, assert any right, claim or interest to or under any insurance policies of the Retained Companies (excluding any Insurance Policies) or rights to proceeds thereof in effect on or prior to the Closing Date relating to the Group Companies, other than in accordance with Section 5.11(c). (c) From and after the Closing, with respect to any claim or occurrence relating to the Group Companies, Business Employees or former employees of the Group Companies that would be covered by any of the Retained Companies’ occurrence-based (but not claims-made or occurrence-reported insurance policies or Seller or its Affiliate’s insurance policies, except to the extent of any claims that have been “noticed” by Seller or one of its Affiliates to the insurer prior to the Closing Date) insurance policies (such policies, which exclude the Group Company Insurance Policies, the “Available Insurance Policies” and such claims, the “Coverage Claims”), Buyer, on behalf of the Group Companies, may request (the approval of which shall not be unreasonably withheld, conditioned or delayed) for Seller to, on Buyer’s behalf, access, submit claims and seek coverage for such Coverage Claims under the Available Insurance Policies, subject to the terms and conditions of such Available Insurance Policies; provided, however, that (i) Buyer shall exclusively bear the amount of any “deductibles” associated with claims under such Available Insurance Policies and shall otherwise be responsible for all uninsured or uncovered amounts of such claims, subject to Buyer’s right to indemnification under Section 8.02(a), (ii) the Seller and its Affiliates shall be solely responsible, at Buyer’s expense, for notifying any and all Available Insurance Policies insurance companies of such claims and complying with all policy terms and conditions for pursuit and collection of such claims and shall not, without the written consent of Buyer, waive any rights of Buyer under any such insurance policies and programs, (iii) with respect to coverage claims or requests for benefits asserted by the Group Companies under the Available Insurance Policies, Buyer shall reasonably cooperate with Seller in monitoring with respect to such claims upon Seller’s reasonable request, (iv) the Group Companies shall be responsible for any fees, costs or expenses incurred by Seller directly or indirectly through the insurers or reinsurers of the Available Insurance Policies relating to any unsuccessful coverage claims and (v) the Group Companies shall not assign any Available Insurance Policies or any rights or claims under the Available Insurance Policies. Notwithstanding anything contained herein, (x) nothing in this Agreement shall limit, waive or abrogate in any manner any rights of Seller to insurance coverage for any 54 covered claims under the Available Insurance Policies, whether relating to the Group Companies or otherwise, and (y) Seller shall retain the exclusive right to control all of their insurance policies and programs, including the Available Insurance Policies, including the right to exhaust, settle, release, commute, buy-back or otherwise resolve disputes with respect to any of its insurance policies and to amend, modify, terminate or waive any such insurance policies and programs or any rights thereunder; provided that Seller shall not amend, modify, terminate or waive any coverage under any Available Insurance Policies with respect to periods prior to the Closing Date in a manner that would impair coverage thereunder available for Coverage Claims or otherwise limit the rights of Buyer under this Section 5.11(c); provided further, that the Group Companies shall cooperate with Seller with respect to Coverage Claims and requests for benefits and sharing such information as is reasonably necessary in order to permit Seller to manage and conduct its insurance matters as Seller reasonably deems appropriate. (d) Nothing in this Section 5.11 shall limit, modify or in any way affect the rights and obligations of the Parties under Article VIII; provided, however, that any insurance proceeds actually collected with respect to a particular set of Damages shall be taken into account under and to the extent required by Article VIII. No payments due under this Section 5.11 shall affect, be affected by, or be subject to set off against, any adjustment to Purchase Price. Whenever this Section 5.11 requires any Group Company to take any action after the Closing, such requirement shall be deemed to constitute an undertaking on the part of Buyer to take such action or to cause such Group Company to take such action. (e) Seller shall, and shall cause the Group Companies to, use commercially reasonable efforts to take all actions necessary to ensure that, as of the Closing, the (i) Group Company Insurance Policies are in the name of one or more of the Group Companies and (ii) the Retained Companies have been removed as named insureds under each of the Group Company Insurance Policies. (f) From the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, Seller shall, and shall cause the Group Companies to, use commercially reasonable efforts to renew or replace any Group Company Insurance Policy that would otherwise terminate in accordance with its terms or that is subject to cancellation, rescission, invalidation or termination, in each case, on terms no less favorable to the Group Companies in any material respect, including with respect to type and amount of coverage and exclusions. Seller shall (i) consult with Buyer, and keep Buyer informed of all material developments (including material communications), with respect to any such renewal or replacement, (ii) promptly provide copies of material written communications to or from, any insurer with respect to the renewal or replacement of any Group Company Insurance Policy and (iii) consider in good faith any comments from Buyer with respect to the renewal or replacement of any Group Company Insurance Policy. Neither Seller nor any Group Company shall enter into any renewal or replacement of any Group Company Insurance Policy that includes a material change in coverage or premium without the prior consent of Buyer, not to be unreasonably withheld, delayed or conditioned. (g) From the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, Seller shall promptly notify Buyer of: (i) any breach of or any loss of any benefit under, any default under or any action or failure to take any 55 action that, to the knowledge of Seller, would reasonably be expected to entitle an insurer to terminate, cancel, rescind, modify or refuse coverage under any Group Company Insurance Policy; (ii) any non-payment of premiums when due and payable under any Group Company Insurance Policy; (iii) any impairment, exhaustion or material diminishment (other than diminishment in the ordinary course in accordance with applicable terms) of any limits under any Group Company Insurance Policy; (iv) any information provided to insurers in underwriting the various risks with respect to any Group Company Insurance Policy that is discovered to be inaccurate or incomplete in any material respect; (v) any written notice received by Seller or any of its Affiliates (including the Group Companies) or any of their respective employees, agents or representatives regarding (A) the cancellation, rescission, modification, invalidation or termination (whether current or to occur with the passage of time) of any Group Company Insurance Policy or regarding any actual adjustment in the amount of the premiums or deductibles payable with respect to any such policies, or (B) any denial or refusal of coverage, or any rejection of any claim for coverage, under any of the Group Company Insurance Policies. (h) If, during the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, any claim, suit, demand, fact, action, loss, occurrence or circumstance occurs for which coverage is afforded to the Group Companies under the Group Company Insurance Policies, Seller shall, and shall cause the Group Companies to use commercially reasonable efforts to take actions reasonably necessary to preserve and pursue the Group Companies’ coverage rights with respect thereto, including, as and when applicable: (i) timely reporting any such claim, suit, demand, fact, action, loss, occurrence or circumstance, (ii) providing relevant, material documentation reasonably requested by insurers; (iii) seeking necessary consents from insurers; and (iv) providing insurers with documentation of costs and expenses incurred in connection therewith. (i) Buyer shall cause the Company to purchase, and maintain in effect beginning at the Closing and for a period of six (6) years thereafter without any lapses in coverage, a “tail” policy providing (i) directors’ and officers’ and (ii) fiduciary duty liability insurance coverage for the benefit of those Persons who are covered by any Group Company’s directors’ and officers’ liability insurance policies as of the date hereof or at the Closing Date with respect to claims made after the Closing which relate to matters occurring prior to and as of the Closing. Such policy shall provide coverage that is commercially reasonable for the Business, underwritten by one or more insurers with an A.M. Best rating no less than the A.M. Best rating of the insurers of the current policies; provided that, the one-time premium for the directors’ and officers’ “tail” shall not exceed $600,000. For the avoidance of doubt, the fiduciary liability tail policy shall not be required if the Buyer’s post-Closing fiduciary liability policy provides coverage continuity for claims made after the Closing which relate to matters occurring prior to and as of the Closing under a fiduciary liability policy commercially reasonable for the Business. The fiduciary liability retroactive date will be no later than February 1, 2019. Section 5.12 Legal Proceedings; Production of Witnesses. (a) Following the Closing Date, if both Seller (or any of the Retained Companies) and Buyer (or any of its Affiliates, including any Group Company) are named as parties to any Action with respect to a Liability of a Group Company, in order to settle or 56 compromise, or consent to the entry of any judgment with respect to, any such Action, Seller and Buyer, and their respective Subsidiaries, must comply with the provisions of Section 8.03(b) with respect to such settlement, compromise or consent. (b) From and after the Closing, subject to Section 5.13, Seller, on the one hand, and Buyer, on the other hand, shall use their commercially reasonable efforts to make available to each other, upon reasonable written request, their (and their Affiliates’) respective officers, directors, employees and agents for fact finding, consultation and interviews and as witnesses to the extent that any such individual may reasonably be required in connection with any Actions in which the requesting Party may from time to time be involved relating to the conduct of the Business prior to or after the Closing. Access to such Persons shall be granted during normal business hours at a location and in a manner reasonably calculated to minimize disruption to such individuals, the Business and the Retained Businesses, as applicable. Seller and Buyer agree to reimburse each other for reasonable out-of-pocket expenses, including attorneys’ fees, but excluding officers’ or employees’ salaries or other wages, incurred by any other Party in connection with providing individuals and witnesses pursuant to this Section 5.12(b). Section 5.13 Post-Closing Access. After the Closing Date, Buyer and its Affiliates shall, until the seventh (7th) anniversary of the Closing Date (a) afford the Sellers and their respective Representatives reasonable access to all of the Business Records with respect to periods or occurrences prior to or on the Closing Date to the extent reasonably requested in connection with ongoing corporate, financial, legal, reporting or Tax matters of the Retained Companies including making copies thereof by Seller or its Affiliates (at Seller’s expense) and (b) cause the employees, counsel and financial advisors of Buyer and its Affiliates to reasonably cooperate with Seller and its Affiliates in connection with their ongoing Tax and SEC reporting, accounting, litigation or other similar purpose related to Seller’s ownership of the Business prior to the Closing (including the provision of relevant parts of the Business Records of any of the Group Companies), during normal business hours, upon reasonable request and upon reasonable notice. Following the seventh (7th) anniversary of the Closing Date, Buyer shall, and shall cause its respective Affiliates to, use commercially reasonable efforts to notify Seller prior to the destruction of any material Business Records relating to pre-Closing periods, and give Seller a reasonable opportunity (at Buyer’s expense) to obtain possession thereof. From and after the Closing, Seller shall (a) give Buyer and its Affiliates reasonable access to the records of the Retained Companies to the extent relating to the Business on or before the Closing Date, (b) cause the employees, counsel and financial advisors of Seller and its Affiliates to reasonably cooperate with Buyer and its Affiliates in connection with their ongoing Tax and SEC reporting, accounting, litigation or other similar purpose related to Buyer’s ownership of the Business from and after the Closing (including the provision of relevant parts of the Business Records of any of the Group Companies), during normal business hours, upon reasonable request and upon reasonable notice. Notwithstanding the foregoing, any Party may withhold such access, as and to the extent necessary to avoid violation or waiver, to any document or information the disclosure of which could reasonably be expected to violate any Contract or any Law or would result in the waiver of any legal privilege or work-product privilege; provided that, to the extent practicable and in accordance with such Contract or Law, and in a manner that does not result in the waiver of any such privilege, such Party shall make reasonable and appropriate substitute disclosure arrangements under circumstances in which these restrictions apply; provided, further, 57 that nothing in this Section 5.13 or in Section 5.12 (i) shall limit in any respect any rights any Party may have with respect to discovery or the production of documents or other information in connection with any litigation or (ii) shall apply in the case of any dispute between the parties (or their Affiliates) under this Agreement or any Transaction Document, which shall be subject to the applicable rules of discovery. Notwithstanding anything to the contrary in this Agreement, Seller shall not be required to provide access or transfer to Buyer any Tax Returns or other Tax work papers of or including any of the Retained Companies. If Buyer sells all or substantially all of the assets of the Business, it shall negotiate the sale such that the purchaser of the Business or the assets of the Business is bound by the provisions of this Section 5.13. Section 5.14 Confidentiality. (a) Subject to Section 5.15, the Retained Companies and their Affiliates shall not, and shall instruct their Representatives not to, directly or indirectly, for a period of two (2) years after the Closing Date, without the prior written consent of Buyer, disclose to any third party (other than each other and their respective Representatives) any confidential information with respect to the Business (Seller shall be responsible for any disclosure in violation of this Section 5.14(a)); provided that, the foregoing restriction shall not (i) apply to any information (w) to the extent pertaining to the Retained Businesses, (x) generally available to, or known by, the public (other than as a result of disclosure in violation of this Section 5.14(a)), (y) that was independently developed by any Retained Company (other than by the Business prior to the Closing) without use of any confidential information with respect to the Business or (z) that was made available to Seller by a third party with the right to disclose such information, or (ii) prohibit any disclosure (x) required by Law or any listing agreement with any national securities exchange so long as, to the extent legally permissible and reasonably practicable under the circumstances, Seller provides Buyer with reasonable prior notice of such disclosure,(y) necessary to be made in connection with the enforcement of any right or remedy relating to any of the Transaction Documents or the transactions contemplated thereby or (z) to any purchaser or prospective purchaser or financing source or underwriter of any of the Retained Companies or otherwise in connection with such Person’s financial, accounting, Tax or similar due diligence of any of the Retained Companies, in each case, upon such Person’s reasonable request, subject to the execution of a customary confidentiality undertaking by such Person. (b) Subject to Section 5.15, Buyer shall not, and shall cause its Subsidiaries (including, after the Closing, the Group Companies) not to, and shall instruct its Representatives not to, directly or indirectly, for a period of two (2) years after the Closing Date, without the prior written consent of Seller, disclose to any third party (other than each other and their respective Representatives) any confidential information with respect to the Retained Businesses; provided that, the foregoing restriction shall not (i) apply to any information (x) generally available to, or known by, the public (other than as a result of disclosure in violation of this Section 5.14(b)), (y) that was independently developed by Buyer or any of its Subsidiaries (other than the Group Companies) without use of any confidential information with respect to the Retained Businesses or (z) that was made available to Buyer by a third party with the right to disclose such information, or (ii) prohibit any disclosure (x) required by Law or any listing agreement with any national securities exchange so long as, to the extent legally permissible and reasonably practicable under the circumstances, Buyer provides Seller with reasonable prior notice of such disclosure or (y) necessary to be made in connection with the enforcement of any 58 right or remedy relating to any of the Transaction Documents or the transactions contemplated thereby. Section 5.15 Public Announcements. Seller and Buyer agree that no public release or announcement concerning the transactions contemplated hereby shall be issued or made by or on behalf of any Party without the prior consent of the other Party, except that (i) Seller and its Subsidiaries may make announcements from time to time to their respective employees, customers, suppliers and other business relations and (ii) each of Seller and Buyer may make announcements as they may reasonably determine is necessary to comply with applicable Law or the requirements of any agreement to which they or any of their Subsidiaries is a party as of the date hereof, including any listing agreement with any national securities exchange. Notwithstanding the foregoing, Buyer and Seller shall cooperate to prepare a joint press release to be issued on or promptly (and in any event within one (1) Business Day) after the date of this Agreement and a joint press release to be issued on the Closing Date. Seller and Buyer agree to keep the terms of this Agreement confidential, except to the extent and to the Persons to whom disclosure is required by applicable Law or for purposes of compliance with SEC, financial or Tax reporting obligations; provided that, the Parties may disclose this Agreement or its terms (x) to their respective employees, accountants, advisors and other Representatives as necessary in connection with the ordinary conduct of their respective businesses (so long as such Persons agree to, or are bound by contractual, professional or fiduciary obligations to, keep the terms of this Agreement confidential and so long as each Party shall be responsible to the other Parties hereto for breach of this Section 5.15 or such confidentiality obligations by the recipients of its disclosure), (y) to any purchaser or prospective purchaser or financing source or underwriter of such Party (and such purchasers’, financing sources’ and underwriters’ respective legal counsel) in connection with such Person’s due diligence of such Party or (z) to the extent required to obtain Third Party Approvals, and to provide notices in connection therewith, necessary to consummate the transactions contemplated by this Agreement. Section 5.16 Non-Solicitation; Non-Competition. (a) For a period of two (2) years following the Closing Date, none of the Retained Companies, CenterPoint Energy, Inc. or its other Subsidiaries shall, directly or indirectly, solicit or hire (or cause to be directly or indirectly solicited or hired) any Business Employee as of immediately prior to the date hereof or the Closing; provided that, the foregoing restriction shall not apply to (i) generalized searches by use of advertising or recruiting efforts (including the use of search firms) that are not specifically targeted at such Business Employees or hiring any individual who responds to such general solicitation or (ii) soliciting or hiring any Business Employee who is no longer employed by Buyer or any of its Affiliates and has not been so employed by Buyer or its Affiliates for at least one hundred eighty (180). (b) For a period of two (2) years following the Closing Date, Buyer shall not, and shall not permit any of its Affiliates (including, after the Closing, the Group Companies, but excluding any portfolio company not acting at the direction of Clayton Dubilier & Rice, LLC, other than Buyer or any direct or indirect equityholder of Buyer) to, directly or indirectly solicit or hire (or cause to be directly or indirectly solicited or hired) any employee of the Retained Companies as of immediately prior to the date hereof or the Closing (other than the Business Employees) who was involved, in any material respect, in the conduct of the Business during the 59 twelve (12)-months immediately preceding the Closing Date or whom Buyer or its Affiliates became aware of or were introduced to in connection with the transactions contemplated hereby; provided that, the foregoing restriction shall not apply to (i) generalized searches by use of advertising or recruiting efforts (including the use of search firms) that are not specifically targeted at such employees or hiring any individual who responds to such general solicitation or (ii) soliciting or hiring any Business Employee who is no longer employed by Seller or any of its Affiliates and has not been so employed by Seller or its Affiliates for at least one hundred eighty (180) days. (c) For a period of two (2) years following the Closing Date, Seller shall not, and shall cause the other Retained Companies, CenterPoint Energy, Inc. and its other Subsidiaries not to, engage in any Competitive Activity; provided, however, that the foregoing shall not restrict Seller or any of its Subsidiaries from (i) acquiring or owning as an investment, directly or indirectly, securities or any indebtedness of any company that is engaged in any Competitive Activity if Seller or such Subsidiary does not, directly or indirectly, beneficially own in the aggregate more than fifteen percent (15%) of the outstanding securities or indebtedness of such company or (ii) acquiring and continuing to hold or own any business or Person engaged in any Competitive Activity if such Competitive Activity accounts for less than twenty-five percent (25%) of such business’s or Person’s consolidated annual net income, or less than $40,000,000 in annual net income (regardless of percentage represented thereby), in each case during the fiscal year prior to such acquisition being made (or, if earlier, the entry into the definitive agreement providing for the making of such acquisition). In the event Seller or any of its Subsidiaries acquire any business or Person, the acquisition of which would violate this Section 5.16(c) (but for this sentence), Seller or such Subsidiary shall not be in violation of this Section 5.16(c) if as soon as practicable, but in any event within ninety (90) days after the closing of such acquisition, Seller or such Subsidiary commences efforts to divest, and within twelve (12) months after the closing of such acquisition, Seller or such Subsidiary consummates such divestiture of, the portion of such acquired Person or business required in order to comply with this Section 5.16(c) (but for this sentence). “Competitive Activities” means all activities of the Business, in each case, in the manner and place conducted by the Group Companies as of the Closing Date. (d) Notwithstanding anything herein to the contrary, Section 5.16(c) shall not prevent, preclude, restrict or otherwise limit Seller or any of its Subsidiaries from engaging in, conducting or having an ownership interest in any Retained Business, including the utilization of data or other information from a supplier or customer of the Business for use in the Retained Business, it being agreed that any Liability arising from any such usage shall be within the scope of Excluded Liabilities hereunder. Section 5.17 Resignations. Seller shall, and shall cause its Subsidiaries to, cause to be delivered to Buyer duly signed resignations, effective at the time of Closing, of all directors and officers, as applicable, of the Group Companies other than the individuals named in Schedule 5.17 (in the capacities so identified therein). Section 5.18 Contact with Employees, Customers and Suppliers. From the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, Buyer shall not, and shall cause its Representatives not to, contact or communicate with 60 the employees (other than the executive officers of Seller and its Subsidiaries, pursuant to Section 5.02 and the Business Employees pursuant to Section 6.01), customers, potential customers, suppliers or licensors of Seller or any of its Subsidiaries, or any other Persons reasonably known by Buyer to have a business relationship with Seller or any of its Subsidiaries, concerning the transactions contemplated hereby without the prior written consent of Seller. Section 5.19 Tax Matters. (a) Buyer and Seller shall cooperate fully, and shall cause each of their respective Subsidiaries, including the Group Companies, to cooperate fully, as and to the extent reasonably requested by the applicable other Party, in connection with the preparation, execution and filing of Tax Returns and any audit, examination, inquiry, assessment, claim for refund, lawsuit, action, claim, arbitration, mediation or other proceeding at law or in equity by or before a Taxing Authority with respect to Taxes relating to the Group Companies. Such cooperation shall include access to records and information which are reasonably relevant to any such matter, making personnel available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, executing Tax Returns and executing powers of attorney. Buyer shall cause its Affiliates, including the Group Companies, to retain all books and records with respect to Tax matters pertinent to the Business and the Group Companies relating to any taxable period beginning on or before the Closing Date until the expiration of the applicable statute of limitations of the respective taxable periods (including any extensions thereof). Except as otherwise provided in this Agreement, the Party requesting assistance hereunder shall reimburse the other for any reasonable out of pocket costs incurred in providing any Tax Return, document or other written information, and shall compensate the other for any reasonable costs (excluding wages and salaries and related costs) of making employees available, upon receipt of reasonable documentation of such costs. Any information obtained under this Section 5.19(a) shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting any audit, examination or other proceeding. Buyer and Seller agree that the sharing of information and cooperation contemplated by this Section 5.19(a) shall be done in a manner so as not to interfere unreasonably with the conduct of the business of the parties. (b) Purchase Price Allocation. (i) No later than sixty (60) days after the Determination Date, Seller shall deliver to Buyer a statement allocating the Purchase Price (increased by the amount of liabilities assumed by Buyer and any other item properly taken into account for U.S. federal income (and applicable state and local) Tax purposes) among the assets of the Group Companies (the “Allocation Statement”) in a reasonable manner consistent with Section 1060 of the Code and the regulations thereunder. (ii) Buyer shall deliver a written notice to Seller within 30 days after Buyer’s receipt of the Allocation Statement either accepting or objecting to the Allocation Statement, and, if Buyer shall not have delivered such written notice within such 30-day period, Buyer shall be deemed to have agreed to the Allocation Statement, and the Allocation Statement shall become final and binding upon the Parties (the “Final Allocation”). If Buyer objects to the Allocation Statement in accordance with the 61 immediately preceding sentence, then Buyer and Seller shall negotiate in good faith for a period of thirty (30) days after Seller’s receipt of Buyer’s written notice of objection to resolve their differences, and, if the Parties reach a resolution, the Allocation Statement shall be adjusted to reflect such resolution and, as adjusted, shall become the Final Allocation. If Buyer and Seller are unable to resolve their differences within such 30-day period, then Buyer and Seller shall prepare separate allocations and there shall be no Final Allocation. (iii) If a Final Allocation is agreed to or otherwise determined pursuant to Section 5.19(b), then for U.S. federal (and applicable state and local) income Tax purposes, the Parties shall report the transactions contemplated by this Agreement in a manner consistent with the Final Allocation and neither Buyer nor Seller shall agree to any proposed adjustment to the Final Allocation by any Taxing Authority without first giving the other Party prior written notice; provided, however, that nothing contained herein shall prevent Buyer or Seller from settling any proposed deficiency or adjustment by any Taxing Authority based upon or arising out of the Final Allocation, and neither Buyer nor Seller shall be required to litigate before any court any proposed deficiency or adjustment by any Taxing Authority challenging the Final Allocation. (c) Any and all existing Tax sharing, Tax allocation or Tax indemnity agreements, except for this Agreement, between any Group Company, on the one hand, and any Retained Company, on the other hand, shall be terminated as of the Closing Date to the extent they relate to the Group Companies. (d) The amount of any Taxes attributable to a taxable period that begins before and ends after the Closing Date (a “Straddle Period”) shall be apportioned between the portion of such period ending on the Closing Date and the portion beginning on the day after the Closing Date (a) in the case of real and personal property Taxes, by apportioning such Taxes on a per diem basis and (b) in the case of all other Taxes, on the basis of a closing of the books as of the close of business on the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a per diem basis. For the avoidance of doubt, (i) in the case of any income Tax attributable to the ownership of an entity that is taxed as a partnership or of any other entity that is treated as a “flow-through” entity for Tax purposes (excluding a “controlled foreign corporation” within the meaning of Section 957(a) of the Code), the portion of such income Tax that relates to the Pre-Closing Tax Period shall be deemed to be the amount that would be payable if the relevant Tax period of such “flow-through” entity ended on the Closing Date and (ii) all items of loss or deduction for applicable income Tax purposes resulting from or attributable to any Transaction Expenses will be treated as properly allocable to the appropriate Pre-Closing Tax Period of the Group Companies and allocated to the existing Group Companies as of immediately before the Closing. (e) Tax Returns. (i) From the date of this Agreement through and after the Closing Date, Seller shall prepare and file as required by applicable Law with the appropriate Taxing Authority (or cause to be prepared and filed) in a timely manner (x) all consolidated, combined, unitary, affiliated or similar Tax Returns that include the Group 62

Companies, on the one hand, and any Retained Company, on the other hand, and (y) all other Tax Returns of the Group Companies that are required to be filed on or prior to the Closing Date. All such Tax Returns shall be prepared in a manner consistent with most recent past practice, except as otherwise required by applicable Law. (ii) Buyer shall prepare and file as required by applicable Law with the appropriate Taxing Authority (or cause to be prepared and filed) in a timely manner all Tax Returns of the Group Companies that are not addressed in Section 5.19(e)(i). (iii) Seller shall submit each such Tax Return described in Section 5.19(e) (i) to Buyer (together with schedules, statements and, to the extent requested by Buyer, such supporting documentation as is reasonably necessary to review such Tax Return) at least thirty (30) days prior to the due date (including extensions) of such Tax Return, provided that Seller shall not be required to submit to Buyer any consolidated, combined, unitary, affiliated or similar Tax Return including any Retained Company. If Buyer objects to any item on any such Tax Return (including a pro forma Tax Return), it shall, within fifteen (15) days after delivery of such Tax Return, notify Seller in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection is duly delivered, Buyer and Seller shall negotiate in good faith and use their reasonable best efforts to resolve such items. In the event of any disagreement that cannot be resolved between Buyer and Seller, such disagreement shall be resolved by an accounting firm of international reputation mutually agreeable to Seller and Buyer (the “Tax Accountant”), and any such determination by the Tax Accountant shall be final. The fees and expenses of the Tax Accountant shall be borne equally by Buyer and Seller. (iv) After the Closing, Seller shall not, and shall not permit any of its Affiliates to, amend any Tax Returns or change any Tax elections or accounting methods with respect to Group Companies relating to any Pre-Closing Tax Period to the extent such amendment or change could reasonably be expected to have a material cost to Buyer or the Group Companies. (f) Buyer shall promptly notify the Seller in writing upon receipt by the Buyer or any of its Affiliates of notice of any pending or threatened of state, local or non-U.S. Tax audits or assessments relating to any Taxes described in subsection (c) of the definition of “Excluded Liabilities.” Each Party shall, upon the receipt by such Party or its Affiliates of notice of any pending or threatened federal, state, local or non-U.S. Tax audit or assessment relating to the Group Companies with respect to a Tax for which the other Party or its Affiliates may be liable, promptly notify such other Party in writing; provided, that failure to so notify the other Party of any such audit or assessment shall not relieve such other Party of any liability with respect thereto except to the extent such other Party was actually and materially prejudiced as a result thereof; further provided that Buyer shall not be obligated to notify Seller with respect to any such notice after the date on which the Closing Date Net Working Capital is provided pursuant to Section 2.04(b) or the Determination Date (whichever is later). Notwithstanding anything to the contrary herein, Seller shall control (at its sole cost and expense) any Tax audit, examination or proceeding relating to any Taxes described in subsection (c) in the definition of “Excluded Liabilities.” Buyer shall control (at its sole cost and expense) any Tax audit, 63 examination or proceeding relating to the Group Companies that is not described in the preceding sentence; provided, that Buyer shall not settle or compromise any such audit, examination or proceeding with respect to which Seller or any of its Affiliates is liable without obtaining Seller’s prior written consent thereto, which shall not be unreasonably withheld, conditioned or delayed, however, Buyer shall have no obligation to obtain Seller’s consent after date on which the Closing Date Net Working Capital is provided pursuant to Section 2.04(b) or the Determination Date (whichever is later). (g) Neither Buyer nor any Affiliate of Buyer will make, revoke or modify any Tax election with effect on or prior to the Closing Date, change any method of Tax accounting with respect to any taxable period (or portion thereof) ending on or before the Closing Date or amend any Tax Return in respect of any taxable period ending on or before the Closing Date, in each case, with respect to any Taxes described in subsection (c) of the definition of “Excluded Liabilities.” Section 5.20 Further Assurances. Seller and Buyer agree that, from and after the Closing Date, each of them shall, and shall cause their respective Affiliates to, execute and deliver such further instruments documents, conveyances and assurances and take such other action as shall be necessary or may reasonably be requested by such Party to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby, or otherwise to carry out the purposes and intents hereof. Section 5.21 Cooperation with Financing. (a) Prior to the Closing, at Buyer’s expense to the extent subject to the expense reimbursement provisions in Section 5.22(b), Seller shall, shall cause the Group Companies to, shall use its reasonable best efforts to cause its Affiliates to, and shall use its reasonable best efforts to cause its and their respective Representatives to, use its reasonable best efforts to cooperate with Buyer as necessary in connection with the arrangement or obtaining of the Debt Financing or any high-yield bonds being issued in lieu of all or a portion of the Debt Financing as may be reasonably requested by Buyer, including (i) causing the management of the Business, with appropriate seniority and expertise, to assist in preparation and participate at reasonable times in a commercially reasonable number of management and other meetings (including customary one-on-one meetings with the parties acting as lead arrangers, bookrunners or agents for, and prospective lenders and buyers of, the Debt Financing), drafting sessions, presentations, road shows, and rating agency presentation and other due diligence sessions, in each case, upon reasonable advance notice, in connection with the Debt Financing or any high- yield bonds being issued in lieu of all or a portion of the Debt Financing, (ii) furnishing Buyer and the Debt Financing Sources, as promptly as practicable, with the Required Information, (iii) assisting in the preparation of and, in the case of the Group Companies, executing and delivering the Debt Financing Agreements and any other credit agreements, indentures, notes, guarantees, pledge and security documents, hedging arrangements, other definitive financing documents and other certificates or documents and back up therefor and for legal opinions that need to be executed and delivered prior to the Closing as may be reasonably requested by Buyer or the Debt Financing Sources and otherwise reasonably facilitating the granting of guarantees and the pledging of collateral required in connection with the Debt Financing, (iv) causing the 64 management of the Business, with appropriate seniority and expertise, to assist Buyer and the Debt Financing Sources with the preparation of materials for customary offering documents, bank information memoranda and related lender presentations, materials for rating agency presentations, any high-yield offering memorandum and roadshow presentations, bridge teasers, private placement memoranda and other similar marketing material or memoranda required in connection with the Debt Financing or any high-yield bonds being issued in lieu of all or a portion of the Debt Financing (collectively, the “Debt Marketing Materials”), including (A) furnishing business and financial projections reasonably requested by Buyer, (B) furnishing records, data or other information necessary to support any statistical information or claims relating to the Business appearing in the Debt Marketing Materials and (C) executing and delivering a certificate of the chief financial officer (or other comparable officer) of the Business with respect to financial information (including pro forma financial information ) of the Group Companies included in the Debt Marketing Materials to the extent such financial information is not covered by the independent auditor’s comfort letter, (v) (A) executing and delivering customary authorization letters to the Debt Financing Sources authorizing the distribution of information to prospective lenders and investors (including customary 10b-5 and material non- public information representations) and (B) facilitating the independent auditors of the Business to (1) provide, consistent with customary practice, customary comfort letters (including “negative assurance” and change period comfort) and consents, together with drafts of such comfort letters that the independent auditors of the Business are prepared to deliver upon “pricing” and closing of any high-yield bonds being issued in lieu of all or a portion of the Debt Financing, and causing such independent auditors to deliver such comfort letters upon the “pricing” and closing of any such high-yield bonds, with respect to financial information relating to the Business, as reasonably requested by Buyer or the Debt Financing Sources, as necessary or customary for financings similar to the Debt Financing or any high-yield bonds being issued in lieu of all or a portion of the Debt Financing and (2) attend accounting due diligence sessions and drafting sessions at reasonable times in a commercially reasonable number of meetings, (vi) using reasonable best efforts to cooperate with Buyer and Buyer’s efforts to obtain corporate and facilities ratings and any necessary consents, (vii) using reasonable best efforts to cooperate with the Debt Financing Sources in their efforts to benefit from the existing lending relationships of the Business, (viii) using reasonable best efforts to cooperate with Buyer to satisfy the conditions precedent to the Debt Financing to the extent within the control of Seller or the Group Companies, (ix) delivering notices of prepayment, termination or redemption within the time periods required by the relevant agreements governing all Indebtedness required to be paid, satisfied and discharged pursuant hereto (provided, however, that Seller or the Group Companies shall not be obligated to deliver any such notices prior to the Closing that are not conditioned upon the occurrence of the Closing) and (x) furnishing Buyer and the Debt Financing Sources promptly, and in any event no later than three Business Days prior to the Closing Date, with all documentation and information that any lender, provider, arranger or trustee for the Debt Financing or any high-yield bonds issued in lieu of all or a portion of the Debt Financing has reasonably requested at least ten Business Days prior to the Closing Date in connection with such Debt Financing or any high-yield bonds issued in lieu of all or a portion of the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. PATRIOT Improvement and Reauthorization Act, Title III of Pub. L.107-56 (signed into law October 26, 2001, as amended from time to time) and the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department 65 of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act (such rule published May 11, 2016 and effective May 11, 2018, as amended from time to time); provided, in each case, that (A) neither Seller nor any of its Subsidiaries shall be required to incur any liability (including the payment of any fees) in connection with the Financing prior to the Closing Date that are not subject to the expense reimbursement provisions contained in Section 5.22(b), (B) the pre-Closing Board of Directors of Seller, and the directors and managers of Seller or any of its Subsidiaries, shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing is obtained, (C) neither Seller nor any of its Subsidiaries shall be required to execute any definitive financing documents, including any credit or other agreements, pledge or security documents, or other certificates, legal opinions or documents in connection with the Financing that is not contingent upon the Closing or that would be effective prior to the Closing (except for (I) any certificate of the chief financial officer (or other comparable officer) of the Business described in clause (iv)(C) above that is required to be delivered upon “pricing” and closing of high yield bonds, (II) the authorization letters set forth in clause (v)(A) above, (III) any customary management representation letters required by the independent auditors of the Business to deliver the comfort letters contemplated by clause (v)(B) above and (IV) the prepayment, termination or redemption notices set forth in clause (ix) above, which notices may be conditioned upon the Closing), (D) except as expressly provided above, neither Seller nor any of its Subsidiaries shall be required to take any corporate actions prior to the Closing Date to permit the consummation of the Financing that is not contingent upon the Closing or that would be effective prior to the Closing, and (E) neither Seller nor any of its Subsidiaries shall be required to provide any assistance or cooperation that would (1) unreasonably interfere with its business operations, (2) cause any representation or warranty in this Agreement made by Seller to be breached, or (3) cause any conditions to Closing set forth in Article VII to fail to be satisfied by the Outside Date or otherwise result in a breach of this Agreement by Seller that would provide Buyer the right to terminate this Agreement (unless waived by Buyer). On the Closing Date or following the termination of this Agreement, Buyer shall promptly reimburse Seller for all documented out-of- pocket third party costs incurred by Seller in connection with such cooperation to the extent subject to the expense reimbursement provision in Section 5.22(b). (b) Seller shall, and shall cause its Affiliates (including the Group Companies) to, supplement the Required Information on a reasonably current basis to the extent that any such Required Information, to the knowledge of Seller or the Group Companies, when taken as a whole and in light of the circumstances under which such statements were made, contains any material misstatement of fact or omits to state any material fact necessary to make such information not materially misleading. (c) Seller hereby consents to the reasonable use of all of the Business’s logos, names and trademarks in connection with the Debt Financing or any high-yield bonds being issued in lieu of all or a portion of the Debt Financing; provided that such logos, names and trademarks shall be used solely in a manner that is not intended or reasonably likely to harm or disparage Seller or the Business, or their respective reputation or goodwill. 66

Section 5.22 Financing. (a) Subject to the terms and conditions of this Agreement, Buyer shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, as promptly as possible, all things necessary, proper or advisable to arrange and obtain the Financing on a timely basis (taking into account the timing of the Marketing Period) on terms and conditions no less favorable to Buyer than those contained in the Commitment Letters (including any “market flex” provisions contained in the Fee Letter), including using its reasonable best efforts to, as promptly as possible, (i) maintain in effect the Commitment Letters (subject to the right of Buyer to amend, supplement, modify, substitute or replace, or waive any of its rights thereunder in accordance herewith), (ii) satisfy, or cause to be satisfied, on a timely basis (taking into account the anticipated timing of the Marketing Period) or obtain the waiver of, all conditions applicable to Buyer contained in the applicable Commitment Letters (or any definitive agreements related thereto) that are within Buyer’s control, (iii) negotiate and enter into definitive agreements with respect to the Debt Financing (such definitive agreements being referred to as the “Debt Financing Agreements”) on the terms and conditions contained in the Debt Commitment Letter and the Fee Letter (including any such “market flex” provisions contained in the Fee Letter) or on other terms that are no less favorable to Buyer than those contained in the Debt Commitment Letter and the Fee Letter (including any such “market flex” provisions contained in the Fee Letter), (iv) enforce its rights against any other party to any Commitment Letter and (v) consummate the Financing contemplated by the Commitment Letters and the Fee Letter substantially concurrently with the Closing. Buyer shall give Seller prompt written notice (A) upon having knowledge of any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to result in material breach or default) by any party to any Commitment Letter, (B) if and when Buyer becomes aware that any portion of the Financing contemplated by any Commitment Letter would not be available for the Financing Purposes, (C) of the receipt of any written notice or other written communication from any Person with respect to any (1) actual or potential breach, default, termination or repudiation by any party to any Commitment Letter or (2) material dispute or disagreement between or among any parties to any Commitment Letter (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Financing or Debt Financing Agreements) and (D) of any expiration or termination of any Commitment Letter. As soon as reasonably practicable, Buyer shall promptly provide information, to the extent reasonably available to Buyer, reasonably requested by Seller in writing relating to any circumstance referred to in clause (A), (B), (C) or (D) of the immediately preceding sentence. Without limiting the foregoing, Buyer shall keep Seller informed upon request on a reasonable basis and in reasonable detail of the status of its efforts to arrange the Financing. If any portion of the Financing becomes unavailable (whether through expiration, termination or otherwise) on the terms and conditions set forth in the applicable Commitment Letter and the Fee Letter (including any “market flex” provisions that are contained in the Fee Letter) (other than as a result of Seller’s breach of any provision of this Agreement, or failure to satisfy the conditions set forth in Section 7.01 or Section 7.03), Buyer shall use its reasonable best efforts to arrange and obtain alternative financing from the same or alternative sources in an amount such that the aggregate funds that would be available to Buyer at the Closing will be sufficient to consummate the transactions contemplated by this Agreement (the “Alternative Financing”) as promptly as practicable following the occurrence of such event, and the provisions of this Section 5.22 shall be applicable to the Alternative Financing, and for purposes 67 of Section 5.21 and this Section 5.22 all references to the Financing shall be deemed to include such Alternative Financing and all references to the applicable Commitment Letter shall include the applicable documents for the Alternative Financing; provided that Buyer shall not be required to arrange or obtain any Alternative Financing having terms and conditions (including “market flex” provisions) less favorable to Buyer than those contained in the Debt Commitment Letter and Fee Letter; provided further, that Buyer shall deliver to Seller complete and correct copies of all replacements, amendments, supplements, other modifications or agreements pursuant to which any Alternative Financing shall be made available to Buyer reasonably promptly after the time such replacements, amendments, supplements, other modifications or agreements are agreed (provided that the existence and/or amount of fees, flex provisions, pricing terms and pricing caps set forth in any fee letter may be redacted). Other than as set forth in this Section 5.22, Buyer shall not permit, without the prior written consent of Seller (not to be unreasonably withheld, conditioned or delayed), any material amendment or modification to be made to, or any termination, rescission or withdrawal of, or any material waiver of any provision or remedy under, any Commitment Letter (it being understood that the exercise of any “market flex” provisions contained in the Fee Letter shall not be deemed a replacement, amendment, supplement, modification or waiver), to the extent such amendment, modification or waiver would (x) reduce the aggregate amount of the Financing such that Buyer would not or does not have sufficient cash resources in immediately available funds to permit Buyer to consummate the transactions contemplated by this Agreement or (y) impose any new or additional condition, or otherwise replace, amend, supplement or modify any condition, to the receipt of the Financing in a manner that would reasonably be expected to (I) materially delay or prevent the Closing Date, (II) make the funding of the Financing (or satisfaction of the conditions to obtaining the Financing) less likely to occur or (III) adversely impact the ability of Buyer to enforce its rights against any other party to any Commitment Letter; provided that Buyer may amend, supplement, modify, substitute or replace the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities (or titles with respect to such entities) that have not executed the Debt Commitment Letter as of the date hereof (it being understood that the aggregate commitments of the lenders party to the Debt Commitment Letter prior to such amendment, supplement, modification, substitution or replacement may be reduced in the amount of such additional party’s commitments). Upon any amendment, supplement, modification, substitution or replacement of, or waiver under, the Debt Commitment Letter in accordance with this Section 5.22(a), Buyer shall reasonably promptly provide a copy thereof to Seller, and references to the “Debt Commitment Letter” shall include such documents as permitted to be amended, supplemented, modified, substituted, replaced or waived under this Section 5.22(a), and references to the “Debt Financing” shall include the financing contemplated by the Debt Commitment Letter as permitted to be amended, supplemented, modified, substituted, replaced or waived under this Section 5.22(a); provided, further, that Buyer shall (x) notify Seller in writing of any such replacement, amendment, supplement or other modification of, or waiver of any of its rights under, any Commitment Letter reasonably promptly after the time such replacement, amendment, supplement, modification or waiver is agreed and (y) provide Seller executed copies of all replacement or amended Commitment Letters (which, in the case of any amendments to, or replacement of, any fee letter, the existence and/or amount of fees, flex provisions, pricing terms and pricing caps set may be redacted) reasonably promptly after the time such amended or replacement Commitment Letter is executed. Buyer shall provide notice to Seller promptly upon receiving the Financing. Notwithstanding anything to the contrary 68 in this Agreement, compliance by Buyer with this Section 5.22 shall not relieve Buyer of its obligation to consummate the transactions contemplated by this Agreement, whether or not the Financing or Alternative Financing is available. (b) Notwithstanding anything to the contrary in this Agreement or any of the Transaction Documents, Buyer shall indemnify, defend and hold harmless Seller and its Subsidiaries, and their respective Affiliates and Representatives, from and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing and any information utilized in connection therewith, except to the extent that any of the foregoing arise from (i) the bad faith, gross negligence or willful misconduct of Seller or any of its Subsidiaries, as applicable or (ii) historical information provided in writing by the Seller or any of its Subsidiaries specifically for use in connection with the Debt Financing containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer shall promptly, upon written request by Seller, reimburse Seller and its Subsidiaries for all reasonable and documented out-of-pocket costs (including reasonable attorneys’ fees and ratings agencies’ fees) incurred by Seller or its Subsidiaries in connection with the cooperation described in Section 5.21 or otherwise in connection with the Financing. ARTICLE VI EMPLOYEE MATTERS Section 6.01 Employee Communications and Consultations. From and after the date hereof until the Closing Date, Buyer and Seller shall cooperate in good faith regarding any written communications to be distributed to any Business Employees relating to the transactions contemplated by this Agreement or post-Closing terms of employment and Buyer shall consult with Seller and obtain Seller’s consent before distributing any communications to any Business Employees or any union or other labor representative. Section 6.02 Employee Transfers. Subject in each case to the provisions of any applicable Group Company Union Contract, prior to the Closing, Seller and its Subsidiaries shall take such actions as are necessary to transfer the employment of each employee who is employed primarily in connection with the Business and who is employed by a Retained Company to a Group Company, such that as of the Closing, the only employees of the Group Companies shall be the Business Employees. Section 6.03 Continuation of Benefits. With respect to each Continuing Employee, following the Closing until the twelve (12) month anniversary of the Closing Date or such longer period required by applicable Law (such period, the “Benefits Continuation Period”), Buyer shall, and shall cause the Group Companies and its other Affiliates, as applicable, to provide to such Continuing Employee with (i) substantially the same or better employment responsibilities in the same location or within fifty (50) miles of the same location as held by the Continuing Employee immediately prior to the Transfer Time, unless such Continuing Employee consents to such change in employment responsibilities or location change; (ii) a base salary or wage rate and short-term cash-based incentive compensation target opportunities that are no less favorable in the aggregate than that in effect with respect to such Continuing Employee immediately prior to the Closing and (iii) employee benefits under Buyer’s benefit plans provided to similarly- 69 situated non-union-represented employees of the Buyer and its Subsidiaries other than defined contribution benefits, which will be provided under the current 401(k) plan covering the Business Employees (and in each case, excluding defined benefits pension benefits, post- employment medical or health, equity-based or other long-term incentive compensation, deferred compensation, and transaction, retention or change-in-control benefits or enhancements); provided, that, Buyer shall indemnify and hold the Seller and each of its Affiliates harmless from and against any and all Damages relating to or arising out of any claims by Continuing Employees for any compensation, benefits, severance pay or other amounts by reason of any reduction in the employee benefits provided by the Group Company (or by Buyer or its Affiliates) to such Continuing Employee from and after the Closing; provided, further that the Buyer’s indemnity as set forth in the immediately preceding proviso shall, with respect to severance pay and termination benefits, be limited to the severance pay and termination benefits set forth in Schedule 6.04. Notwithstanding the foregoing, nothing contemplated by this Agreement shall be construed as requiring either Buyer, the Group Companies or their applicable Affiliate to continue the employment of any Continuing Employee for any period after the Closing Date; provided that any such employee terminated during the Benefits Continuation Period shall receive from Buyer, the Group Companies or their applicable Affiliate the severance benefits under any applicable agreement to which he or she is a party and as set forth in Section 6.04, as applicable. With respect to annual cash bonuses payable under any Group Company Plan which provides for short-term cash incentive bonuses, Buyer shall continue to maintain such plan and the previously established performance metrics thereunder for the remainder of the fiscal year in which the Closing occurs. Buyer will be responsible for the full year cash bonus payments to Continuing Employees for the fiscal year in which the Closing occurs. With respect to each Represented Employee, Buyer shall, and shall cause the Group Companies and its other Affiliates, as applicable, to continue to honor the Group Company Union Contracts, in each case as in effect at the Closing Date, in accordance with their terms (it being understood that this sentence shall not be construed to limit the ability of Buyer, any Group Company or any Affiliate thereof to amend or terminate any such Group Company Union Contract, to the extent permitted by the terms of the applicable Group Company Union Contract and applicable Law). For the avoidance of doubt, the terms and conditions of employment, including the compensation and benefits, of the Represented Employees following the Closing will be solely as provided in and pursuant to the relevant Collective Bargaining Agreements without regard to the Agreement (and, for such purposes and notwithstanding any other provisions of this Agreement to the contrary, the Represented Employees shall not be treated as Continuing Employees under this Agreement). Section 6.04 Severance Benefits. With respect to each Continuing Employee who incurs an Involuntary Termination during the Benefits Continuation Period, Buyer shall or shall cause its Affiliates to provide to such Continuing Employee severance benefits that are no less than the severance benefits set forth on Schedule 6.04. For purposes of this Section 6.04, (i) an “Involuntary Termination” means a termination of a Continuing Employee’s employment (x) by Buyer other than by reason of the Continuing Employee’s misconduct or (y) by such Continuing Employee with Good Reason; and (ii) “Good Reason” shall have the meaning set forth under the applicable individual written agreement for Continuing Employees with such agreements or, for Continuing Employees without an individual written agreement, “Good Reason” shall mean the Buyer’s failure to comply with the requirements set forth in Section 6.03 of the Agreement with 70 respect to such Continuing Employee and the applicable Continuing Employee’s resignation within sixty (60) days following such event of non-compliance. Any severance benefits under this Section 6.04 of the Agreement shall be provided only if the Continuing Employee executes and does not revoke a release and waiver of all claims in favor of Buyer, Seller, the Group Companies and their Affiliates. Section 6.05 Service Credit. With respect to each Continuing Employee, effective from and after the Closing, Buyer shall, and shall cause its Affiliates to, (a) recognize, for purposes of eligibility and vesting but not for purposes of benefit accrual (other than for calculation of levels of severance pay and paid time off) under all plans, programs and arrangements established or maintained by Buyer or its Affiliates in which the Continuing Employees participate after Closing, service with the Group Companies prior to the Closing to the extent such service was recognized under the corresponding Employee Plan covering such Continuing Employee (b) use commercially reasonable efforts to waive any pre-existing condition exclusion, actively-at-work requirement or waiting period under all employee health and other welfare benefit plans established or maintained by Buyer or its Affiliates for the benefit of the Continuing Employees, except to the extent such pre-existing condition, exclusion, requirement or waiting period would have applied to such individual under the corresponding Employee Plan or Group Company Plan covering such Continuing Employee during the relevant plan year and (c) use commercially reasonable efforts to provide full credit for any co-payments, deductibles or similar payments made or incurred by a Continuing Employee under a corresponding Employee Plan covering such Continuing Employee prior to the Closing for the plan year in which the Closing occurs. In addition, and without limiting the generality of the foregoing, Buyer shall use commercially reasonable efforts to provide that each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all employee benefit plans of Buyer and its Affiliates providing benefits to any Continuing Employees after the Closing Date (“New Plans”) to the extent coverage under such New Plan replaces an employee benefit plan in which such Continuing Employee participated immediately before the Closing Date (such plans, collectively, the “Old Plans”). Section 6.06 Benefit Plans. No later than the Closing Date, Buyer shall establish or cause to be established, at its own expense, all retirement, pension, employee welfare and employee benefit plans for Business Employees as are necessary to comply with its obligations pursuant to this Article VI (each, a “Buyer Plan”), as applicable. As of the Closing Date, Buyer or the Group Companies shall assume or retain all Liabilities and obligations under, in connection with or in respect of all of the Group Company Plans. Effective as of the Closing Date, each Business Employee shall cease to participate in any Retained Plan as an active employee. Section 6.07 Flexible Spending Account Plan. Buyer shall cause Buyer’s Section 125 plan flexible spending arrangement (“Buyer’s FSA Plan”) to accept a spin-off of the flexible spending reimbursement accounts of the Business Employees from the Section 125 plan flexible spending arrangement maintained by Seller (“Seller FSA Plan”) and to honor and continue through the end of the calendar year in which the Closing Date occurs the elections made by each Business Employee under the Seller FSA Plan in respect of the flexible spending reimbursement accounts that are in effect immediately prior to the Closing. Buyer shall credit or debit, as applicable, effective as of the Closing Date, the applicable account of each Business 71

Employee under Buyer’s FSA Plan with an amount equal to the balance of such Business Employee’s account under the Seller FSA Plan as of immediately prior to the Closing Date. As soon as practicable following the Closing Date, Seller shall cause to be transferred from the Seller FSA Plan to the Buyer’s FSA Plan the excess, if any, of the aggregate accumulated contributions to the flexible spending reimbursement accounts made prior to the Closing during the year in which the Closing Date occurs by Business Employees over the aggregate reimbursement payouts made prior to the Closing for such year from such accounts to the Business Employees. If the aggregate reimbursement payouts from the flexible spending reimbursement accounts made prior to the Closing during the year in which the Closing Date occurs made to Business Employees exceed the aggregate accumulated contributions to such accounts prior to the Closing for such year by the Business Employees, Buyer shall cause such excess to be transferred to Seller as soon as practicable following the Closing Date. From and after the Closing, Buyer shall assume and be solely responsible for all claims by Business Employees for flexible spending account plan benefits, whether incurred prior to, on or after the Closing Date, that have not been paid in full as of the Closing. Section 6.08 Notice of Separation of Service. Schedule 6.08 sets forth all Continuing Employees who participate in an Employee Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code. Buyer agrees to notify Seller promptly regarding any such individual listed on Schedule 6.08 of the Disclosure Schedules who incurs a “separation of service” from Buyer or its Affiliates within the meaning of Section 409A of the Code following the Closing. Section 6.09 Inactive Employees. Each Inactive Employee shall remain an employee of Seller or its Affiliates (other than the Group Companies) and if any Inactive Employee returns to active employment within 12 months of the Closing Date, immediately following the date on which such Inactive Employee returns to active employment, the Buyer shall, or shall cause its Affiliates to (i) provide an offer of employment to such Inactive Employee, such offer shall be to commence active employment with the Buyer or its Affiliates within five (5) days following such Inactive Employee’s return to active status (the date of such commencement of employment with Buyer or its Affiliates the “Inactive Employee Commencement Date”), and (ii) to assume any and all Liabilities of Seller or any of its Affiliates relating to any such Inactive Employee arising after the Inactive Employee Commencement Date (except, for the avoidance of doubt, any Liabilities under any Retained Plan). Section 6.10 Third-Party Rights. The provisions contained in this Agreement with respect to any Business Employee are included for the sole benefit of the Parties and shall not create any right in any other Person, including any Business Employee (or dependent or beneficiary of any of the foregoing). Nothing herein shall be deemed an amendment to or creation of any plan providing benefits to any Business Employee or shall be deemed to prohibit or restrict Buyer or any of its Subsidiaries from terminating the employment of any Business Employee following the Transfer Time; provided that any such employee terminated during the Benefits Continuation Period shall receive from Buyer the severance benefits set forth in Section 6.04. Section 6.11 Equity Awards. As of the Closing Date, Seller and its Affiliates shall take all actions necessary to cause all outstanding equity awards held by any Business Employee 72 granted pursuant to the Seller 2009 Long Term Incentive Plan (which is the only plan under which Business Employees hold such awards) and that are outstanding as of the date of this Agreement to remain outstanding and continue to vest, subject to the holder’s continued employment with the Buyer through the relevant vesting date; provided that, (i) with respect to awards subject to performance criteria, the awards shall vest or forfeit through the application of such performance, and (ii) Seller and its Affiliates may (but shall not be required to) cause any Business Employee who incurs an Involuntary Termination after the Closing to vest in such outstanding equity awards. Section 6.12 No Assumption of Any Other Liabilities with respect to Compensation or Employee Benefits. Except as otherwise expressly agreed upon in this Article VI, Seller and its Affiliates (other than the Group Companies, and not Buyer or its Affiliates) shall assume, retain, and be responsible for any Liabilities relating to, arising out of, or resulting from the Retained Plans. For the avoidance of doubt, the Incentive Agreements shall be treated as Group Company plans, payments thereunder on and after the Closing shall be made by the Group Companies at the times specified therein, and such payments shall be treated as Transaction Expenses under this Agreement. ARTICLE VII CONDITIONS TO CLOSING Section 7.01 Conditions to the Obligations of Buyer and Seller. The obligations of Buyer and Seller to consummate, or cause to be consummated, the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the Parties: (a) all waiting periods (and extensions thereof) under the HSR Act and any commitments by the Parties not to close before a certain date under any timing agreement that may be entered into with the United States Federal Trade Commission or the Antitrust Division of United States Department of Justice applicable to the transactions contemplated hereby shall have expired or been terminated; and (b) no Law enacted, entered into, promulgated, enforced or issued by any Governmental Authority shall be in effect restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement (each, a “Closing Legal Impediment”). Section 7.02 Conditions to the Obligations of Buyer. The obligations of Buyer to consummate, or cause to be consummated, the transactions contemplated by this Agreement are also subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by Buyer: (a) Seller shall have performed in all material respects all of its material obligations hereunder required to be performed by it at or prior to the Closing; (b) (i) the Fundamental Representations shall be true and correct in all material respects at and as of the Closing as if made at and as of the Closing (other than such representations and warranties that by their terms address matters only as of an earlier specified date, which shall be true and correct only as of such date, and provided that, upon the Entity 73

Conversion all representations and warranties referencing the corporate nature of the Company and its equity securities shall be deemed at Closing to refer to the Company as an Indiana limited liability company with respect to all matters related thereto) and (ii) the representations and warranties of Seller contained in Article III of this Agreement (other than the Fundamental Representations), without giving effect to materiality or Material Adverse Effect qualifications, shall be true and correct at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (other than such representations and warranties that by their terms address matters only as of an earlier specified date, which shall be true and correct only as of such date, and provided that, upon the Entity Conversion all representations and warranties referencing the corporate nature of the Company and its equity securities shall be deemed at Closing to refer to the Company as an Indiana limited liability company with respect to all matters related thereto), except where the failure of such representations and warranties described in this clause (ii) to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect; (c) since the date of this Agreement, there shall not have occurred a Material Adverse Effect; (d) Seller shall have taken such actions as are necessary to effectuate the conversion of the Company from a corporation to a limited liability company under the Laws of the State of Indiana, with such conversion effective prior to the Closing (the “Entity Conversion”), and shall adopt a limited liability company agreement, effective as of the Closing, in form and substance provided by Buyer and reasonably acceptable to Seller if Buyer delivers such limited liability company agreement no less than ten (10) Business Days prior to the Closing. (e) Seller shall have delivered to Buyer a certificate signed by an officer of Seller, dated as of the Closing Date, certifying that the conditions specified in Section 7.02(a), Section 7.02(b), and Section 7.02(c) have been fulfilled; and (f) receipt of all consents required in connection with the transactions contemplated by this Agreement pursuant to the contracts set forth on Schedule 7.02(f). Section 7.03 Conditions to the Obligations of Seller. The obligations of Seller to consummate, or cause to be consummated, the transactions contemplated by this Agreement are also subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by Seller: (a) Buyer shall have performed, in all material respects, all of its material obligations hereunder required to be performed by it at or prior to the Closing; (b) the representations and warranties of Buyer contained in Article IV of this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (other than such representations and warranties that by their terms address matters only as of an earlier specified date, which shall be true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to, individually or in the aggregate, adversely 74 affect Seller in any material respect or otherwise interfere with, prevent or delay the ability of Buyer to enter into and perform its obligations under the Transaction Documents to which it is a party or consummate the transactions contemplated thereby; and (c) Buyer shall have delivered to Seller a certificate signed by an officer of Buyer, dated as of the Closing Date, certifying that the conditions specified in Section 7.03(a) and Section 7.03(b) have been fulfilled. Section 7.04 Frustration of Conditions. Neither Buyer nor Seller may rely on the failure of any condition set forth in Section 7.02 or Section 7.03 to be satisfied if such failure was caused by the failure of Buyer, on the one hand, or Seller, on the other hand, respectively, to (a) use commercially reasonable efforts to consummate transactions contemplated hereby and (b) otherwise comply with their obligations under this Agreement. ARTICLE VIII INDEMNIFICATION Section 8.01 Survival. The representations and warranties of the Parties contained in this Agreement shall not survive the Closing. All of the covenants and agreements contained in this Agreement that are to be performed on or prior to the Closing shall survive for a period of six (6) months after the Closing Date and all of the covenants contained in this Agreement that by their nature are required to be performed after the Closing shall survive the Closing until fully performed or fulfilled, in each case, unless and only to the extent that non-compliance with such covenants or agreements is waived in writing by the Party entitled to such performance (the applicable date on which covenants or agreements expire pursuant to this sentence or the preceding sentence, each a “Survival Expiration Date”). Notwithstanding the preceding two sentences, any specific claim for the breach or inaccuracy of any covenant or agreement, in respect of which indemnity may be sought under this Agreement shall survive the applicable Survival Expiration Date, if notice of such claim shall have validly delivered to the Party against whom such indemnity may be sought prior to the applicable Survival Expiration Date in accordance with Section 8.03; provided that, no indemnification claim with respect to Tax matters (or notice of such claim) may be given by any Party unless a Taxing Authority has commenced a lawsuit, action or regulatory proceeding or issued a written notice of proposed adjustment, assessment or deficiency with respect to the matters addressed in such claim. The Parties acknowledge and agree that with respect to any claim that any Party may have against any other Party that is permitted pursuant to the terms of this Agreement, the Survival Expiration Dates set forth and agreed to in this Section 8.01 shall govern when any such claim may be brought and shall replace and supersede any statute of limitations that may otherwise be applicable. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement or any other Transaction Document shall limit the right of any Party with respect to any claims or remedies of a Party for Fraud. Section 8.02 Indemnification. (a) Subject to the provisions of this Article VIII, effective at and after the Closing, Seller shall indemnify and hold harmless Buyer and its Subsidiaries (including the Group Companies) and its and their respective indirect and indirect equityholders or any of their 75 respective Representatives (collectively, the “Buyer Indemnitees”) from and against any and all Damages incurred or suffered by any Buyer Indemnitee to the extent arising from or relating to: (i) any breach of any covenant or agreement to be performed by Seller pursuant to this Agreement; or (ii) without duplication, any Excluded Liabilities. (b) Subject to the provisions of this Article VIII, effective at and after the Closing, Buyer shall indemnify and hold harmless the Retained Companies and their respective stockholders or Representatives (collectively, the “Seller Indemnitees”) from and against any and all Damages incurred or suffered by any Seller Indemnitee to the extent arising from or relating to: (i) any breach of any covenant or agreement to be performed by Buyer pursuant to this Agreement; or (ii) without duplication, Liability of a Group Company other than any Excluded Liability. Section 8.03 Procedures. Claims for indemnification under this Agreement shall only be asserted and resolved as follows: (a) Any Buyer Indemnitee or Seller Indemnitee claiming indemnification under this Agreement (an “Indemnified Party”) with respect to any claim asserted against the Indemnified Party by a third party (“Third Party Claim”) in respect of any matter that is subject to indemnification under Section 8.02 shall (i) promptly (but no later than twenty (20) days after receiving notice of the Third Party Claim) notify the other Party (the “Indemnifying Party”) of the Third Party Claim and (ii) transmit to the Indemnifying Party a written notice (a “Claim Notice”) stating the nature, basis, the amount thereof (to the extent known or estimated, which amount shall not be conclusive of the final amount of such Third Party Claim), the method of computation thereof (to the extent known or estimated), any other remedy sought thereunder, any relevant time constraints relating thereto, and, to the extent practicable, any other material details pertaining thereto, along with copies of the relevant documents evidencing such Third Party Claim and the basis for indemnification sought. Failure to notify the Indemnifying Party in accordance with this Section 8.03(a) will not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party, except to the extent (1) the Indemnifying Party is prejudiced by the Indemnified Party’s failure to give such notice or (2) with respect to claims for indemnification pursuant to Section 8.02(a)(i) or Section 8.02(b)(i) the Indemnified Party fails to notify the Indemnifying Party of such Third Party Claim in accordance with this Section 8.03(a) prior to the applicable Survival Expiration Date. The Parties will act in good faith in responding to, defending against, settling or otherwise dealing with Third Party Claims. (b) An Indemnifying Party may elect at any time to assume and thereafter conduct the defense of any Third Party Claim with counsel of the Indemnifying Party’s choice and to settle or compromise any such Third Party Claim, and each Indemnified Party shall reasonably cooperate with the conduct of such defense by the Indemnifying Party with respect thereto; provided, however, that the Indemnifying Party will not approve of the entry of any 76 judgment or enter into any settlement or compromise with respect to such Third Party Claim without the Indemnified Party’s prior written approval (not to be unreasonably withheld, conditioned or delayed), unless the terms of such settlement (i) provide for a complete and unconditional release of the claims that are the subject of such Third Party Claim in favor of the Indemnified Party and (ii) do not involve (x) a finding or admission of any violation of Law by the Indemnified Parties (or any Affiliate thereof) or (y) injunctive or equitable relief or remedies that are not money damages against the Indemnified Parties (or any Affiliate thereof). If the Indemnified Party gives an Indemnifying Party notice of a Third Party Claim and the Indemnifying Party does not, within thirty (30) days after such notice is given, (i) give notice to the Indemnified Party of its election to assume the defense of the Third Party Claim and (ii) thereafter promptly assume and reasonably pursue such defense, then the Indemnified Party may conduct the defense of such Third Party Claim; provided, however, that (A) the Indemnified Party will not agree to the entry of any judgment or enter into any settlement or compromise with respect to such Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed) and (B) if at any time the Indemnifying Party acknowledges in writing that such Third Party Claim is a Damage subject to this Article VIII, the Indemnifying Party may thereafter assume the defense of such Third Party Claim. (c) If any Indemnified Party becomes aware of any circumstances that may give rise to a claim for indemnification pursuant to Section 8.02 for any matter not involving a Third Party Claim, then such Indemnified Party shall promptly (i) notify the Indemnifying Party and (ii) deliver to the Indemnifying Party a written notice describing in reasonable detail the nature of the claim, describing in reasonable detail the basis of the Indemnified Party’s request for indemnification under this Agreement and including the Indemnified Party’s best estimate of the amount of Damages (if calculable) reasonably expected to arise or that may arise from such claim. Failure to notify the Indemnifying Party in accordance with this Section 8.03(c) will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party, except to the extent (A) the Indemnifying Party is prejudiced by the Indemnified Party’s failure to give such notice or (B) with respect to claims for indemnification pursuant to Section 8.02(a)(i) or Section 8.02(b)(i) the Indemnified Party fails to notify the Indemnifying Party of such claim in accordance with this Section 8.03(c) prior to the applicable Survival Expiration Date. (d) At the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its Representatives all reasonable access to the books, records, employees and properties of such Indemnified Party to the extent reasonably related to the matters to which the applicable indemnification claim relates. All such access shall be granted during normal business hours and shall be granted under the conditions which shall not unreasonably interfere with the business and operations of such Indemnified Party. Section 8.04 Calculation of Damages. Notwithstanding anything to the contrary herein: (a) no Buyer Indemnitee shall be entitled to indemnification to the extent a Liability or reserve relating to the matter giving rise to such indemnification has been included in the final determination of Closing Date Net Working Capital or Closing Date Indebtedness; 77

(b) no Buyer Indemnitee shall be entitled to indemnification for Damages with respect to (i) Taxes that arise from any breach of a covenant or agreement made or to be performed by Buyer or its Subsidiaries (including, from and after the Closing, the Group Companies) pursuant to this Agreement, (ii) Taxes that arise from any action taken by Buyer or its Subsidiaries (including, from and after the Closing, the Group Companies) on the Closing Date following the Closing, (iii) the amount of any net operating loss, Tax basis, Tax credit or other Tax attribute (or the loss, unavailability or reduction thereof) or (iv) any Transfer Taxes. Seller shall not be liable to any Buyer Indemnitees for any adjustment or reassessment which would correspond to a mere change in the time when Taxes should have been paid or such Taxes can effectively be deducted or recovered by the relevant Person, other than with respect to any interest, additions or penalties for late payment otherwise indemnifiable under this Agreement; (c) each Indemnified Party shall use its commercially reasonable efforts to (i) mitigate and (ii) seek recovery and/or reimbursement under applicable insurance policies and Contracts for any Damages for which it is entitled to indemnification pursuant to this Article VIII; (d) the amount of any Damages for which an Indemnified Party claims indemnification under this Agreement shall be reduced by (i) insurance proceeds actually received with respect to such Damages, net of any applicable deductibles and (ii) all other amounts actually recovered from a third party pursuant to indemnification or otherwise in respect of such Damages, in each case, net of out-of-pocket costs and expenses reasonably incurred by such Indemnified Party; provided, that if an Indemnified Party recovers an amount from a third party in respect of Damages that are the subject of indemnification hereunder after all or a portion of such Damages have been paid by an Indemnifying Party pursuant to this Article VIII, then the Indemnified Party shall promptly remit to the Indemnifying Party the excess (if any) of (A) (1) the amount paid by the Indemnifying Party in respect of such Damages plus (2) the amount received by the Indemnified Party in respect thereof (net of out-of-pocket costs and expenses reasonably incurred in obtaining such recovery) over (B) the full amount of the Damages; (e) in the event an Indemnified Party shall recover Damages in respect of a claim of indemnification under this Article VIII, no other Indemnified Party shall be entitled to recover the same Damages in respect of a claim for indemnification; (f) no Buyer Indemnitee shall be entitled to indemnification under this Article VIII for any Damages to the extent that the Damages arose from or were exacerbated by any action taken directly or indirectly by any Buyer Indemnitee following the Closing; provided that, the actions of any of the Retained Companies shall not affect the Buyer Indemnitee’s indemnification rights. No Seller Indemnitee shall be entitled to indemnification under this Article VIII for any Damages to the extent that the Damages arose from or were exacerbated by any action taken directly or indirectly by any Seller Indemnitee; and (g) notwithstanding anything to the contrary herein (i) unless either (x) actually awarded and paid on account of a Third Party Claim or (y) the applicable Damages (1) do not arise from any special circumstances of the Indemnified Party suffering such damages and (2) are the natural, probable and reasonably foreseeable result of the event giving rise to the 78 indemnity claim (in each case in this clause (y) as and to the extent required for damage recovery under the applicable Law of this Agreement), no Party shall be liable for (A) special, punitive or exemplary incidental, consequential or indirect damages, (B) lost profits or lost business, loss of enterprise value, diminution in value, damage to reputation or loss of goodwill or (C) damages calculated based on a multiple of profits, revenue or any other financial metric and (ii) in no event shall Buyer’s or Seller’s aggregate Liability arising out of or relating to Section 8.02(a)(i) or Section 8.02(b)(i), respectively, exceed the amount of the Purchase Price. (h) No Debt Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature. Section 8.05 Assignment of Claims. If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages pursuant to Section 8.02 and the Indemnified Party could have recovered all or a part of such Damages from a third party, other than the insurer including under the R&W Insurance Policy (a “Potential Contributor”), based on the underlying claim asserted against the Indemnified Party, the Indemnified Party shall, to the extent permitted by Law, assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment. Section 8.06 Indemnification Sole and Exclusive Remedy. Except with respect to (a) Fraud, (b) claims for injunctive, specific performance or other similar equitable remedies pursuant to Section 10.13 and (c) claims under the R&W Insurance Policy, following the Closing, indemnification pursuant to this Article VIII will be the sole and exclusive remedy of the Parties and any Person claiming by or through any party (including the Indemnified Parties) related to or arising from any breach of any representation, warranty, covenant or agreement contained in, or otherwise pursuant to, this Agreement and neither Buyer nor Seller will have any other rights or remedies in connection with any breach of this Agreement or any other liability arising out of the negotiation, entry into or consummation of the transactions contemplated by this Agreement, whether based on contract, tort, strict liability, other Laws or otherwise. All representations and warranties set forth in this Agreement are contractual in nature only and subject to the sole and exclusive remedies set forth in this Article VIII. Nothing in this Section 8.06 shall limit a party’s right to bring a claim for Fraud. Furthermore, Buyer and Seller acknowledge and agree that, except in the case of Fraud solely in respect of any representation or warranty expressly given in this Agreement: (a) the Parties have voluntarily agreed to define their rights, liabilities and obligations respecting the transactions contemplated hereby exclusively in contract pursuant to the express terms and provisions of this Agreement and hereby waive any statutory and common law remedies, with respect to matters relating to the transactions contemplated by this Agreement; (b) the sole and exclusive remedies for any breach of the terms and provisions of this Agreement (including any representations and warranties set forth herein, made in connection herewith or as an inducement to enter into this Agreement) or any Action otherwise arising out of or related to the transactions contemplated by this Agreement shall be those 79 remedies available at law or in equity for breach of contract only (as such contractual remedies have been further limited or excluded pursuant to the express terms of this Agreement); (c) the provisions of and the limited remedies provided in this Article VIII were specifically bargained for between the Parties and were taken into account by the Parties in arriving at the Purchase Price; (d) after the Closing, no Party or its Affiliates may seek the rescission of the transactions contemplated by this Agreement; and (e) the Parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations, and the Parties specifically acknowledge that no Party has any special relationship with another Party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction. For the avoidance of doubt, any adjustments made to the Purchase Price pursuant to Section 2.04 shall not be considered “remedies” for purposes of this Section 8.06 and shall not be limited by the terms of this Section 8.06. ARTICLE IX TERMINATION Section 9.01 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing: (a) by mutual written agreement of Seller and Buyer; (b) by written notice from either Party to the other Party, if any Governmental Authority of competent jurisdiction has issued a final, non-appealable order, judgment, decree, ruling or injunction (other than a temporary restraining order) or taken any other Action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; provided that, this right of termination shall not be available to any Party whose failure to comply with its obligations under this Agreement has been the primary cause of, or has primarily resulted in, such order, decree, ruling, injunction or other Action; (c) by written notice from Buyer to Seller, if there is a material breach of any representation or warranty set forth in Article III hereof or any covenant or agreement to be complied with or performed by Seller pursuant to the terms of this Agreement, in each case, that would cause the failure of a condition set forth in Section 7.02 to be satisfied at the Closing; provided that, in each case under this clause (c), Buyer may not terminate this Agreement unless (i) Buyer has given written notice of such material breach to Seller and Seller has not cured such material breach by the earlier of thirty (30) days after receipt of such notice and the Outside Date or (ii) such breach is not capable of being cured; provided, further, that Buyer is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; 80

(d) by written notice from Seller to Buyer, if there is a material breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement, in each case, that would cause the failure of a condition set forth in Section 7.03 to be satisfied at the Closing; provided that, in each case under this clause (d), Seller may not terminate this Agreement unless (i) Seller has given written notice of such material breach to Buyer and Buyer has not cured such material breach by the earlier of thirty (30) days after receipt of such notice and the Outside Date or (ii) such breach is not capable of being cured; provided, further, that Seller are not in material breach of any of their representations, warranties, covenants or agreements contained in this Agreement; (e) by written notice from either Buyer to Seller or Seller to Buyer, if any of the conditions set forth in Sections 7.01, 7.02 and 7.03 of this Agreement, as applicable, have not been satisfied or waived on or before June 3, 2020 (the “Outside Date”); provided, that this right of termination shall not be available to any Party whose failure to comply with its obligations under this Agreement has been the primary cause of, or has primarily resulted in, the failure of the conditions provided in Sections 7.01, 7.02 and 7.03, as applicable, to be satisfied before such date; or (f) by written notice from Seller to Buyer, if (i) the Marketing Period has ended, (ii) all of the conditions set forth in Section 7.01 and Section 7.02 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived, (iii) Seller has confirmed in writing that (A) all of the conditions set forth in Section 7.03 have been satisfied, or, to the extent permitted by applicable Law, waived by Seller, other than conditions with respect to actions the Parties are required to take at the Closing itself as provided in this Agreement (provided such conditions would or could be so satisfied) and (B) Seller is prepared to consummate the Closing and (iv) Buyer fails to consummate the Closing within two (2) Business Days following the date the Closing should have occurred pursuant to Section 2.03(a). Section 9.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and have no effect, without any Liability on the part of any Party or its Affiliates, Representatives or stockholders, other than Liability of Seller for any intentional and willful breach of this Agreement occurring prior to such termination and, in the case of Buyer, as provided in Section 9.03. Notwithstanding the prior sentence, the provisions of Section 5.15, this Section 9.02, Section 9.03 and Article X and the Confidentiality Agreement shall survive any termination of this Agreement. Section 9.03 Termination Fee. (a) In the event that Seller terminates this Agreement pursuant to (i) Section 9.01(d) or Section 9.01(f) or (ii) Section 9.01(e), and at the time of, or prior to, such termination Seller would have been entitled to terminate this Agreement pursuant to Section 9.01(d) or Section 9.01(f), Buyer shall promptly and in any event within two (2) Business Days of such termination, pay Seller a non-refundable termination fee, without offset or reduction of any kind, in an amount of $51,000,000 (the “Termination Fee”). Any Termination Fee payable pursuant to 81 this Section 9.03(a) shall be paid by wire transfer of immediately available funds to one or more accounts specified by Seller in writing to Buyer. (b) Notwithstanding anything to the contrary in this Agreement, but subject to Section 10.13, in the event that Buyer breaches this Agreement (whether willfully, intentionally, unintentionally or otherwise) or fails to perform hereunder (whether willfully, intentionally, unintentionally or otherwise), then the sole and exclusive remedy (whether at Law, in equity, in contract, in tort or otherwise) against Buyer, the Debt Financing Sources or any of their respective former, current or future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, affiliated (or commonly advised) funds, members, managers, general or limited partners, attorneys, advisors or other Representatives, or any of their respective successors and assigns (the “Buyer Related Parties”) for any breach (whether willfully, intentionally, unintentionally or otherwise), loss, damage or failure to perform (whether willfully, intentionally, unintentionally or otherwise) under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith shall be for Seller to terminate this Agreement as provided herein and receive payment of (i) the Termination Fee in accordance with Section 9.03(a), and, if applicable (ii) any amounts payable under Section 5.22(b), and upon payment of such amounts (x) none of the Buyer Related Parties shall have any further liability or obligation relating to or arising out of this Agreement (whether in equity or at Law, in contract, in tort or otherwise, and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party or another Person or otherwise) and (ii) none of Seller, Seller Parent, the Company and any of their respective Affiliates shall be entitled to bring, and in no event support, facilitate or encourage, the bringing of any litigation (under any legal theory, whether sounding in Law or in equity (in each case whether for breach of contract, in tort or otherwise)) against any Buyer Related Parties with respect to, arising out of, or in connection with, the failure of the Closing to occur or for a breach or failure to perform hereunder, under the Debt Commitment Letter or otherwise (in any case, whether willfully, intentionally, unintentionally or otherwise), and the Seller, Seller Parent, the Company and any of their respective Affiliates, as the case may be, shall cause any such litigation pending as of any termination of this Agreement to be dismissed with prejudice as promptly as practicable after such termination; provided, however, that if Buyer fails to pay the Termination Fee when due, if, in order to obtain such payment, Seller commences an Action that results in a judgment against Buyer, Buyer shall reimburse Seller for its reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such Action. Notwithstanding anything to the contrary in this Agreement, if the Termination Fee and, if applicable, any amounts payable under Section 5.22(b) are paid to the Seller, under no circumstances will any of the Seller, Seller Parent, the Company and any of their respective Affiliates be entitled to monetary damages or monetary remedies for any claims, damages or other losses suffered as a result of the failure of the transactions contemplated by this Agreement or in the Debt Commitment Letter to be consummated or for a breach or failure to perform hereunder or thereunder or for any representation made or alleged to have been made in connection herewith or therewith, in excess of the amount of the Termination Fee and, if applicable, any amounts payable under Section 5.22(b). Under no circumstances shall the collective monetary damages payable by Buyer and the other Buyer Related Parties under this Agreement for non-compliance with or breaches (in each case, whether knowingly, willfully, 82 intentionally or unintentionally or otherwise, and including any fraud) under this Agreement exceed an aggregate amount equal to the Termination Fee and any amounts payable under Section 5.22(b). Seller and Buyer acknowledge and agree that the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Seller in the circumstances in which the Termination Fee is payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be uncertain and incapable of accurate determination. The Parties acknowledge and agree that in no event shall Buyer be required to pay the Termination Fee on more than one occasion. (c) Buyer and Seller acknowledge and agree that the agreements contained in Section 9.02 and Section 9.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither Buyer nor Seller would enter into this Agreement. ARTICLE X MISCELLANEOUS Section 10.01 Notices. All notices and other communications between the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered by FedEx or other nationally recognized overnight delivery service; or (c) when delivered by facsimile or email (in each case in this clause (c), solely if receipt is confirmed), addressed as follows: if to Buyer, to: PowerTeam Services LLC 3100 Interstate North Cir. SE Suite # 150 Atlanta, Georgia 30339 Attention: Tom Newell Email: tnewell@powerteamservices.com and a copy (which shall not constitute notice) to: Clayton Dubilier & Rice LLC 375 Park Avenue, 18th Floor New York, NY 10152 Attention: Andrew Campelli Email: ACampelli@cdr-inc.com with a copy (which shall not constitute notice) to: Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Attention: Kevin M. Schmidt Email: kmschmidt@debevoise.com 83 if to Seller, to: CenterPoint Energy 1111 Louisiana Street Houston, TX 77002 Attention: Jason M. Ryan Email: jason.ryan@centerpointenergy.com and a copy (which shall not constitute notice) to: CenterPoint Energy 1111 Louisiana Street Houston, TX 77002 Attention: Monica Karuturi Email: monica.karuturi@centerpointenergy.com with a copy (which shall not constitute notice) to: Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, TX 77002 Attention: Ryan J. Maierson Nick S. Dhesi Facsimile No.: (713) 546-5401 Email: Ryan.Maierson@lw.com Nick.Dhesi@lw.com or to such other address or addresses as a Party may from time to time designate in writing. Section 10.02 Waiver. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party sought to be charged with such waiver and complies with the consent rights of the Debt Financing Sources pursuant to Section 10.10. Section 10.03 Expenses. Except as otherwise provided in this Agreement, each Party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants; provided, however, that the fees and expenses of the Auditor, if any, shall be paid in accordance with Section 2.04; provided, further, that Buyer shall (a) bear all Transfer Taxes payable as a result of the consummation of the transactions contemplated hereby and (b) Buyer shall be responsible for all filing and similar fees in connection with any filings or submissions under the HSR Act. 84

Section 10.04 Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Party; provided, however, that, without obtaining the written consent of Seller, Buyer may assign some or all of its rights (but not its obligations) hereunder (including its rights to acquire the Purchased Interests) to one or more of its direct or indirect wholly owned Subsidiaries as of the Closing; provided, further, that (i) no such assignment shall relieve Buyer of its Liabilities hereunder and (ii) Buyer shall not be entitled to assign rights hereunder to the extent such assignment could result in any Tax or other expense for any Seller Indemnitee. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Section 10.05 Governing Law. This Agreement, and all issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto, and all claims and disputes arising hereunder or in connection herewith, whether purporting to sound in contract or tort, or at law or in equity, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, including its statutes of limitation, without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Section 10.06 Jurisdiction; Waiver of Jury Trial. (a) The Parties hereby agree and consent to be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court declines jurisdiction, first to any federal court, or second, to any state court, each located in Wilmington, Delaware, and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such suit, action or other proceeding. In furtherance of the foregoing, each of the parties hereto (a) waives the defense of inconvenient forum, (b) agrees not to commence any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby other than in any such court and (c) agrees that a final judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by Law. Notwithstanding anything in this Agreement to the contrary, each Seller Related Party and each of the other parties hereto (a) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or the transactions contemplated thereby, in any forum other than exclusively in the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), (b) submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (c) agrees that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 10.01 shall be effective service of process against it for any such action brought in any such court, (d) waives and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such 85 court, (e) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and (f) agrees that such action shall be governed by the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. (b) EACH SELLER RELATED PARTY AND EACH OTHER PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING TO THE DEBT FINANCING OR THE COMMITMENT LETTERS, INCLUDING IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY DEBT FINANCING SOURCE). EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND EACH OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.06(b). Section 10.07 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Section 10.08 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the entities expressly named as parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (a) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and other Representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 10.14, (b) Prior Business Counsel, Indemnified Parties and the Designated Persons shall be intended third party beneficiaries of, and may enforce, Section 10.15 and (c) that the Debt Financing Sources shall be express third party beneficiaries of, and shall be entitled to rely upon, Section 9.02, Section 9.03, Section 10.02, Section 10.05, Section 10.06(a), Section 10.06(b), this Section 10.08, Section 10.10 and Section 10.16, and each Lender may enforce such provisions. Section 10.09 Entire Agreement. The Transaction Documents and the Confidentiality Agreement constitute the entire agreement between the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by any of the Parties or any of their respective Affiliates or Representatives relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings or agreements, oral or otherwise, relating to the transactions 86 contemplated by the Transaction Documents exist between the Parties except, in each case, as expressly set forth in the Transaction Documents and the Confidentiality Agreement. Section 10.10 Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner (but not necessarily by the same individuals) as this Agreement and which makes reference to this Agreement; provided that, to the extent any amendment, modification, supplement or waiver to Section 9.02, Section 9.03, Section 10.02, Section 10.05, Section 10.06(a), Section 10.06(b), Section 10.08, Section 10.10 or Section 10.16 (and with respect to any of the foregoing sections, any of the defined terms used therein) is sought which is adverse to the rights of any of the Debt Financing Sources, the prior written consent of the affected Debt Financing Source shall be required before such amendment or waiver is rendered effective. Section 10.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties. Section 10.12 Disclosure Schedules. The Parties acknowledge and agree that (a) the inclusion of any item, information or other matter in the Disclosure Schedules that is not required by this Agreement to be so included is solely for the convenience of Buyer, (b) the disclosure by Seller of any item, information or other matter in the Disclosure Schedules shall not be deemed to constitute an acknowledgement by Seller that such item, information or other matter is required to be disclosed by the terms of this Agreement or that such item, information or other matter is material, (c) if any section of the Disclosure Schedules lists an item or information in such a way as to make its relevance to the disclosure required by or provided in another section of the Disclosure Schedules or the statements contained in any Section of Article III reasonably apparent on the face of such disclosure, such item or information shall be deemed to have been disclosed in or with respect to such other section, notwithstanding the omission of an appropriate cross-reference to such other section or the omission of a reference in the particular representation and warranty to such section of the Disclosure Schedules, (d) except as provided in clause (c) above, headings have been inserted in the Disclosure Schedules for convenience of reference only, (e) the Disclosure Schedules are qualified in their entirety by reference to specific provisions of this Agreement and (f) the Disclosure Schedules and the information and statements contained therein are not intended to broaden or constitute, and shall not be construed as broadening or constituting, representations, warranties or covenants of Seller except as and to the extent provided in this Agreement. Section 10.13 Enforcement. (a) The Parties agree that irreparable damage would occur, and that the Parties would not have an adequate remedy at Law, in the event that any of the provisions of this 87

Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, except as otherwise provided in this Section 10.13, the Parties shall be entitled to an injunction or injunctions to prevent breaches or anticipated breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any Party is entitled at Law or in equity. Each Party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. To the extent any Party brings an action, suit or proceeding to enforce specifically the performance of the terms and provisions of this Agreement (other than an action to enforce specifically any provision that expressly survives termination of this Agreement), the Outside Date shall automatically be extended to (i) the twentieth (20th) Business Day following the resolution of such action, suit or proceeding or (ii) such other time period established by the court presiding over such action, suit or proceeding. (b) Until such time as Buyer pays and Seller accepts the Termination Fee, the remedies available to Seller pursuant to this Section 10.13 shall be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit Seller from, in the alternative, seeking to terminate this Agreement and collect the Termination Fee under Section 9.03. For the avoidance of doubt, although Seller may pursue both a grant of specific performance to the extent permitted by this Section 10.13 and the payment of the Termination Fee, under no circumstances shall Seller be permitted or entitled to receive both a grant of specific performance to require Buyer to consummate the Closing and payment of the Termination Fee. (c) In furtherance of the foregoing, the Parties hereby further acknowledge and agree that prior to the Closing, Seller shall be entitled to specific performance (i) to enforce specifically the terms and provisions of, and to prevent or cure breaches of, this Agreement (including Section 5.22) by Buyer, (ii) to enforce the terms of the Equity Commitment Letter against Buyer, subject to the terms and conditions set forth therein, to cause Buyer to draw down the full proceeds of the Equity Financing and to cause Buyer to consummate the transactions contemplated hereby, including to effect the Closing in accordance with the terms and subject to the conditions in this Agreement, if, solely in the case of this clause (ii), (A) all conditions in Section 7.01 and Section 7.02 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived, (B) Buyer fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.03, (C) the Debt Financing (or, if applicable, the Alternative Financing) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing and (D) Seller has irrevocably confirmed in writing that if specific performance is granted and the Equity Financing and Debt Financing (or, if applicable, the Alternative Financing) are funded, then the Closing will occur and (iii) to enforce the terms of the Debt Commitment Letter against Buyer, subject to the terms and conditions set forth therein, to cause Buyer to draw down the full proceeds of the Debt Financing and to cause Buyer to consummate the transactions contemplated hereby, including to effect the Closing in accordance with the terms and subject to the conditions in this Agreement, if, solely in the case of this clause (ii), (A) all conditions in Section 7.01 and Section 7.02 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived, (B) Buyer 88 fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.03, (C) the Equity Financing has been funded or will be funded at the Closing if the Debt Financing is funded at the Closing and (D) Seller has irrevocably confirmed in writing that if specific performance is granted and the Equity Financing and Debt Financing (or, if applicable, the Alternative Financing) are funded, then the Closing will occur. Section 10.14 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as Parties (together with any assignee of Buyer pursuant to Section 10.04) and the Equity Financing Source (subject to the terms and conditions of the Equity Commitment Letter) and then only with respect to the specific obligations set forth herein with respect to such named Party. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or other Representative of any Party, or Affiliate of any of the foregoing (excluding Seller and Buyer and, as expressly set forth in the Equity Commitment Letter, the Equity Financing Source), shall have any Liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or Liabilities of Seller or Buyer under this Agreement (whether for indemnification or otherwise) or of or for any claim based on, arising out of or related to this Agreement. Section 10.15 Privileged Matters; Conflicts of Interest. (a) The Parties agree that their respective rights and obligations to maintain, preserve, assert or waive any attorney-client and work product privileges belonging to the other Parties with respect to the Business and the Retained Businesses (collectively, “Privileges”) shall be governed by the provisions of this Section 10.15(a). With respect to matters relating to the Retained Businesses, and with respect to all Business Records, documents, communications or other information (collectively, “Information”) of any of the Retained Companies prepared in connection with this Agreement or the transactions contemplated hereby, Seller shall have sole authority to determine whether to assert or waive any Privileges, including the right to assert any Privilege against Buyer and its Subsidiaries. Buyer shall not, and shall cause its Subsidiaries (including, after the Closing, the Group Companies) not to, take any action without the prior written consent of Seller that would reasonably be expected to result in any waiver of any such Privileges of Seller. After the Closing, Buyer shall have sole authority to determine whether to assert or waive any Privileges with respect to matters relating to the Business (except for Information prepared in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby). However, Buyer may not assert any such Privileges of Buyer related to pre-Closing advice or communications relating to the Business against the Retained Companies. Seller shall not, and shall cause its Subsidiaries not to, take any action after the Closing without the prior written consent of Buyer that would reasonably be expected to result in any waiver of any such Privileges of Buyer. The rights and obligations created by this Section 10.15 shall apply to all Information as to which the Retained Companies or the Group Companies would be entitled to assert or has asserted a Privilege without regard to the effect, if any, of the transactions contemplated hereby (the “Privileged Information”). Upon receipt by the Retained Companies, or Buyer or its Subsidiaries (including, after the Closing, the Group Companies), as the case may be, of any subpoena, discovery or other request from any 89 third party that actually calls, or would reasonably be expected to call, for the production or disclosure of Privileged Information of the other or if the Retained Companies or Buyer or its Subsidiaries (including, after the Closing, the Group Companies), as the case may be, obtains knowledge that any current or former employee of the Retained Companies or the Group Companies has received any subpoena, discovery or other request from any third party that actually calls, or would reasonably be expected to call, for the production or disclosure of Privileged Information of the other Party, such Party shall, to the extent legally permitted, promptly notify the other of the existence of the request and shall provide the other a reasonable opportunity to review the Information and to assert any rights it may have under this Section 10.15 or otherwise to prevent the production or disclosure of Privileged Information. Seller’s transfer of any Business Records or other Information to Buyer in accordance with this Agreement and Seller’s agreement to permit Buyer to obtain Information existing prior to the Closing are made in reliance on the Parties’ respective agreements, as set forth in Section 5.14 and this Section 10.15, to maintain the confidentiality of such Information and to take the steps provided herein for the preservation of all Privileges that may belong to or be asserted by Seller or Buyer, as the case may be. The access to Business Records and other Information being granted pursuant to Sections 5.02, 5.11(i), 5.13 and 8.03, the agreement to provide witnesses and individuals pursuant to Section 5.11(i) and the disclosure to Buyer and Seller of Privileged Information relating to the Business or the Retained Businesses pursuant to this Agreement in connection with the transactions contemplated hereby shall not be asserted by Seller or Buyer to constitute, or otherwise be deemed, a waiver of any Privilege that has been or may be asserted under this Section 10.15 or otherwise. (b) Conflicts of Interest. Buyer hereby waives and agrees not to assert, and after the Closing, Buyer shall cause the Group Companies to waive and not assert, any conflict of interest arising out of or relating to the representation, after the Closing, of any of the Retained Companies or other Affiliates, or any of their respective officers, employees or directors (any such person, a “Designated Person”) in any matter involving this Agreement or any of the other Transaction Documents or transactions contemplated hereby or thereby, by Latham & Watkins LLP or Akin Gump Strauss Hauer & Feld LLP (“Prior Business Counsel”) currently representing any Designated Person in connection with this Agreement or any of the other Transaction Documents or transactions contemplated hereby or thereby. Without limiting the foregoing, Buyer and Seller agree that, following the Closing, Prior Business Counsel may serve as counsel to any Designated Person in connection with any matters related to this Agreement and the transactions contemplated hereby, including any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding any representation by Prior Business Counsel prior to the Closing, and Buyer (on behalf of itself and its Subsidiaries (including, after the Closing, the Group Companies)) hereby agrees that, in the event that a dispute arises after the Closing between Buyer or any of its Subsidiaries (including, after the Closing, the Group Companies), on the one hand, and any Designated Person, on the other hand, Prior Business Counsel may represent one or more Designated Persons in such dispute even though the interests of such Person(s) may be directly adverse to Buyer or its Subsidiaries (including, after the Closing, the Group Companies) and even though Prior Business Counsel may have represented such Group Company in a matter substantially related to such dispute. 90

Section 10.16 Exculpation of Financing Sources. The Seller Related Parties shall not have any rights or claims against any Debt Financing Source in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise; provided that, notwithstanding the foregoing, nothing in this Section 10.16 shall in any way limit or modify the rights and obligations of Buyer under this Agreement or any Debt Financing Source’s obligations to Buyer under the Debt Commitment Letter. Section 10.17 Vectren Guarantee. (a) From and after the Closing, Vectren absolutely, irrevocably and unconditionally guarantees to Buyer the due, punctual, full and complete payment and performance of Seller’s obligations under this Agreement (including any payment due from Seller pursuant to Section 2.04(e), Section 2.05 or Article VIII), if and when due, in each case subject to the limitations set forth in this Agreement (the “Guaranteed Obligations”). (b) Vectren irrevocably waives any notice in respect of the Guarantee not provided for in this Agreement and irrevocably waives acceptance, presentment, demand, protest, reliance and acceptance. The Guaranteed Obligations will conclusively be deemed to have been created, contracted or incurred in reliance upon this Section 10.17. If Buyer pursues its rights and remedies hereunder against Vectren, Buyer shall be under no obligation to first pursue any rights or remedies it may have against Seller for the Guaranteed Obligations, and any failure by Seller to pursue such other rights or remedies or to collect any payments from Seller shall not relieve Vectren of any liability hereunder or impair or affect any other rights and remedies of Buyer. (c) If Vectren or any of its successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, Vectren shall use its commercially reasonable efforts to provide that the successors and assigns of Vectren will assume the obligations set forth in this Section 10.17. Vectren may not exercise any rights of subrogation or contribution, whether arising by contract or operation of law or otherwise, by reason of any payment by it in respect of this Section 10.17. that are not expressly provided to Seller hereunder. (d) Vectren has the requisite power and authority to execute and deliver this Agreement and to perform its obligation hereunder to pay, when and if due, the Guaranteed Obligations. The execution, and delivery of this Agreement, and the performance by Vectren of its obligation to pay, when and if due, the Guaranteed Obligations, have been duly authorized by all necessary action on the part of Vectren. This Agreement has been duly executed and delivered by the Vectren and, assuming the due authorization, execution and delivery hereof by each other party hereto, constitutes a legal, valid and binding obligation of Vectren, enforceable against Vectren in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and to general principles of equity. 91

[Signature page follows.] 92

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized directors or officers as of the day and year first above written. VECTREN UTILITY SERVICES, INC By: /s/ Joe Vortherms Name: Joe Vortherms Title: President and Sole Director POWERTEAM SERVICES, LLC By: /s/ W. Thomas Newell Name: W. Thomas Newell Title: Chief Legal Officer VECTREN CORPORATION, solely for the purposes of Section 10.17, By: /s/ Xia Liu Name: Xia Liu Title: Vice President * Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. [Signature Page to Securities Purchase Agreement]